UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Minerals Technologies Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT
NOTICE OF ANNUAL MEETING
Wednesday, May 15, 2024
The 2024 Annual Meeting of Shareholders
of Minerals Technologies Inc. will be held virtually:
www.virtualshareholdermeeting.com/MTX2024

MINERALS TECHNOLOGIES INC.
622 THIRD AVENUE, 38th FLOOR
NEW YORK, NEW YORK 10017-6707
Dear Fellow Shareholder:
You are cordially invited to attend the 2024 Annual Meeting of Shareholders of Minerals Technologies Inc. (the “Company,” “MTI,” “we,” or “us”), which will be held on Wednesday, May 15, 2024, at 9:00 a.m., Eastern Time. Once again this year, the Annual Meeting will be held in a virtual meeting format via live webcast.
You can attend the meeting via the Internet at www.virtualshareholdermeeting.com/MTX2024. Specific instructions for accessing the meeting are provided in the section of this Proxy Statement entitled “Questions and Answers About the Proxy Materials and the Annual Meeting”.
At this year’s meeting, you will be asked to consider and to vote upon the election of three directors. Your Board of Directors unanimously recommends that you vote FOR the nominees.
You will also be asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2024 fiscal year. The Board continues to be satisfied with the services KPMG LLP has rendered to the Company and unanimously recommends that you vote FOR this proposal.
You will also be asked to approve, on an advisory basis, the 2023 compensation of our named executive officers as described in this Proxy Statement. Your Board of Directors unanimously recommends that you vote FOR the advisory vote approving 2023 executive compensation.
Lastly, you will also be asked to approve an amendment of the 2015 Stock Award and Incentive Plan to increase the number of shares reserved and available for awards thereunder. Your Board of Directors unanimously recommends that you vote FOR this proposal.
The four items upon which you will be asked to vote are discussed more fully in the Proxy Statement. We urge you to read the Proxy Statement completely and carefully so that you can vote your interests on an informed basis.
Your vote is important. Whether or not you plan to attend the meeting, we encourage you to read this Proxy Statement and submit your vote as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice you received in the mail, in the section entitled “Questions and Answers About the Proxy Materials and the Annual Meeting” of this Proxy Statement, or if you requested to receive printed proxy materials, your enclosed Proxy. If you return a signed proxy without marking it, it will be voted in accordance with the Board of Directors’ recommendations. You may also attend the meeting and vote via the online platform, even if you have previously submitted a proxy.
April 4, 2024
Sincerely,

Douglas T. Dietrich Chairman of the Board and Chief Executive Officer
[i]

ii

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
May 15, 2024
The Annual Meeting of Shareholders of MINERALS TECHNOLOGIES INC., a Delaware corporation, will be held on Wednesday, May 15, 2024 at 9:00 a.m., Eastern Time, virtually at www.virtualshareholdermeeting.com/MTX2024, to consider and take action on the following items:
1.	the election of three directors;
2.	a proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Minerals Technologies Inc. for the 2024 fiscal year;
3.	an advisory vote to approve 2023 named executive officer compensation;
4.	a proposal to approve an amendment of the 2015 Stock Award and Incentive Plan to increase the number of shares reserved and available for awards thereunder; and
5.	any other business that properly comes before the meeting, either at the scheduled time or after any adjournment.
Shareholders of record as of the close of business on March 19, 2024 are entitled to notice of and to vote at the meeting.
April 4, 2024
New York, New York
By Order of the Board of Directors,

Timothy J. Jordan
Vice President, General Counsel, Secretary and Chief Compliance Officer

[1]

PROXY SUMMARY
PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding the Company’s 2023 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Annual Meeting Information
Date & Time Wednesday, May 15, 2024 9:00 a.m., E.T.	Location Virtually at: www.virtualshareholdermeeting.com/MTX2024
Voting Matters
Our Board’s Recommendation
Proposal	Issue	FOR
Item 1.	Election of Directors
01	Mr. John J. Carmola
02	Dr. Robert L. Clark, Jr.
03	Mr. Marc E. Robinson
Item 2.	Ratification of Appointment of Auditors
Item 3.	Advisory Vote to Approve 2023 Named Executive Officer Compensation
Item 4.	Approval of an Amendment of the 2015 Stock Award and Incentive Plan
2

PROXY SUMMARY
Our Company
Minerals Technologies Inc. is a leading, technology-driven minerals company that develops, produces, and markets a broad range of specialty mineral solutions, related systems and services. The Company serves globally a wide range of consumer and industrial markets, including household and personal care, paper and packaging, food and pharmaceutical, automotive, construction, steel and foundry, environmental, and infrastructure.
In the first quarter of 2023, the Company realigned its business reporting structure into two segments: Consumer & Specialties and Engineered Solutions, to better align our businesses and technologies with our customers and end markets and create a more efficient and effective management structure, reflecting the way performance is evaluated and resources are allocated.
The Consumer & Specialties segment serves consumer end markets directly with mineral-to-market finished products and also provides specialty mineral-based solutions and technologies that are an essential component of our customers’ finished products. This segment includes two product lines: Household & Personal Care and Specialty Additives.
The Engineered Solutions segment serves industrial end markets with engineered systems, mineral blends, and technologies that are designed to improve our customers’ manufacturing processes and projects. This segment includes two product lines: High-Temperature Technologies and Environmental & Infrastructure.
The company’s portfolio is balanced between those two segments.

[3]

PROXY SUMMARY
2023 Performance at a Glance
2023 was a strong year for the Company marked by record sales, operating income and earnings per share, excluding special items. We also delivered strong free cash flow, strengthened our balance sheet, and continued to execute on our balanced approach to capital deployment by increasing the quarterly dividend to shareholders and initiating a new share repurchase program.

4

PROXY SUMMARY
Advancing Our Growth Strategy

We continue to drive forward our multi-pronged approach to profitable growth, and we made meaningful progress across all our long-term growth priorities in 2023:
Within our Consumer & Specialties segment:
•
Our consumer-oriented businesses in our Household & Personal Care (HPC) product line remained on their strong growth trajectory in 2023 expanding by 9% year over year. The key drivers of growth were our global pet litter business, our natural feed additives for animal health, and our bleaching earth filtration for edible oils and renewable fuels.

•
In the Specialty Additives (SA) product line, our strategy is to further expand our crystal engineering technology by targeting underpenetrated regions, expanding our innovative offerings for improving customer sustainability across the globe, and by capitalizing on growing opportunities in the packaging industry. In 2023, we started up three new facilities in Asia, including application of our sustainable NewYield® technology and our first-ever GCC satellite serving a packaging application.

Within our Engineered Solutions segment:
•
We have world leading positions in our High-Temperature Technologies (HTT) product line serving customers in the steel and foundry markets. In 2023, we delivered year-over-year volume growth to foundry customers in Asia as we continued to make progress on our penetration strategy, and in North America, our technical services and innovative high-value solutions enabled us to sustain and grow our leading positions in those markets.

•	In the Environmental & Infrastructure (E&I) product line, we continue to expand our solutions into developing markets like PFAS remediation and infrastructure drilling applications.
Innovation is a key pillar of our growth strategy across our entire portfolio. In 2023, revenue as a percent of sales from new products reached a record 18 percent. The key drivers were:
•	Our culture of operational excellence and continuous improvement across all operational and resource units resulting in accelerated pace of new product commercialization to just 18 months.
•	Our continued close collaboration with our customers and focus our efforts on developing the highest value products to meet their needs.
•	Uniqueness of our global mineral reserves and differentiated technologies enable us to deliver new products across all four product lines aligned with sustainable trends such as
○	HPC: Natural ingredients for personal care and farm animals; Clean energy and alternative fuel.
○	SA: Decarbonization; Recycling and sustainable packaging.
○	HTT: Emission reduction; Increase in efficiency technologies.
○	E&I: Water purification; environmental conservation.
In 2023, 64% of MTI’s new products had a sustainable profile.
[5]

PROXY SUMMARY
Board of Directors Overview
Our Directors exhibit an effective mix of skills, experience and diversity. As part of the Board’s ongoing commitment to maintaining diverse viewpoints and a broad range of skills and experiences, the Board continues to refresh itself to infuse unique ideas and fresh perspectives into the boardroom, most recently welcoming new directors Rocky Motwani in 2022 and Kristina M. Johnson, whose service will commence May 13, 2024.
Name	Age	Director Since	Professional Background	Independent	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Number of Other U.S. Public Boards
Joseph C. Breunig	62	2014	Chief Operating Officer, OrthoLite LLC	✔				0
John J. Carmola	68	2013	Former Segment President, Goodrich Corporation	✔				0
Robert L. Clark*	60	2010	Former Provost and Senior Vice President for Research, University of Rochester	✔				0
Alison A. Deans	62	2019	Independent consultant and former Chief Investment Officer at CRT	✔				0
Douglas T. Dietrich	55	2016	Chairman of the Board and Chief Executive Officer, Minerals Technologies					0
Franklin L. Feder	73	2017	Former Regional Chief Executive Officer for Latin America & the Caribbean, Alcoa	✔				1
Kristina M. Johnson	66	2024	Former President, The Ohio State University	✔		(Not yet assigned)		2
Rocky Motwani	50	2022	Chief Executive Officer of Cyphlens (formerly Mission3); Co-Founder, Jiko Group	✔				0
Carolyn K. Pittman	60	2017	Former Senior Vice President and Chief Accounting Officer, Maxar Technologies	✔				0
Marc E. Robinson	63	2012	Former Global President, Pfizer Consumer Healthcare; Former Company Group Chairman Johnson & Johnson	✔				0
* Lead Independent Director	Committee Chairperson	Member

6

PROXY SUMMARY

Shareholder Engagement

We believe that engaging with shareholders and other stakeholders is fundamental to the Company’s success and our commitment to good governance. We seek to proactively listen to, understand and consider the opinions of our shareholders to stay aligned on priorities.
Our year-long engagement includes regular earnings calls, participation in investor conferences, one-on-one meetings and non-deal roadshows. Additionally, in 2023 the Company held an Investor Day event where we explained our new structure, technological capabilities, and our positioning in key markets; and we outlined 5-year targets and the pathway to achieve them.
In addition, each year we conduct a direct annual outreach to our shareholders dedicated to engaging in key corporate governance, executive compensation, and sustainability discussions. This an annual outreach program, which began in 2012, takes place well before the annual meeting and involves senior management, investor relations, the head of our sustainability efforts, and our corporate governance and compliance lead. For this outreach program in 2023, we contacted shareholders that we believe held approximately 90% of our stock.
Our Lead Independent Director and our Chairman also participate in the outreach and in 2023 met with one of our largest shareholders. To supplement those efforts, we engage with proxy advisory firms that represent the interests of various shareholders.
[7]

PROXY SUMMARY
As part of our annual outreach last year, we solicited our shareholders’ views on:
•	Strategy and financial performance
•	Quality of our disclosures
•	Executive compensation program design and linkage between pay and performance
•	Corporate governance
•	Sustainability
•	Diversity, equity and inclusion
The outcomes of these engagements and key themes of feedback received are shared with the Board and we have taken various actions in response to the feedback, including:
	KEY FOCUS AREAS	ACTIONS AND RESPONSES
Executive Compensation	Long-Term Incentive (LTI) compensation design	Increased weighting of performance-based LTl to 50% to better align with best practices, beginning with awards granted In 2024.
Metric for short-term and long-term incentive compensation programs
Changed our short-term incentive compensation metric to return on net assets (RONA) as a good measure of profitability and capital efficiency with our business leadership having direct influence on outcome of this metric.
Our long-term metric remains return on capital (ROC) which we feel is the best metric over time.

Governance	Combined Chair and CEO Board Leadership Structure
We recognize that Board leadership structure is an important issue for many shareholders. Our Board believes that ensuring strong Board leadership is a crucial requirement to build long-term Shareholder value. Today, we believe the Company's Board leadership structure with a combined Chair and CEO, balanced by a strong Lead Independent Director, will deliver the best results.

Board Diversity
We are proud to share that over the past six years, 100% of our Director appointments have been diverse in race, ethnicity or gender, specifically Dr. Johnson in 2024, Mr. Motwani in 2022, Ms. Deans in 2019, and Ms. Pittman and Mr. Feder in 2017.

Corporate Responsibility and Sustainability	Enhanced reporting disclosures	Increased risk management discussion in Global Reporting Initiative (GRI) framework, Sustainability Accounting Standards Board (SASB) and Task Force on Climate-Related Financial Disclosures (TCFD).
Published Commitment Letter to start Science Based Target initiative (SBTi) journey.
Initiated process to estimate our Scope 3 emissions in accordance with SBTi.
Increasing focus on sustainability risks integrated into our business risk management process and discussions with Board of Directors and CEO.
8

PROXY SUMMARY
Corporate Governance Practices
✔	Majority Voting in Director Elections
✔	Nine of Ten Directors are Independent
✔	Lead Independent Director
✔	Independent Audit, Compensation and Corporate Governance and Nominating Committees
✔	Commitment to Board Refreshment (six new directors in past eight years)
✔	Qualified and Diverse Board
✔	Active Shareholder Engagement
✔	Proxy Access
✔	Commitment to Sustainability
Executive Compensation Practices
✔	Pay for Performance Culture
✔	Link Long-Term Compensation to Stock Performance
✔	Double Trigger for Vesting on Change in Control
✔	Clawback Policy
✔	Minimal Perquisites
✔	Stringent Stock Ownership Requirements for Directors and Executive Officers
✔	Retention Period on Exercised Stock Options and Vested DRSUs
✔	50% of Long-Term Incentive Compensation is Performance-Based

[9]

PROXY SUMMARY
Executive Compensation Highlights
The Company consistently delivers significant returns to its shareholders. In 2023, we recorded earnings per share of $5.21 and we generated income from operations of $280 million, each excluding special items. We also generated free cash flow of $140 million and improved our return on net assets (RONA) from 7.6% in 2022 to 8.2% in 2023. We believe these are key metrics of Company performance that correlate to shareholder value.
The following illustrates the compensation of our Chief Executive Officer, Douglas T. Dietrich, over the past three years. The increase reflects the Company’s performance over the period as well as the Committee’s determination that target compensation should meet a market-based, competitive benchmark. For reference, we also illustrate the Company’s operating income and earnings per share over the past three years.

*	Excludes special items
Because the majority of our long-term incentive compensation in 2023 consisted of equity-based awards, the price of our stock directly affects the compensation realizable by our executives. The following is a comparison between the total realizable compensation for Mr. Dietrich for the years 2021 – 2023, determined as of December 31, 2023, and the total compensation we reported in the Summary Compensation Table for that time frame, which uses values for equity awards as of the date of grant. See “Compensation Discussion & Analysis — Relationship Between Company Performance and Chief Executive Officer Compensation for 2023” for more information.

CEO REPORTED VS. REALIZABLE COMPENSATION
($ millions)
$7.1
$6.5
$7.4
$6.4
$8.4
$7.4
2021
2022
2023
Reported value
Realizable Value

The Company’s stock appreciated in value 17% from December 31, 2022 to December 31, 2023 which substantially increased the realizable compensation value for outstanding equity awards.
10

MINERALS TECHNOLOGIES INC.
622 THIRD AVENUE, 38th Floor
NEW YORK, NEW YORK 10017-6707
April 4, 2024
PROXY STATEMENT
This proxy statement (“Proxy Statement”) contains information related to the annual meeting of shareholders (“Annual Meeting”) of the Company, to be held at 9:00 a.m., Eastern Time, on Wednesday, May 15, 2024, virtually, at www.virtualshareholdermeeting.com/MTX2024.
It is anticipated that this Proxy Statement, the accompanying Proxy and the Company’s 2023 Annual Report will first be available to shareholders on or about April 4, 2024 on the website www.proxyvote.com and, if requested, a paper copy of this Proxy Statement, the accompanying Proxy and the Company’s 2023 Annual Report will be mailed to the Company’s shareholders. A Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement, Proxy and the Company’s 2023 Annual Report and vote through the Internet, or by telephone, will be mailed to our shareholders on the same date as this Proxy Statement, the accompanying Proxy and the Company’s 2023 Annual Report is first available to shareholders.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
1.   Why am I being sent these materials?
The Company has made these materials available to you on the internet, or, upon request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the Annual Meeting. If a quorum does not attend or is not represented by proxy, the meeting will have to be adjourned and rescheduled.
2.   Who is asking for my proxy?
The Board of Directors asks you to submit a proxy for your shares so that even if you do not attend the meeting, your shares will be counted as present at the meeting and voted as you direct.
3.   What is the agenda for the Annual Meeting?
At the Annual Meeting, shareholders will vote on four items: (i) the election of John J. Carmola, Robert L. Clark Jr., and Marc E. Robinson as members of the Board of Directors, (ii) the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm, (iii) an advisory vote to approve 2023 executive compensation, and (iv) a proposal to approve an amendment of the 2015 Stock Award and Incentive Plan to increase the number of shares reserved and available for awards thereunder. Also, management will make a brief presentation about the business of the Company, and representatives of KPMG will make themselves available to respond to any questions from the floor.
The Board does not know of any other business that will be presented at the Annual Meeting. The form of proxy gives the proxies discretionary authority with respect to any other matters that come before the Annual Meeting and, if such matters arise, the individuals named in the proxy will vote according to their best judgment.
4.   Who can vote at the Annual Meeting?
Anyone who owned shares of our common stock at the close of business on March 19, 2024 (the “Record Date”) may vote those shares at the Annual Meeting. Each share is entitled to one vote.
[11]

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

5.   How does the Board of Directors recommend I vote?
The Board unanimously recommends that you vote for the nominees for directors, John J. Carmola, Robert L. Clark Jr., and Marc E. Robinson, for ratification of the appointment of KPMG to continue as our auditors, for the advisory vote approving 2023 executive compensation, and for the proposal to approve an amendment of the 2015 Stock Award and Incentive Plan to increase the number of shares reserved and available for awards thereunder.
6.   How can I attend the Annual Meeting?
Once again this year, the Annual Meeting will be held in a virtual meeting format via live webcast. There will be no in-person meeting. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/MTX2024. The meeting webcast will begin promptly at 9:00 a.m., Eastern Time. If you are a shareholder of record as of the close of business on March 19, 2024, you may log in to the meeting platform beginning at 8:45 a.m., Eastern Time, on May 15, 2024 by entering the 16-digit control number found on your proxy card or voting instruction form. You will have the opportunity to vote your shares, submit questions, and view our list of shareholders entitled to vote at the Annual Meeting using the instructions provided on the meeting website. Those without a control number may attend the Annual Meeting as guests by logging in to the same virtual meeting platform and following the instructions on the website for guest access. Guests will not be able to vote or ask questions.
7.   How will management respond to questions during the virtual meeting?
Our Board considers the appropriate format of the meeting on an annual basis. We recognize that, while our Annual Meeting is just one of the forums where we engage with shareholders, it is an important one. The virtual meeting format allows our shareholders to engage with us no matter where they live and is accessible and available on any internet-connected device. This provides the opportunity for participation by a broader group of shareholders than just those who can travel to an in-person meeting.
We intend that the virtual meeting format will provide shareholders a level of participation and transparency at least as great as the traditional in-person meeting format. Shareholders who wish to submit a question to the Company may do so during the meeting at www.virtualshareholdermeeting.com/MTX2024. Management will respond to questions from shareholders in the same way as it would if the Company held an in-person meeting, answering as many questions as possible in the time allotted for the meeting, without discrimination, as long as the questions are submitted in accordance with the meeting rules of conduct (for example, the Company does not intend to answer questions that are irrelevant to the business of the Company or to the business of the Annual Meeting). If there are appropriate questions that we cannot answer during the meeting, we will post the questions and answers thereto in the Investor Relations area of our website, www.mineralstech.com.
8.   What constitutes a quorum for the meeting?
According to the by-laws of the Company, a quorum for all meetings of shareholders consists of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote, present in person or by proxy. On the Record Date there were 32,300,422 shares of common stock issued and outstanding, so at least 16,150,212 shares must be represented at the meeting for business to be conducted.
Shares of common stock represented by a properly signed and returned proxy are treated as present at the Annual Meeting for purposes of determining a quorum, whether the proxy is marked as casting a vote or abstaining.
Shares represented by “broker non-votes” are also treated as present for purposes of determining a quorum. Broker non-votes are shares held in record name by brokers or nominees, as to which the broker or nominee (i) has not received instructions from the beneficial owner or person entitled to vote, (ii) does not have discretionary voting power under applicable New York Stock Exchange rules or the document under which it serves as broker or nominee, and (iii) has indicated on the proxy card, or otherwise notified us, that it does not have authority to vote the shares on the matter.
If a quorum does not attend or is not represented, the Annual Meeting will have to be postponed.
12

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

9.   How many votes are required for each question to pass?
Directors are elected by the vote of the majority of the votes cast in uncontested elections. All other questions are determined by a majority of the votes cast on the question, except as otherwise provided by law or by the Certificate of Incorporation.
10.   What is the effect of abstentions and broker non-votes?
Under New York Stock Exchange Rules, the proposal to ratify the appointment of independent auditors is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of directors, the advisory vote to approve 2023 executive compensation, and the proposal to approve the amendment of the 2015 Stock Award and Incentive Plan are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the election of directors, the advisory vote to approve 2023 executive compensation or the proposal to approve the amendment of the 2015 Stock Award and Incentive Plan. Similarly, abstentions will be included in the calculation of the number of votes considered to be present for purposes of determining a quorum, but will have no effect on the outcome of the election of directors, the ratification of the appointment of our independent auditor, the advisory vote to approve 2023 named executive officer compensation, or the proposal to approve the amendment of the 2015 Stock Award and Incentive Plan.
11.   Who will count the votes?
A representative from Broadridge Financial Solutions, Inc. will serve as inspector of election.
12.   Who are the Company’s largest shareholders?
BlackRock Inc. owns 17.7%; Vanguard Group Inc. owns 11.5%; Dimensional Fund Advisors LP owns 7.0%; and Macquarie Group Limited, Macquarie Management Holdings Inc. and Macquarie Investment Management Business Trust together own 6.1%. The percentages of ownership were calculated based on our 32,322,708 outstanding shares as of March 5, 2024. No other person owned of record, or, to our knowledge, owned beneficially, more than 5% of the Company’s common stock.
13.   How can I cast my vote?
You can vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to the instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.
If you are an employee who participates in the Company’s Savings and Investment Plan (the Company’s 401(k) plan), to vote your shares in the Plan you must provide the trustee of the Plan with your voting instructions in advance of the meeting. You may do so by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail by following the voting instructions provided in the proxy card. You cannot vote your shares via the virtual Annual Meeting platform; the trustee is the only one who can vote your shares at the Annual Meeting. The trustee will vote your shares as you instruct. If the trustee does not receive your instructions, your shares generally will be voted by the trustee in proportion to the way the other Plan participants voted. To allow sufficient time for voting by the trustee, your voting instructions must be received by 11:59 p.m., Eastern Time, on May 12, 2024.
14.   What if I submit a proxy but don’t mark it to show my preferences?
If you return a properly signed proxy without marking it, it will be voted in accordance with the Board of Directors’ recommendations on all proposals.
[13]

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

15.   What if I submit a proxy and then change my mind?
If you submit a proxy, you can revoke it at any time before it is voted by submitting a written revocation or a new proxy, or by voting in person at the Annual Meeting. However, if you have shares held through a brokerage firm, bank or other custodian, you can revoke an earlier proxy only by following the custodian’s procedures. Employee Savings and Investment Plan participants can notify the Plan trustee in writing that prior voting instructions are revoked or are changed.
16.   Who is paying for this solicitation of proxies?
The Company pays the cost of this solicitation. In addition to soliciting proxies through the mail using this Proxy Statement, we may solicit proxies by telephone, facsimile, electronic mail and personal contact. These solicitations will be made by our regular employees without additional compensation. We have also engaged Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902 to assist in this solicitation of proxies, and we have agreed to pay that firm $6,000 for its assistance, plus expenses.
17.   Where can I learn the outcome of the vote?
The Secretary will announce the preliminary voting results at the Annual Meeting, and we will publish the final results in a current report on Form 8-K which will be filed with the Securities and Exchange Commission as soon as practicable after the Annual Meeting.
14

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE
Our Board of Directors (the “Board”) oversees the activities of our management in the handling of the business and affairs of our company, reviews and approves fundamental financial and business strategies, assesses major risks facing the Company, and assures that the long-term interests of shareholders are being served. As part of the Board’s oversight responsibility, it monitors developments in the area of corporate governance. The Board has adopted a number of policies with respect to our corporate governance, including the following: (i) a set of guidelines setting forth the operation of our Board and related governance matters, entitled “Corporate Governance Guidelines”; (ii) a code of ethics for the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, entitled “Code of Ethics for Senior Financial Officers”; and (iii) a code of business conduct and ethics for directors, officers and employees of the Company entitled “Summary of Policies on Business Conduct.” The Board annually reviews and amends, as appropriate, our governance policies and procedures.
The Corporate Governance Guidelines, the Code of Ethics for Senior Financial Officers and the Summary of Policies on Business Conduct are posted on our website, www.mineralstech.com, under the links entitled “Investors” then “Corporate Governance,” and are available in print at no charge to any shareholder who requests them by writing to Secretary, Minerals Technologies Inc., 622 Third Avenue, 38th Floor, New York, New York 10017-6707.
Our Board of Directors
Our Board is elected by our shareholders to oversee our business and affairs. The Board advises and counsels management regarding the long-term interests of the Company, our shareholders and other stakeholders regarding a broad range of subjects. The Board and its Committees also performs a number of specific functions, such as:
✔
Selecting, evaluating performance of, and compensating the Chief Executive Officer, overseeing Chief Executive Officer succession planning, and providing counsel and oversight on the selection, evaluation, development, and compensation of senior management;

✔
Reviewing, approving and monitoring fundamental financial and business strategies, including our annual plan and longer-term strategic plans, significant capital expenditures and uses of the Company’s funds, and other major corporate actions;

✔
Ensuring processes are in place for maintaining the integrity of the Company, the integrity of its financial statements, the integrity of its compliance with laws, rules, regulations, and ethics, the integrity of its relationships with customers and suppliers, and the integrity of its relationships with other stakeholders;

✔	Assessing major risks facing the Company and reviewing options for their management and mitigation;
✔	Regularly reviewing the Company’s safety culture and performance, environmental compliance, sustainability practices, diversity and inclusion activities, and social and governance policies; and
✔	Regularly evaluating potential strategic alternatives relating to the Company and our business, including possible acquisitions, divestitures and business combinations.
Meetings and Attendance
The Board met eight times in 2023. Each of the directors attended 100% of the meetings of the Board and committees on which he or she served in 2023. At each regular meeting of the Board, the independent (non-management) directors have an opportunity to meet in executive session outside the presence of Mr. Dietrich, the Company’s sole non-independent (management) director or any other member of management. Mr. Clark, in his role as Lead Independent Director, presides at the executive sessions of the independent directors.
Under our Corporate Governance Guidelines, all members of the Board are expected to attend the Annual Meeting of Shareholders. All of the members of the Board attended last year’s Annual Meeting of Shareholders.
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Director Independence
The Board has adopted the following categorical standards to guide it in determining whether a member of the Board can be considered “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange: A director will not be independent if, within the preceding three years:
•	the director was employed by the Company, or an immediate family member of the director was employed by the Company, as an executive officer;
•
the director or an immediate family member of the director received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pensions or other forms of direct compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
the director was employed by or affiliated with the Company’s independent registered public accounting firm or an immediate family member of the director was employed by or affiliated with the Company’s independent registered public accounting firm in a professional capacity;

•	the director or an immediate family member was employed as an executive officer of another company where any of the Company’s present executives served on that company’s compensation committee; and
•
the director was an executive officer or an employee, or had an immediate family member who was an executive officer, of a company that made payments to, or received payments from, the Company for goods or services in an amount which, in any single fiscal year, exceeded the greater of  $1,000,000 or 2% of the other company’s consolidated gross revenues.

In the case of each director who qualifies as independent, the Board is aware of no relationships between the director and the Company and its senior management, other than the director’s membership on the Board of the Company and on committees of the Board. As a result of its application of the categorical standards and the absence of other relationships, the Board has affirmatively determined (with each member abstaining from consideration of his or her own independence) that none of the non-employee members of the Board violates the categorical standards or otherwise has a relationship with the Company and, therefore, each is independent. Specifically, the Board has affirmatively determined that Mr. Joseph C. Breunig, Mr. John J. Carmola, Dr. Robert L. Clark, Jr., Ms. Alison A. Deans, Mr. Franklin L. Feder, Dr. Kristina M. Johnson, Mr. Rocky Motwani, Ms. Carolyn K. Pittman, and Mr. Marc E. Robinson, comprising all of the non-employee directors, are independent.
Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to ensure both a highly engaged and high-functioning Board and independent oversight of senior management. The Company’s governance documents provide the Board with flexibility to select the leadership structure that is most appropriate for the Company and its shareholders at any particular time, given the dynamic and competitive environment in which we operate. At the present time, the Board believes a leadership model with a combined Chairman/CEO position and a Lead Independent Director best supports the creation of long-term, sustainable value for our shareholders. The Board believes that the current Chairman of the Board and Chief Executive Officer, Mr. Dietrich, possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to ensure that the Board’s time and attention are focused on the most critical matters facing the Company. The Board also believes that Mr. Dietrich’s combined role ensures clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently. Further, the Board believes that the strength of the Company’s corporate governance provides for objective, independent Board leadership, including through:
•	the strong, independent oversight function exercised by the Board — which consists entirely of independent directors other than Mr. Dietrich;
•	the independent leadership that will be provided by the Lead Independent Director, who has robust, well-defined responsibilities under a Board-approved charter;
•	the company’s corporate governance principles and policies; and
•
Board and committee processes and procedures that provide substantial independent oversight of Mr. Dietrich’s performance, including regular executive sessions of the independent directors and an annual evaluation of Mr. Dietrich’s performance against predetermined goals.

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The Board recognizes the benefit of independent leadership with a clearly defined role and set of responsibilities to enhance the effectiveness of the Board’s oversight role. For this reason, the Board adopted a charter for the Company’s Lead Independent Director which provides that, in the event the Chairman of the Board and Chief Executive Officer positions are held by one person, the Company’s independent directors may designate a Lead Independent Director from among the independent directors. The designation of the Lead Independent Director is to be made annually, although with the expectation of the Board that the Lead Independent Director will be re-appointed for multiple, consecutive one-year terms. The Charter provides the position a clear mandate, significant authority, and well-defined responsibilities, including the following:
•	Lead Board meetings when the Chairman is not present;
•	Lead executive sessions of the independent directors;
•	Serve as an ex-officio member of each Committee and regularly attend meetings of the various Committees;
•	Call meetings of the independent directors;
•
Convene the Board to discuss and determine the appropriate succession plan for the Chairman and CEO in the event the Chairman and CEO is unable to perform his regular duties due to illness, death or incapacitating event;

•	Lead the independent directors’ evaluation of the Chairman and CEO’s effectiveness, including assessing his ability to provide leadership and direction to the full Board;
•	Serve as liaison between the independent directors and the Chairman and CEO;
•	Approve information sent to the Board, including the quality, quantity and timeliness of such information;
•	Contribute to the development of, and approve meeting agendas;
•	Facilitate the Board’s approval of the number and frequency of Board meetings and approve meeting schedules to ensure sufficient time for discussion of all agenda items;
•	Authorize the retention of outside advisors and consultants who report directly to the Board;
•	Keep apprised of inquiries from shareholders and involved in correspondence responding to those inquiries, when appropriate; and
•	If requested by shareholders or other stakeholders, ensure that he or she is available, when appropriate, for consultation and direct communication.
The Lead Independent Director Charter is available on our website, www.mineralstech.com, under the links entitled “Investors” and then “Corporate Governance”.
In practice, the Board expects the independent directors will work collaboratively with Mr. Dietrich to discharge their Board responsibilities. The Company believes that this approach effectively encourages full participation by all Board members in relevant matters, while avoiding unnecessary hierarchy. It provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors. The Board believes that additional structure or formalities would not enhance the substantive corporate governance process and could restrict the access of individual Board members to management.
The Board recognizes that there is no single, generally accepted approach to providing Board leadership. While it has adopted this leadership structure for the present, the Board reserves the right to adopt a different policy as circumstances warrant.
Board Size and Committees
It is the policy of the Company that the number of Directors should not exceed a number that can function efficiently as a body. The Board currently consists of ten members, nine of whom have been affirmatively determined to be independent.
The Board currently has the following Committees: Audit, Compensation, and Corporate Governance and Nominating. Each Committee consists entirely of independent, non-employee directors. The responsibilities of such Committees are more fully discussed below under “Committees of the Board of Directors.” The Corporate Governance and Nominating Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board and its Committees.
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Board Refreshment
The Board is committed to effective board succession planning and refreshment as part of the Board’s ongoing commitment to maintaining diverse viewpoints and a broad range of skills and experiences. We have experienced a healthy level of turnover on the Board, with six new directors over the past eight years. This refreshment process has infused unique ideas and fresh perspectives into the boardroom, and has significantly increased the diversity of our Board.
The Board does not endorse arbitrary term limits on directors’ service. However, it is the policy of the Company that each director shall submit his or her resignation from the Board not later than the date of his or her 72nd birthday. The Board will then determine whether to accept such resignation. The Board self-evaluation process is an important determinant for continuing service by current directors.
Identification and Evaluation of Directors
The Corporate Governance and Nominating Committee is charged with seeking individuals qualified to become directors and recommending candidates for all directorships to the full Board. The Committee considers director candidates to fill new positions created by expansion and vacancies that occur by resignation, by retirement or for any other reason.
While the Board has not established any minimum set of qualifications for membership on the Board, candidates are selected for, among other things, their integrity, independence, range of experience, leadership, the ability to exercise sound judgment, the needs of the Company including our ability to maintain diversity, and the range of talent and experience already represented on the Board. See “Director Qualifications and Diversity Considerations” below for detailed information concerning directors’ qualifications. The Committee considers director candidates suggested by members of the Committee, other directors, senior management and shareholders. The Committee has the authority to use outside search consultants at its discretion. Final approval of a candidate is determined by the full Board.
Shareholders wishing to recommend a director candidate to the Committee for its consideration should write to the Committee, in care of Secretary, Minerals Technologies Inc., 622 Third Avenue, 38th Floor, New York, New York 10017-6707. To receive meaningful consideration, a recommendation should include the candidate’s name, biographical data, and a description of his or her qualifications in light of the criteria discussed below. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration by the Committee as other suggested nominees. Shareholders wishing to nominate a director directly at a meeting of shareholders should follow the procedures set forth in the Company’s by-laws and described under “Shareholder Proposals and Nominations,” below.
Director Qualifications and Diversity Considerations
Directors are responsible for overseeing the Company’s business and affairs consistent with their fiduciary duty to shareholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes, skills and experiences. The Board and Corporate Governance and Nominating Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. It is expected that candidates will have an appreciation of the responsibilities of a director of a company whose shares are listed on a national securities exchange. The Board and Committee also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.
The Board recognizes the importance and power of diverse thinking. Accordingly, the Committee considers the need for diversity on the Board as an important factor when identifying and evaluating potential director candidates and believes that the composition of the Board should reflect sensitivity to the need for diversity as to geography, gender, ethnic background, profession, skills and business experience. While the Board does not have a specific written diversity policy, the Company is committed to inclusiveness with respect to diversity of ethnicity and gender. Accordingly, in performing its responsibilities to review director candidates and recommend candidates to the Board for election, the Committee is committed to ensuring that candidates with a diversity of ethnicity and gender are included in each pool of candidates from which Board nominees are chosen.
The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective director candidates. The Board believes that its members provide a significant composite mix of experience, knowledge and abilities that contribute to a more effective decision-making process and allow the Board to effectively fulfill its responsibilities. The Board uses a skills matrix to assist it in considering the appropriate balance of experience, skills and
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attributes required of a director and to be represented on the Board as a whole. The skills matrix is based on the Company’s strategic plan and is periodically reviewed. Board candidates are evaluated against the skills matrix when the Committee determines whether to recommend candidates for initial election to the Board and when determining whether to recommend currently serving directors for re-election to the Board.
Summary of Director Qualifications and Experience
Members of the Board should have a background and experience in areas important to the operations and strategy of the Company. Experience in the following areas are among the most significant qualifications of a director:
Leadership Experience: Experience as a CEO, CFO, COO, division or segment president or managing director, or other functional leadership within a large, complex organization such as ours.
International Experience: Experience overseeing complex global operations in many countries, such as we have, helps us understand opportunities and challenges.
Financial Literacy: Knowledge of financial reporting and complex financial transactions, as is involved with our business.

Technology Experience: Experience with new technology, as we are a technology-based company that depends on our research and development capability for developing and introducing advanced new products.

Relevant Industry Experience: Experience in manufacturing industries provides a relevant understanding of our business, strategy and marketplace dynamics.
Governmental Experience: Experience with government helps us navigate a complex regulatory environment.
Operational Experience: Experience developing and implementing operating plans with an organization as large and complex as ours.
M&A/Financial Industry Experience: Experience with mergers & acquisitions and with the capital markets is important for a public company such as us.

Risk Management Expertise: Experience operating in a complex risk environment which requires effective risk management, including in such areas as financial and economic risks, risks related to geopolitical events, and regulatory risks.

Cyber Security Expertise: Expertise in cyber security technologies, risks and strategies.
The matrix below summarizes the key experience, qualifications, and attributes of our Board. Marks indicate specific areas of expertise or focus relied on by our Board, but the lack of a mark in a particular area does not necessarily signify a director’s lack of qualification or experience in such area.
	Leadership	International	Financial	Technology	Industry	Government	Operational	M&A	Risk Management	Cyber
Joseph C. Breunig	✔	✔	✔	✔	✔		✔	✔	✔
John J. Carmola	✔	✔	✔	✔	✔	✔	✔	✔	✔
Robert L. Clark	✔	✔	✔	✔		✔			✔	✔
Alison A. Deans	✔	✔	✔				✔	✔	✔
Douglas T. Dietrich	✔	✔	✔		✔	✔	✔	✔	✔	✔
Franklin L. Feder	✔	✔	✔		✔	✔	✔	✔	✔
Kristina M. Johnson	✔		✔	✔		✔	✔	✔	✔
Rockey Motwani	✔		✔	✔		✔	✔	✔	✔	✔
Carilyn K. Pittman	✔		✔	✔	✔	✔	✔	✔	✔	✔
Marc E. Robinson	✔	✔	✔		✔	✔	✔	✔	✔
See “Item 1—Election of Directors” for specific qualifications, skills and experiences of each of our directors and nominees.
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Board and Committee Self-Evaluation
The members of the Board, each Committee and the Board as a whole are required to conduct a self-evaluation of their performance. The evaluation process is organized by the Corporate Governance and Nominating Committee, occurs at least annually, and is re-evaluated each year to ensure it complies with current best practices. The evaluation is part of a detailed review of directors’ qualifications for re-nomination.
Director Stock Ownership Requirements
Under the Company’s Corporate Governance Guidelines, each director is required to own by the end of the first 36 months of service as a director and maintain throughout their service as a director:
•	At least 400 shares of the Company’s common stock outright (excluding any stock units awarded by the Company and any unexercised stock options); and
•
A number of shares equal to five times the then current annual cash retainer for directors (inclusive of any stock units, restricted stock or similar awards by the Company in connection with service as an employee or Director, and, if applicable, shares purchased with amounts invested in the MTI retirement plans, but excluding any unexercised stock options).

As of March 19, 2024, all of the Company’s directors who had served the 36 months for this requirement to apply met the requirement.
The Board’s Role in Risk Oversight
The Board has responsibility for risk oversight, including understanding critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, and seeing that such risk management processes are functioning adequately. At each Board meeting, the Board as a whole discusses the key strategic risks facing the Company, both short-term and long-term. The risk oversight focus areas reviewed by the Board as a whole include risks related to the Company’s capital structure, mergers and acquisitions, capital projects, cyber-security, environmental, health and safety risks and geopolitical and associated market risks. The Board also reviews the Company’s strategic business plans, which includes evaluating the risks associated with these plans. In addition, the Board regularly consults with outside advisors and experts to anticipate future threats and trends.
It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Company’s management has several layers of risk oversight, including through the Company’s Strategic Risk Management Committee and Operating Risk Management Committee, as well as the Company’s Chief Compliance Officer, who reports directly to the Chief Executive Officer.
Management communicates routinely with the Board, Board Committees and individual directors on the significant risks identified and how they are being managed, including formal reports by the Strategic Risk Management Committee to the Board that are at least annual, and periodic reports by the Chief Compliance Officer to the Audit Committee and the Board.
The Board also implements its risk oversight function through Committees, which take the lead in discrete areas of risk oversight within their areas of responsibility and provide reports regarding their activities to the Board at each meeting. The risk oversight focus areas of the committees are:
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The Board’s Role in Succession Planning
The Board regularly reviews plans for succession to the position of Chief Executive Officer, as well as certain other senior management positions. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of senior managers and of their potential to succeed him or her. The Chief Executive Officer also provides the Board with an assessment of persons considered potential successors to certain senior management positions.

Succession planning is a responsibility of the entire Board, and all directors participate in process
In addition to preparing for CEO succession, the succession planning process includes other senior managment positions.
The Chief Executive Officer regularly provides the Board with an assess-ment of senior managers and their potential to succeed him
The Chief Executive Officer also provides the Board with an assessment of persons considered potential successors to other senior management positions.

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Corporate Responsibility and Sustainability
The Company is guided by its values-driven culture and winning with integrity. Every employee worldwide exemplifies accountability, transparency, and doing the right thing. Corporate Responsibility and Sustainability are demonstrated by the Company’s ability to deliver its commitments to employees, communities, the environment, customers, and shareholders.

We focus on continuous improvement in all facets of our business processes, systems, products, services, people, cost reduction, productivity, mining and reclamation, and elimination of waste. As illustrated further below, we have seven culture-based Lead Teams dedicated to the environment, health and safety, operational excellence, technology and innovation, diversity and inclusion, mining, expense optimization, and sustainable growth. These cross-functional lead teams report directly to the Chief Executive Officer and are assisted by a senior executive appointed to bring additional expertise. The Board of Directors receives updates on a monthly basis from all of the lead teams. At least once a year, the Board receives detailed reviews directly from each Lead Team on current objectives, status, progress, and future plans.

Our Board of Directors has primary responsibility for oversight of risk and strategy for the Company, which includes areas that impact our sustainability efforts and the Company’s human rights policies. The Corporate Governance and Nominating Committee is directly responsible for reviewing and evaluating our programs, policies and practices relating to social, environmental and governance issues which could impact the long-term sustainability of our business. There are many aspects of sustainability that are reviewed, including strategy and risk, environmental performance and progress toward meeting our 2025 targets, gender and racial diversity and inclusion, talent and leadership development, safety, human rights policy, and ethics and compliance. The Corporate Governance and Nominating Committee reviews and approves each publication of our Corporate Responsibility and Sustainability Report.
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Sustainability
Sustainability and delivering value to various stakeholders are essential to the Company’s strategies, management performance criteria, employee engagement activities, innovation pipeline, policies, and reporting systems.
Our dedicated Sustainability Lead Team includes senior leaders from various functional areas of expertise across our global footprint and meets regularly. The Sustainability Lead Team, and its environmental management system, reports directly to the CEO and directly interacts with the Board of Directors, Leadership Council, and business leaders.
In 2023, more than 64% of new products were developed with a sustainability profile. We partner with customers to create environmentally friendly end-products, improve manufacturing processes, reduce emissions and waste in their operations, and create safer working conditions.
We continue to be rated in the top quartile of companies for our Environmental, Social and Governance (ESG) practices by outside rating agencies such as MCI, ISS, and Sustainalytics. These ratings recognize our continued high standards in reducing emissions, water usage, and waste across our facilities and our robust policies, governance, and social practices.

Safety and Environmental Performance
The Board is provided with a comprehensive safety and environmental briefing each quarter at Board meetings, and receives the following information each month: recordable injury rate, lost workday injury rate, injury details by business unit and geographic region, sustainability initiatives including environmental releases / performance against emission reduction targets, safety initiatives and policies. At least once a year, the Board receives detailed reviews on current environmental and safety status, progress, metrics and future plans for strategic discussions with our CEO.
The Company’s commitment is demonstrated in the positive progress in achieving and exceeding 2025 targets, as shown below.
2023 Environmental Performance and Significant Progress
Toward Achieving and Exceeding 2025 Targets

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Diversity and Inclusion
We strive to promote a culture of inclusion where individuals feel respected, are treated fairly, encouraged to share their ideas and have an opportunity to contribute their full selves every day at work. Diversity and inclusion (D&I) are integrated in our core values and a key part of our sustainability strategy.
We believe that a diverse workforce and inclusive culture is instrumental in helping us drive long-term value at MTI. True ingenuity comes from every employee feeling empowered to bring their most authentic selves to work, and we continuously invest in our people to support the success of MTI colleagues around the globe.
Our commitment to a diverse and inclusive workplace is embodied in numerous policies and procedures including our Diversity Policy and Mission Statement, Equal Opportunity Policy, our Employee Code of Conduct and our Human Rights Policy. We expect all employees to build and sustain a work environment that embraces individuality and collaboration to drive strong results. We are committed to providing a workplace free of discrimination, harassment, and retaliation regardless of race, ethnicity, color, religion, sex, sexual orientation, marital status, age, disability, gender identity, national origin or any other classification.
Our Global Inclusion Council, which is chaired by our CEO, is given the directive to examine how we promote and support diversity in all its forms and to develop a strategy to drive meaningful programs to achieve our objectives. The Council, which comprises a cross section of business leaders from across our company’s regions and business areas, oversees progress to achieve our strategic imperatives, facilitates focus areas, and provides the resources needed to execute initiatives.
We have made strong progress with D&I over the past several years — reshaping policies and benefits, training our leaders, and engaging our employees in meaningful dialogue to build understanding and a culture of inclusion. We are driving the importance of D&I through all levels of the organization so every employee is knowledgeable and comfortable engaging with the topic.
Shareholder Proposals and Nominations
The Company’s by-laws describe the procedures that a shareholder must follow to nominate a candidate for director or to introduce an item of business at a meeting of shareholders. These procedures provide that, except as set forth in “Proxy Access” below, nominations for directors and items of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Secretary of Minerals Technologies Inc. at 622 Third Avenue, 38th Floor, New York, New York 10017-6707. If intended to be considered at an annual meeting, the nomination or proposed item of business must be received not less than 70 days nor more than 90 days in advance of the first anniversary of the previous year’s annual meeting. Therefore, for purposes of the 2025 Annual Meeting, any nomination or proposal must be received between February 14 and March 6, 2025. With respect to any other meeting of shareholders, the nomination or item of business must be received not later than the close of business on the tenth day following the date of our public announcement of the date of the meeting. Under the rules of the Securities and Exchange Commission (“SEC”), if a shareholder proposal intended to be presented at the 2025 Annual Meeting is to be included in the proxy statement and form of proxy relating to that meeting, we must receive the proposal at the address above no later than 120 days before the anniversary of the mailing date of the Company’s proxy statement in connection with the 2024 Annual Meeting. Therefore, for purposes of the 2025 Annual Meeting, any such proposal must be received no later than December 5, 2024.
The nomination or item of business must contain:
•	The name and address of the shareholder giving notice, as they appear in our books (and of the beneficial owner, if other than the shareholder, on whose behalf the proposal is made);
•
the class and number of shares of stock owned of record or beneficially by the shareholder giving notice (and by the beneficial owner, if other than the shareholder, on whose behalf the proposal is made);

•	a representation that the shareholder is a holder of record of stock entitled to vote at the meeting, and intends to appear at the meeting in person or by proxy to make the proposal; and
•
a representation whether the shareholder (or beneficial owner, if any) intends, or is part of a group which intends, to deliver a proxy statement and form of proxy to holders of at least the percentage of outstanding stock required to elect the nominee or approve the proposal and/or otherwise solicit proxies from shareholders in support of the nomination or proposal.

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Any notice regarding the introduction of an item of business at a meeting of shareholders must also include:
•	A brief description of the business desired to be brought before the meeting;
•	the reason for conducting the business at the meeting;
•	any material interest in the item of business of the shareholder giving notice (and of the beneficial owner, if other than the shareholder, on whose behalf the proposal is made); and
•	if the business includes a proposal to amend the by-laws, the language of the proposed amendment.
Any nomination of a candidate for director must also include:
•
A signed consent of the nominee to serve as a director, and a written representation by the nominee that, if elected, he or she will comply with all of the Company’s policies and guidelines applicable to the directors;

•	the name, age, business address, residential address and principal occupation or employment of the nominee;
•	the number of shares of the Company’s common stock beneficially owned by the nominee; and
•	any additional information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of that nominee as a director.
Proxy Access
In addition to the shareholder nomination process outlined above, our by-laws provide that under certain circumstances, a shareholder or group of shareholders may include director candidates that they have nominated in our annual meeting proxy statement. These “proxy access” provisions of our by-laws provide, among other things, that a shareholder or group of up to twenty shareholders seeking to include director candidates in our annual meeting proxy statement must own 3% or more of our outstanding common stock continuously for at least the previous three years. The number of shareholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed 20% of the number of directors then serving on the Board or two directors, whichever is greater. If 20% is not a whole number, the maximum number of shareholder-nominated candidates would be the closest whole number below 20%. Based on the current Board size of ten directors, the maximum number of proxy access candidates that we would be required to include in our proxy materials for an annual meeting is two. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of shareholder-nominated candidates exceeds the maximum, each nominating shareholder or group of shareholders may select one nominee for inclusion in our proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of our common stock held by each nominating shareholder or group of shareholders. The nominating shareholder or group of shareholders also must deliver the information required by our by-laws, and each nominee must meet the qualifications required by our by-laws. Requests to include shareholder-nominated candidates in our proxy materials must be received by the Secretary of Minerals Technologies Inc. no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the Company mailed its proxy statement for the prior year’s annual meeting of stockholders. Accordingly, any such nominations for next year’s annual meeting must be received not earlier than November 5, 2024 and not later than December 5, 2024.
Majority Voting
The Company’s by-laws provide for majority voting for directors. Under the by-laws, in order for a director to be elected at the annual meeting in an uncontested election, a majority of the votes cast with respect to the director’s election must be cast “for” the director. Any nominee for director who is an incumbent director and receives a greater number of votes “withheld” or “against” his or her election than votes “for” his or her election must, under the Company’s Corporate Governance Guidelines, promptly tender his or her resignation to the Chairperson of the Corporate Governance and Nominating Committee.
The Committee must then recommend to the Board, within 90 days after the election, whether to accept or reject the resignation. Regardless of whether the Board accepts or rejects the tendered resignation, the Company must then promptly file a Current Report on Form 8-K with the SEC in which it publicly discloses and explains the Board’s decision. In the event of a contested election of directors (an election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected), directors will continue to be elected by the vote of a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors.
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Communications with Directors
Shareholders and any other interested parties may communicate by e-mail with the independent members of the Board at the following address: independent.directors@mineralstech.com. The independent members of the Board have access to all messages sent to this address; the messages are monitored by the office of the General Counsel of the Company. No message sent to this address will be deleted without the approval of the chair of the committee of the Board with primary responsibility for the principal subject matter of the message.
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COMMITTEES OF THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS
The Board has established and approved formal written charters for an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. The full texts of the charters of these three committees are available on our website, www.mineralstech.com, by clicking on “Investors” and then “Corporate Governance”. The charters are also available in print at no charge to any shareholder who requests them by writing to Secretary, Minerals Technologies Inc., 622 Third Avenue, 38th Floor, New York, New York 10017-6707.
The Audit Committee
The Audit Committee currently consists of Mr. Robinson (Chair), Mr. Carmola, Mr. Feder, Mr. Motwani and Ms. Pittman, none of whom is an employee of the Company. The Board has determined that each member of the Audit Committee is independent and financially literate in accordance with the rules of the New York Stock Exchange, as well as being independent under the rules of the SEC. The Board has also determined that Mr. Feder and Ms. Pittman are “audit committee financial experts” for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 and have “financial expertise” for purposes of the rules of the New York Stock Exchange. The Audit Committee met six times in 2023.
The primary duties of the Audit Committee are:
•
to assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent registered public accounting firm, and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm;

•
to appoint, compensate, and oversee the work of the independent registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditors concerning financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm shall report directly to the Committee;

•	to prepare the report of the Committee required by the rules of the SEC to be included in the Company’s annual proxy statement; and
•
to discuss the Company’s policies with respect to risk assessment and risk management, in executive sessions and with management, the internal auditors and the independent auditor, in particular with respect to the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

In addition to its regularly scheduled meetings, the Audit Committee is available either as a group or individually to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of the Company. The Chair of the Audit Committee may be reached at the following e-mail address: audit.chair@mineralstech.com.
The Compensation Committee
The Compensation Committee currently consists of Mr. Carmola (Chair), Mr. Breunig, Ms. Deans and Mr. Feder, none of whom is an employee of the Company. The Board has determined that each of the members of the Compensation Committee is independent in accordance with the rules of the New York Stock Exchange. The Compensation Committee met four times in 2023.
The primary duties of the Compensation Committee are:
•	To participate in the development of our compensation and benefits policies;
•	to establish, and from time to time vary, the salaries and other compensation of the Company’s Chief Executive Officer and other elected officers;
•
to review and approve the Company’s incentive structure to avoid encouraging excessive risk-taking through financial incentives as well as the relationship between compensation and the Company’s risk management policies and practices; and

•	to participate in top-level management succession planning.
[27]

COMMITTEES OF THE BOARD OF DIRECTORS

The Compensation Committee also oversees our efforts at promoting gender equity within our Company.
See “Compensation Discussion and Analysis” and “Report of the Compensation Committee” below for further discussion of the Compensation Committee’s activities in 2023.
The Chair of the Compensation Committee may be reached at the following e-mail address: compensation.chair@mineralstech.com.
Compensation Committee Interlocks and Insider Participation
There were no Compensation Committee interlocks or insider (employee) participation during 2023.
The Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee currently consists of Mr. Breunig (Chair), Ms. Deans, Mr. Motwani, Ms. Pittman and Mr. Robinson, none of whom is an employee of the Company. The Board has determined that each of the members of the Corporate Governance and Nominating Committee is independent in accordance with the rules of the New York Stock Exchange. The Corporate Governance and Nominating Committee met four times in 2023.
The primary duties of the Corporate Governance and Nominating Committee are:
•
The identification of individuals qualified to become Board members and the recommendation to the Board of nominees for election to the Board at the next annual meeting of shareholders or whenever a vacancy shall occur on the Board;

•	the establishment and operation of committees of the Board;
•	the development and recommendation to the Board of corporate governance principles applicable to the Company;
•	the review and evaluation of the Company’s programs, policies and practices relating to ESG issues; and
•	the oversight of an annual review of the Board’s performance.
The Corporate Governance and Nominating Committee is charged with recommending candidates for all directorships to the full Board. The Corporate Governance and Nominating Committee monitors the composition of the Board to assure that it contains a reasonable balance of professional interests, business experience, financial experience, and independent directors. If the Committee determines that it is in the best interests of the Company to add new Board members, it will identify and evaluate candidates as discussed in more detail above under “Corporate Governance—Identification and Evaluation of Directors.” Candidates are considered by the Committee in light of the qualifications for directors set forth above under “Corporate Governance—Director Qualifications and Diversity Considerations.”
See “Report of the Corporate Governance and Nominating Committee,” below, for further discussion of the Corporate Governance and Nominating Committee’s activities in 2023. The Chair of the Corporate Governance and Nominating Committee may be reached at the following e-mail address: governance.chair@mineralstech.com.
28

REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
This report is an annual voluntary governance practice that highlights the Corporate Governance and Nominating Committee’s activities during 2023. The Committee engaged in the following:
Governance Initiative. The Committee continued to spend considerable time reviewing and monitoring governance developments in 2023. The Committee reviewed the Company’s governance structure, including the size of the Board, committee memberships, the combined Chairman and CEO roles, and the role of the Lead Independent Director. The Committee also reviewed the Company’s policies on corporate governance, including the Corporate Governance Guidelines, and the Company’s Code of Business Conduct and Ethics, and charters of the Lead Independent Director and the Board’s committees, including the charter of the Corporate Governance and Nominating Committee, to ensure that the Company’s corporate governance practices meet applicable legal and regulatory requirements and emerging best governance practices and that the governance practices of the Board are transparent to shareholders and other interested parties. The Committee also continued to review the legal environment.
Shareholder Feedback. A substantial amount of time continued to be devoted to analyzing and understanding the advisory vote to approve executive compensation (“say-on-pay”) requirement, other results from the Company’s annual meeting of shareholders, the Company’s outreach to shareholders, and specific feedback from shareholders. The Committee also reviewed the reports and analyses of various proxy advisory services regarding areas of possible improvement in corporate governance practices and changes in the proxy advisory services’ policies and procedures.
Director Refreshment. The Committee reviewed current Board and Committee membership, skill set needs for the Board members, and potential new members. The Committee updated its assessment of the experience, skills and attributes of current Board members and that the Board as a whole should possess. The Board has used a skills matrix to assist it in considering the appropriate balance of experience, skills and attributes required of a director and to be represented on the Board as a whole and the Committee determined that the matrix remained a useful tool in its assessment.
Annual Performance Assessment. The Committee reviewed the Board’s current evaluation process and continued to update the evaluation tools to incorporate the best practices. The Board’s annual evaluation of the effectiveness and contributions of the Board are conducted via an electronic Board Self-Assessment Survey.
Continuing Education. The Committee reviewed and updated the orientation initiatives for new directors and the ongoing director education programs. The Committee also reviews the Company’s overall training efforts.
ESG Oversight. The Committee provided oversight and guidance with regard to how the Company and management evaluate and integrate corporate responsibility and sustainability into the Company’s business strategy, decision-making and stakeholder communication. This includes evaluating our environmental footprint, climate trends, sustainable solutions, employee safety and well-being, human rights, compliance, and diversity and inclusion. In connection, the Committee reviewed the Company’s progress toward its environmental reduction targets, the Company’s ESG policies, assessments and ratings of the Company’s ESG progress by outside firms, and the Company’s diversity data and efforts of the Diversity and Inclusion Council. The Committee also reviews and comments on the Company’s annual Corporate Responsibility & Sustainability Report.
Joseph C. Breunig, Chair
Alison A. Deans
Rocky Motwani
Carolyn K. Pittman
Marc E. Robinson
[29]

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Approval of Related Party Transactions
The Company recognizes that related party transactions can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the Company’s best interests and those of our shareholders. Therefore, our Board has adopted a formal, written policy with respect to related party transactions.
For the purpose of the policy, a “related party transaction” is a transaction in which the Company participates and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally or (2) transactions involving less than $120,000 when aggregated with all similar transactions during the course of the fiscal year.
Under the policy, a related party transaction may be entered into only (i) if the Corporate Governance and Nominating Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, or (ii) if the transaction has been approved by the disinterested members of the Board. Related party transactions may be approved or ratified only if the Corporate Governance and Nominating Committee or the disinterested members of the Board determine that, under all of the circumstances, the transaction is in the best interests of the Company.
2023 Related Party Transactions
Since January 1, 2023, there has not been, nor is there currently proposed, any related party transaction in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.
30

SHARE OWNERSHIP
Security Ownership Of Certain Beneficial Owners And Management
The following table shows the ownership of Company common stock by (i) each shareholder known to the Company that beneficially owned more than 5% of Company common stock, (ii) each director and nominee, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group. The percentages of beneficial ownership set forth below are calculated as of March 5, 2024 based on outstanding shares of 32,322,708.
Title of Class	Name and Address of Beneficial Owner(a)	Amount and Nature of Beneficial Ownership(b)	Percent of Class	Number of Share Equivalent Units Owned(c)
Common	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,719,520(d)	17.7%	—
	Vanguard Group Inc. 100 Vanguard Blvd. Malvern, PA 19355	3,713,200(e)	11.5%	—
	Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, TX 78746	2,267,590(f)	7.0%	—
	Macquarie Group Limited 50 Martin Place Sydney, New South Wales, Australia Macquarie Management Holdings Inc. and Macquarie Investment Management Business Trust 2005 Market Street Philadelphia, PA 19103	1,969,633(g)	6.1%	—
	D.T. Dietrich	473,385(h)	1.5%	6,487
	E.C. Aldag	14,544(i)	*	48
	D.J. Monagle, III	213,284(j)	*	4,219
	J.J. Hastings	141,141(k)	*	2,213
	B. Argirakis	84,904(l)	*	3,606
	J.C. Breunig	1,200	*	15,319
	J.J. Carmola	1,200	*	21,336
	R.L. Clark	400	*	27,264
	A.A. Deans	400	*	11,195
	F.L. Feder	450	*	17,284
	R. Motwani	822	*	2,074
	C.K. Pittman	400	*	13,614
	M.E. Robinson	413(m)	*	20,585
	Directors and Officers as a group (16 individuals)(n)	1,151,408(o)	3.5%	157,938
*	Less than 1%.
(a)	The address of each director and officer is c/o Minerals Technologies Inc., 622 Third Avenue, 38th Floor, New York, New York 10017-6707.
(b)	Sole voting and investment power, except as otherwise indicated. Does not include “Share Equivalent Units.”
(c)
“Share Equivalent Units,” which entitle the officer or director to a cash benefit equal to the number of units in his or her account multiplied by the closing price of our common stock on the business day prior to the date of payment, have been credited to Messrs. Dietrich, Monagle, Hastings, and Argirakis under the Supplemental Savings Plan; and to Mr. Breunig, Mr. Carmola, Dr. Clark, Ms. Deans, Mr. Feder, Mr. Motwani, Ms. Pittman and Mr. Robinson under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors (See “Director Compensation” below.).

(d)
Based on a statement on Schedule 13G/A filed on January 19, 2024 with the SEC on behalf of BlackRock, Inc. representing ownership as of December 31, 2023. According to BlackRock Inc.’s Schedule 13G/A, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Company’s common stock. The interest of one such person, iShares Core S&P Small-Cap ETF, was more than 5% of the Company’s aggregate outstanding shares of common stock.

(e)	Based on a statement on Schedule 13G/A filed on February 13, 2024 with the SEC on behalf of investment adviser Vanguard Group Inc. representing ownership as of December 29, 2023.
(f)	Based on a statement on Schedule 13G/A filed on February 9, 2024 with the SEC on behalf of investment adviser Dimensional Fund Advisors LP representing ownership as of December 29, 2023.
[31]

(g)
Based on a statement on Schedule 13G jointly filed on February 14, 2024 with the SEC by Macquarie Group Limited, Macquarie Management Holdings Inc, and Macquarie Investment Management Business Trust representing ownership as of December 31, 2023.

(h)	296,578 of these shares are subject to options which are exercisable currently or within 60 days.
(i)	12,524 of these shares are subject to options which are exercisable currently or within 60 days.
(j)	131,671 of these shares are subject to options which are exercisable currently or within 60 days.
(k)	84,610 of these shares are subject to options which are exercisable currently or within 60 days.
(l)	59,582 of these shares are subject to options which are exercisable currently or within 60 days.
(m)	Shares held in trust with spouse.
(n)	Does not include Dr. Johnson, whose term commences May 13, 2024.
(o)	664,062 of these shares are subject to options which are exercisable currently or within 60 days.
Delinquent Section 16(a) Reports
Section 16(a) of the 1934 Act requires the Company’s directors and certain officers, as well as persons who beneficially own more than 10% of the outstanding shares of Company common stock, to file with the SEC reports regarding their initial stock ownership and subsequent changes to their ownership. As a practical matter, we assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf. Based solely on a review of the reports filed for fiscal year 2023 and related written representations of our officers and directors, we believe that all Section 16(a) reports were filed on a timely basis, except that, as a result of an administrative error, Form 4s to report two transactions by Mr. Aldag, reporting intra-plan transfers from the Company stock fund to another investment option under the Minerals Technologies Inc. Savings and Investment Plan, the Company’s 401(k) plan, pursuant to a previously established auto-rebalance election, were filed late.
32

ITEM 1—ELECTION OF DIRECTORS

ITEM 1—ELECTION OF DIRECTORS
The Board is divided into three classes. One class is elected each year for a three-year term. This year the Board has nominated Mr. John J. Carmola, Dr. Robert L. Clark Jr., and Mr. Marc E. Robinson, each of whom are currently directors of the Company, to serve for a three-year term expiring at the Annual Meeting to be held in 2027.
We have no reason to believe that the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, your proxy may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Directors.
Included in each Director and nominee’s biography below is a description of key qualifications and experience of such Director or nominee based on the qualifications described above. The Board believes that the combination of the various qualifications and experiences of the 2024 Director nominees would contribute to an effective and well-functioning Board.
Item 1. Election of Directors
Board Recommendation
A vote FOR election of Mr. John J. Carmola, Dr. Robert L. Clark Jr., and Mr. Marc E. Robinson is unanimously recommended.
Director Nominees for Terms Expiring in 2027
JOHN J. CARMOLA
Age: 68 Director Since: 2013 Committees: • Audit Committee • Compensation Committee (Chairperson)
Former Segment President at Goodrich Corporation, which was purchased by United Technologies. Previously, President, Aerospace Customers and Business Development of United Technologies in 2012. From 1996 to 2012, held several positions of increasing responsibility at Goodrich, including Segment President for Actuation and Landing Systems and Segment President of Engine Systems and Group President for Engine/Safety/Electronic Systems. From 1977 to 1996, held various engineering and general management positions at General Electric, including Manager of the M&I Engines Division’s Product Delivery Operation.

Key Qualifications and Experience:
	•	Relevant President Experience—Former Segment President at Goodrich Corporation and former President, Aerospace Customers and Business Development of United Technologies.
	•	Operational and Engineering Experience—Extensive experience in engineering, management, product delivery and operations.
[33]

ITEM 1—ELECTION OF DIRECTORS

ROBERT L. CLARK
Age: 60 Director Since: 2010 Committees: None
Lead Independent Director of the Company since March 2021. Former Provost and Senior Vice President for Research, University of Rochester from 2016 to 2021. Dr. Clark earned his doctorate in mechanical engineering from the Virginia Polytechnic Institute and State University and joined Duke University’s Department of Mechanical Engineering and Materials Science in 1992. He founded Duke’s Center for Biologically Inspired Materials and Material Systems, creating a multimillion-dollar program involving more than two dozen faculty members. He also held the Thomas Lord Professorship of Engineering and served as Dean of the Pratt School of Engineering before coming to Rochester to serve as Dean of the Hajim School in 2008. Dr. Clark was named Senior Vice President for Research, University of Rochester, in March 2013 and was appointed Provost and Senior Vice President for Research in July 2016. Dr. Clark is an expert in the science of acoustics, dynamic systems, applied control and bio-nanomanufacturing. His work in these areas has led to more than 140 journal publications and earned him numerous awards. He is a fellow of the American Society of Mechanical Engineers, the Acoustical Society of America, and the American Association for the Advancement of Science. He served as Chair of the Strategic Research Advisory Board of the Austrian Institute of Technology (2013-2017).

Key Qualifications and Experience:
	•	Industry and Technology Experience—Extensive academic experience in the materials science field at the University of Rochester and Duke University.
•
Research and Development Expertise—Extensive research and development experience through various roles, including as Senior Vice President for Research, University of Rochester, Senior Associate Dean for Research, Pratt School of Engineering, Duke University and Vice President and Senior Research Scientist for Adaptive Technologies Incorporated.

	•	Intellectual Property Management Experience—Founder of the intellectual property company SparkIP.
	•	Process Manufacturing Expertise—Holds a Ph.D. in Mechanical Engineering from Virginia Polytechnic Institute and State University and research in this field.
•
Government Contracting Expertise—Headed numerous research programs funded by government agencies, including the National Aeronautics and Space Administration, the Department of Defense and the National Science Foundation.

	•	Global Expertise—Extensive global experience managing large multi-functional businesses in emerging and developed markets in North America, Europe, Asia-Pacific, and Latin America.
34

ITEM 1—ELECTION OF DIRECTORS

MARC E. ROBINSON
Age: 63 Director Since: 2012 Committees: • Audit Committee (Chairperson) • Corporate Governance and Nominating Committee
Former Senior Vice President, Enterprise Strategy at CVS Health and Aetna from 2017-2020. Previously, Managing Director at PwC Strategy& from 2015 to 2017, Senior Executive Advisor at Booz & Company from 2011 to 2015, Company Group Chairman at Johnson & Johnson from 2007 to 2011, Global President Consumer Healthcare Division at Pfizer from 2003 to 2006, North American President Consumer Healthcare Division at Pfizer from 2000 to 2002, Regional President of Australia and New Zealand at the Warner-Lambert Company from 1999 to 2000, General Manager European Business Process Improvement at the Warner-Lambert Company from 1996 to 1998. Member of the Capsugel Scientific and Business Advisory Board from May 2012 to July 2017.

Key Qualifications and Experience:
	•	High Level of Financial Literacy—Extensive experience in managing global and regional business units for Johnson & Johnson, Pfizer Inc. and Warner-Lambert Company.
•
Industry and Technology Experience—Extensive strategic and operational experience in the consumer health care industry, with special focus in marketing, sales, research and development, finance, and human resources at Johnson & Johnson, Pfizer Inc. and Warner-Lambert Company.

	•	Operational Experience—Extensive experience in innovation, human capital development, mergers and acquisitions, licensing, and global marketing.
	•	Global Expertise—Extensive global experience managing large multi-functional businesses in emerging and developed markets in North America, Europe, Asia-Pacific, and Latin America.
Directors Whose Terms Expire in 2025
DOUGLAS T. DIETRICH
Age: 55 Director Since: 2016 Committees: None
Chief Executive Officer of Minerals Technologies Inc. since December 2016 and Chairman of the Board since March 2021. Served as Senior Vice President-Finance and Chief Financial Officer for Minerals Technologies Inc. since January 1, 2011 after serving three years as Vice President, Corporate Development and Treasury. Prior to joining Minerals Technologies Inc., Mr. Dietrich held positions of increasing leadership at Alcoa Inc., including Vice President, Alcoa Wheel Products—Automotive Wheels and President, Alcoa Latin America Extrusions.

Key Qualifications and Experience:
	•	Relevant Chief Executive Officer/President Experience—Chief Executive Officer of the Company effective 2016.
	•	Operational and Engineering Experience—Extensive experience in engineering, management, product delivery and operations.
	•	High Level of Financial Literacy—Extensive financial oversight experience in senior management roles with the Company, including as Chief Financial Officer from 2011 to 2016, and with Alcoa Inc.
	•	Industry and Technology Experience—Extensive experience in the industrial goods, mining and metals manufacturing field.
	•	Extensive International Experience—Experience from leadership positions with several international divisions of Alcoa Inc.
[35]

ITEM 1—ELECTION OF DIRECTORS

ROCKY MOTWANI
Age: 50 Director Since: 2022 Committees: • Audit Committee • Corporate Governance and Nominating Committee
Chief Executive Officer of Cyphlens (formerly Mission3), a cybersecurity company, since January 2022. Prior to Cyphlens, Mr. Motwani was Co-Founder, CFO, and a board member of Jiko Group, a technology-based bank holding company, from July 2015 to December 2021. He was also a board member of Mid-Central National Bank from 2020 to 2021. Prior to that, he held positions of increasing responsibility at J.P. Morgan from 2005 to 2014, including Managing Director in the company’s Transaction Services franchise. He also co-led the technology modernization and automation of J.P. Morgan’s global corporate FX payments business, as well as managed its escrow payments business. Mr. Motwani began his career at Jones Lang Lasalle, a firm that specializes in real estate and investment management, and later moved to McKinsey & Company, serving the technology sector in Silicon Valley.

Key Qualifications and Experience:
	•	High Level of Financial Literacy—Extensive financial oversight experience in senior management roles with JP Morgan and Jiko Group.
•
Technology Experience—Extensive experience with technology-based companies, as Chief Executive Officer of Cyphlens, a cybersecurity company, as co-founder Jiko Group, which invests in and runs technology companies, as well as with JP Morgan, where he led the technology modernization and automation of J.P. Morgan’s global corporate FX payments business.

	•	Cyber Experience— Chief Executive Officer of Cyphlens, a cybersecurity company. Also a Board certified cyber security expert.
	•	Financial Industry Experience—Extensive experience in the financial industry with Jiko Group and JP Morgan.
CAROLYN K. PITTMAN
Age: 60 Director Since: 2017 Committees: • Audit Committee • Corporate Governance and Nominating Committee
Former Senior Vice President and Chief Accounting Officer of Maxar Technologies from July 2019 to September 2023. Prior to Maxar, Ms. Pittman was Vice President-Finance and Controller, for Huntington Ingalls Newport News Shipbuilding from 2011 to 2018. Joined Huntington Ingalls Newport News Shipbuilding in 2011, a spin-off sector of the Northrop Grumman Corporation. At Northrop Grumman, Ms. Pittman was vice president and chief financial officer, Enterprise Shared Services and Information Technology, from 2008 to 2011. She joined Northrop Grumman as a manager in 1995 and attained positions of increasing responsibility, including vice president–sector controller, vice president–internal audit, and chief audit executive. Ms. Pittman began her career with Ernst & Young LLP, where she held positions within audit and assurance services from 1985 to 1995.

Key Qualifications and Experience:
	•	High Level of Financial Literacy—Extensive financial oversight experience in senior management roles with Maxar Technologies, Huntington Ingalls Newport News Shipbuilding and Northrop Grumman.
	•	Operational Experience—Extensive experience in enterprise shared services, information technology, and audit roles with Northrop Grumman.
	•	Risk Management Experience—Extensive experience with Enterprise Risk Management evaluation, Sarbanes-Oxley Risk and Control Matrices, and business continuity planning.
	•	Industry and Technology Experience—Extensive experience with project management of large ERP conversions, governance, risk and control systems, and IT controls. Certified Information Systems auditor.
36

ITEM 1—ELECTION OF DIRECTORS

Directors Whose Terms Expire in 2026
JOSEPH C. BREUNIG
Age: 62 Director Since: 2014 Committees: • Corporate Governance and Nominating Committee (Chairperson) • Compensation Committee
Currently serves as the Chief Operating Officer of OrthoLite, LLC since 2019. Former Executive Vice President, Chemicals at Axiall Corporation from 2010 to 2016. Executive Vice President and Chief Operating Officer, BASF Corporation and President, Market and Business Development, North America, BASF SE, from 2005 to 2010. Increasing positions of responsibility since joining BASF Corporation in 1986 as a process engineer, including Global Marketing director, Fiber Products Division, from 1998 to 2000; director, Global Technology, Functional Polymers from 2000 to 2001; and Group Vice President, Functional Polymers from 2001 to 2005.

Key Qualifications and Experience:
•
Industry and Technology Experience—Former Vice President, Chemicals at Axiall Corporation and Former Executive Vice President and Chief Operating Officer at BASF Corporation, the world’s leading chemical company.

	•	Operational Experience—Extensive experience in engineering, management, marketing and operations.
ALISON A. DEANS
Age: 62 Director Since: 2019 Committees: • Corporate Governance and Nominating Committee • Compensation Committee
Currently an independent consultant focusing on the investment advisory and diversified financial services industry. Ms. Deans was Chief Investment Officer at CRT, a diversified financial services business, from 2014 to 2015. Previously, Ms. Deans worked at Lehman Brothers/Neuberger Berman from 2004 to July 2009. Her last positions there were Head of Equities and Private Asset Management. She also served as Chief Investment Officer overseeing the policy, risk and performance measurement groups for both fixed income and equities as well as the Equity Research Department. Prior to Lehman Brothers, she was Chief Financial Officer of Commercial Banking for BankOne from 2000 to 2003. Prior to BankOne, Ms. Deans spent nine years at Travelers/Citigroup, where, from 1999 to 2000, she was Director of Development at Citigroup.

Key Qualifications and Experience:
	•	High Level of Financial Literacy—Extensive financial oversight experience in senior management roles with CRT, Lehman Brothers/Neuberger Berman, BankOne, and Travelers/Citigroup.
	•	Market Experience—Extensive experience in financial markets as Chief Investment Officer at CRT and Lehman Brothers/Neuberger Berman.
[37]

ITEM 1—ELECTION OF DIRECTORS

FRANKLIN L. FEDER
Age: 73 Director Since: 2017 Committees: • Compensation Committee • Audit Committee
Former Regional Chief Executive Officer for Latin America and Caribbean, Alcoa Inc., from 2004 to 2014. Prior to that, Mr. Feder was Vice President and Director—Corporate Development, Alcoa from 1999 to 2004 and Chief Financial Officer, Alcoa Latin America and Director—Planning from 1990 to 1999. Prior to joining Alcoa, Mr. Feder was Partner with the then Booz, Allen & Hamilton management consulting organization. He serves on the board of directors of PACCAR, Inc. since 2018. He also serves on the boards of directors of several Brazilian companies, including Companhia Brasileira de Aluminio, AES Tietê S.A. and Prumo Logistica S.A. He also serves on the boards of directors of corporate social responsibility and environmental organizations in Brazil.

Key Qualifications and Experience:
	•	Extensive International Experience—Experience from leadership positions with Alcoa Inc., including as Regional Chief Executive Officer for Latin America & the Caribbean.
	•	High Level of Financial Literacy—Extensive financial oversight experience in senior management roles with Alcoa Inc.
	•	Board Experience—Service on the Company’s Board, as well as on the boards of PACCAR, Inc., a U.S. public company, and several public and private companies in Brazil and Argentina.
	•	Industry and Technology Experience—Extensive experience in the manufacturing field with Alcoa Inc.
KRISTINA M. JOHNSON
Age: 66 Term commences: May 13, 2024 Committees: Not yet assigned

Former President of The Ohio State University from September 2020 to May 2023. Prior to that, Dr. Johnson was chancellor of the State University of New York from September 2017 to August 2020; co-founder and CEO of hydropower companies, Enduring Hydro, LLC and Cube Hydro Partners, LLC from 2011 to 2017; Undersecretary of Energy at the U.S. Department of Energy from May 2009 to October 2010; senior vice president and provost at The Johns Hopkins University from 2007 to 2009; and dean of engineering at Duke University from 1999 to 2007. Dr. Johnson was on the faculty of the University of Colorado at Boulder from 1985-1999 as a professor of electrical and computer engineering. Dr. Johnson earned a Bachelor of Science, Master of Science, and Ph.D. in electrical engineering from Stanford University. Dr. Johnson was inducted into the National Inventors Hall of Fame in 2015 and she is also a member of the National Academy of Engineering and the National Academy of Inventors. In 2008, she was awarded the John Fritz Medal, widely considered the highest award given in the engineering profession. Dr. Johnson currently serves as director of Cisco Systems, Inc. since 2012 and director of DuPont de Nemours, Inc since 2022. She previously served as a director of The AES Corporation until 2019 and was a director of the Company from 2000 to 2009.

Key Qualifications and Experience:
	•	Relevant Leadership Experience—President, chancellor, provost and dean of nationally recognized academic institutions. Also was co-founder and CEO of private hydropower companies.
	•	Technology and Engineering Expertise—Dr. Johnson has an engineering background with expertise in science and technology.
	•	Governmental Experience—Experience as Undersecretary of Energy at the U.S. Department of Energy and leading state universities.
•
Board Experience—Currently serves on the boards of directors of Cisco Systems, Inc. and DuPont de Nemours, Inc., and previously was on the Company’s Board as well as the boards of directors of other public companies.

38

ITEM 2—RATIFICATION OF APPOINTMENT OF AUDITORS

ITEM 2—RATIFICATION OF APPOINTMENT OF AUDITORS
The Audit Committee of the Board has appointed KPMG LLP to serve as our independent registered public accounting firm for the current fiscal year, subject to the approval of shareholders. KPMG has audited the financial records of the businesses that comprise the Company since 1992. We consider the firm well qualified.
We expect that representatives of KPMG will be present at the Annual Meeting of Shareholders. These representatives will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.
Item 2. Ratify Auditors
Board Recommendation
A vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2024 fiscal year is unanimously recommended.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. As part of fulfilling its oversight responsibility, the Audit Committee reviewed and discussed with management the audited financial statements of the Company, including its assessment of the effectiveness of the Company’s internal control over financial reporting as of and for the year ended December 31, 2023. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees.”
The Audit Committee has discussed with KPMG the independent accountant’s independence from the Company and has received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.
Principal Accounting Fees and Services
The Company incurred the following fees for services performed by KPMG in fiscal years 2023 and 2022:
	2023	2022
Audit Fees	$4,035,793	$3,707,980
Audit Related Fees	$51,617	$84,927
Tax Fees	$129,319	$156,646
All Other Fees	$2,703	$14,901
Total Fees	$4,219,432	$3,964,454
Audit Fees
Audit fees are fees the Company paid to KPMG for professional services for the audit of the Company’s consolidated financial statements included in the Annual Report on Form 10-K, including fees associated with the audit of internal control over financial reporting, and review of financial statements included in Quarterly Reports on Form 10-Q, or for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, such as comfort letters in connection with securities offerings and consent for registration statements.
Audit Related Fees
Audit related fees are billed by KPMG for assurance services that are reasonably related to the audit or review of the Company’s financial statements, including XBRL tagging, attestation procedures, due diligence and benefit plan audits.
Tax Fees
Tax fees are fees billed by KPMG for tax compliance and tax advice.
[39]

ITEM 2—RATIFICATION OF APPOINTMENT OF AUDITORS

All Other Fees
All other fees are fees billed by KPMG to the Company for any services not included in the first three categories.
Pre-Approval Policy
The Audit Committee established a policy that requires it to approve all services provided by its independent registered public accounting firm before the independent registered public accounting firm provides those services. The Audit Committee has pre-approved the engagement of the independent registered public accounting firm for audit services, audit-related services, tax services and all other fees within defined limits. All of the Audit Fees, Audit Related Fees, Tax Fees and All Other Fees paid to KPMG were approved by the Audit Committee in accordance with its pre-approval policy in fiscal year 2023.
The Audit Committee considered all these services in connection with KPMG’s audits of the Company’s financial statements, and internal control over financial reporting for the fiscal years ended December 31, 2023 and 2022, and concluded that they were compatible with maintaining KPMG’s independence from the Company in the applicable periods.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.
Marc E. Robinson, Chair John J. Carmola Franklin L. Feder Rocky Motwani Carolyn K. Pittman
40

ITEM 3—ADVISORY VOTE TO APPROVE 2023 NAMED EXECUTIVE OFFICER COMPENSATION

ITEM 3—ADVISORY VOTE TO APPROVE 2023 NAMED EXECUTIVE OFFICER COMPENSATION
The Board of Directors is asking you to approve, on an advisory basis, the 2023 compensation of our named executive officers as described in the “Compensation Discussion and Analysis” and “Compensation of Executive Officers and Directors” sections of this Proxy Statement. This proposal is commonly known as “Say-on-Pay.”
While this vote is advisory, and not binding on the Company, the Compensation Committee or the Board of Directors, it will provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the future. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. You should read the “Compensation Discussion and Analysis,” which discusses how our executive compensation policies and programs implement our executive compensation philosophy, and the “Compensation of Executive Officers and Directors” section which summarizes the 2023 compensation of our named executive officers.
In determining whether to approve this proposal, we believe you should consider how we link pay to performance, which is discussed in detail in the “Compensation Discussion and Analysis” section under “How We Tie Pay to Performance.” In particular you should bear in mind:
•
Our performance in 2023 reflects our continued execution in advancing our growth strategy by expanding in higher growth consumer-oriented markets, strengthening our positions in key industrial markets, positioning our businesses in faster-growing geographies, and accelerating the development of new products and technologies. We delivered record-setting sales, operating income, EBITDA and earnings per share, all excluding special items, enhanced positions in our core product lines while extending into faster growing geographies, further expanded our consumer-oriented businesses such as cat litter, and introduced many new innovative products across all four product lines. The continued execution of our strategic initiatives has transformed MTI into a higher growth, higher margin, and higher value company. Additionally, we returned value to shareholders through increased quarterly dividend and one-time $75 million share-repurchase program, consistent with our balanced capital allocation strategy.

•
Over 87% of the compensation of our Chief Executive Officer, Douglas T. Dietrich, is at risk and variable depending on company and individual performance. We believe that the compensation received by our named executive officers in respect of fiscal year 2023 appropriately aligned executive pay with our performance.

•	In 2023, we continued to extensively engage with our shareholders with respect to our corporate governance and compensation practices.
Accordingly, the Board of Directors recommends approval of the following resolution:
RESOLVED, that shareholders of the Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers in 2023, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related tables and disclosure).
Item 3. Advisory Vote to Approve Executive Compensation
Board Recommendation
A vote FOR the advisory vote approving 2023 named executive officer compensation is unanimously recommended.
[41]

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis provides you with a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. Our compensation program for senior executives is governed by the Compensation Committee, which determines the compensation of all eight of the current executive officers of the Company. This discussion and analysis focuses on our named executive officers—our Chief Executive Officer, our Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2023. The named executive officers for 2023 were:
Name	Title
Douglas T. Dietrich	Chairman of the Board and Chief Executive Officer
Erik C. Aldag	Senior Vice President, Finance and Treasury, and Chief Financial Officer
D.J. Monagle III	Group President, Consumer & Specialties
Jonathan J. Hastings	Senior Vice President, Strategy and M&A
Brett Argirakis	Group President, Engineered Solutions
How We Tie Pay to Performance
Our executive compensation program is designed to reward the achievement of the short-term and long-term objectives of the Company, to attract and retain world-class talent, and to relate compensation to the value created for our shareholders. We also believe that as an employee’s level or responsibility increases, so should the proportion of performance-based compensation. As a result, our executive compensation programs closely tie pay to performance.
2023 Business and Performance Review
Our Company
Minerals Technologies Inc. is a leading, technology-driven minerals company that develops, produces, and markets a broad range of specialty mineral solutions, related systems and services. The Company serves globally a wide range of consumer and industrial markets, including household and personal care, paper and packaging, food and pharmaceutical, automotive, construction, steel and foundry, environmental, and infrastructure.
In the first quarter of 2023, the Company realigned its business reporting structure into two segments: Consumer & Specialties and Engineered Solutions, to better align our businesses and technologies with our customers and end markets and create a more efficient and effective management structure, reflecting the way performance is evaluated and resources are allocated.

42

COMPENSATION DISCUSSION AND ANALYSIS

Our performance in 2023 reflects our continued execution in advancing our growth strategy by positioning our businesses in faster-growing markets and geographies, and accelerating the development of new products and technologies:
✔	Delivered record-setting sales, operating income and earnings per share (excluding special items), and enhanced positions in our core product lines while extending into faster growing geographies.
✔	Improved our operating margin (excluding special items) by 100 bps year-over-year and reached 13.6% in second half of the year
✔	Reached targeted level of net leverage ratio of 1.9x EBITDA.
✔	Generated $140 million of free cash flow.
✔	Increased divided and initiated one-year share repurchase program
Advancing Our Growth Strategy
We continue to drive forward our multi-pronged approach to profitable growth, and we made meaningful progress across all our long-term growth priorities in 2023.
Within our Consumer & Specialties segment:
•
Our consumer-oriented businesses in our Household & Personal Care (HPC) product line remained on their strong growth trajectory in 2023 expanding by 9% year over year. The key drivers of growth were our global pet litter business as well as natural feed additives for animal health and bleaching earth filtration for edible oils and renewable fuels.

•
In the Specialty Additives (SA) product line, our strategy is to further expand our crystal engineering technology by targeting underpenetrated regions, expanding our innovative offerings for improving customer sustainability across the globe, and by capitalizing on growing opportunities in the packaging industry. In 2023, we started up three new facilities in Asia, including application of our sustainable NewYield® technology and our first-ever GCC satellite serving a packaging application.

Within our Engineered Solutions segment:
•
We have world leading positions in our High-Temperature Technologies (HTT) product line serving customers in the steel and foundry markets. In 2023, we delivered year-over-year volume growth to foundry customers in Asia as we continued to make progress on our penetration strategy, and in North America, our technical services and innovative high-value solutions, enabled us to sustain and grow our leading positions in those markets.

•	In the Environmental & Infrastructure (E&I) product line, we continue to expand our solutions into developing markets like PFAS remediation and infrastructure drilling applications.
Innovation is a key pillar of our growth strategy across our entire portfolio. In 2023, revenue as a percent of sales from new products reached a record 18 percent. The key drivers were:
•	Our culture of operational excellence and continuous improvement across all operational and resource units resulting in accelerated pace of new product commercialization to just 18 months.
•	Our continued close collaboration with our customers and focus our efforts on developing the highest value products to meet their needs.
•	Uniqueness of our global mineral reserves and differentiated technologies enable us to deliver new products across all four product lines aligned with sustainable trends such as
○	HPC: Natural ingredients for personal care and farm animals; Clean energy and alternative fuel.
○	SA: Decarbonization; Recycling and sustainable packaging.
○	HTT: Emission reduction; Increase in efficiency technologies.
○	E&I: Water purification; environmental conservation.
In 2023, 64% of MTI’s new products had a sustainable profile.
[43]

COMPENSATION DISCUSSION AND ANALYSIS

Strengthening Our Business Through Acquisitions:
•	M&A also represents a strategic growth initiative of the Company and we continue to strengthen this component of our growth strategy.
•
We maintain an active pipeline of potential opportunities. Our M&A strategy is to focus on minerals-based companies where we can leverage our strong technological expertise, drive growth in attractive markets and extend or deepen existing positions into new geographic regions and/or technologies.

•	Our acquisition strategy allows us to build a higher-return, less cyclical, and more balanced portfolio that is supported by a strong balance sheet.
Operational Excellence
•	We continue to improve efficiency through a disciplined effort of embedding Operational Excellence and Lean principles throughout the organization.
•	Our efforts to embed Operational Excellence and Lean principles began 17 years ago. The engagement of our employees in our culture of continuous improvement is the foundation of MTI.

Safety
•	We believe the goal of injury-free operation at 100% of our sites is attainable and we continue to work to achieve zero injuries.
•
The Company continues to focus on the engagement of our employees in risk reduction activities, such as job observations, Gemba (the practice of personally visiting and seeing where work gets done), non-routine task risk assessment and near miss reporting.

44

COMPENSATION DISCUSSION AND ANALYSIS

Financial Performance
The following is a summary of our performance highlights for 2023 and comparisons of our performance to prior years. In this Compensation Discussion and Analysis, as well as in the Proxy Summary, we refer to earnings per share excluding special items, operating income and margin excluding special items, and free cash flow, which are non-GAAP financial measures. See Appendix A to this Proxy Statement for a reconciliation to our results as reported under GAAP.
2023 was a strong year for the Company marked by record sales, operating income and earnings per share, excluding special items.

In the first quarter of 2023, the Company realigned its business reporting structure into two segments: Consumer & Specialties and Engineered Solutions, to better align our businesses and technologies with our customers and end markets and create a more efficient and effective management structure, reflecting the way performance is evaluated and resources are allocated. The company’s portfolio is balanced between those two segments.

[45]

COMPENSATION DISCUSSION AND ANALYSIS

Sales in our Consumer & Specialties segment increased 3% in 2023 to $1.16 billion:
•
Our Household and Personal Care product line grew 9% on continued strong demand for cat litter. Additionally, we saw 34% growth in animal health and 9% growth in edible oil and renewable fuel purification.

•
In the Specialty Additives product line, sales were 1% lower. Three new paper and packaging satellites were ramping up in 2023, including our newest satellite dedicated to service the growing packaging market in China.

Operating income, excluding special items, for the Consumer & Specialties segment increased 24% to $141 million and operating margin, excluding special items, improved 210 basis points to 12.2%.

Sales in our Engineered Solutions segment grew 1% in 2023 to $1.01 billion:
•
Our High-Temperature Technologies product line grew 3% in the year. Steady demand conditions in North America were offset by softer steel market conditions in Europe and a slow start in China for the Asia foundry market.

•
Environmental and Infrastructure product line sales were 3% lower in 2023 due to weak construction market conditions. Sales for remediation and wastewater solutions increased over 40% from the prior year and we also saw double-digit growth in our drilling products sales, driven by increased demand from sustainable energy and infrastructure projects.

Operating income, excluding special items, for the Engineered Solutions segment increased 3% to $151 million in 2023 and operating margin, excluding special items, improved 30 basis points to 15%.

46

COMPENSATION DISCUSSION AND ANALYSIS

•
Our cash flow from operations for the year was strong at $234 million for the year, a significant increase over the prior year. Cash flows from operations in 2023 were used to fund capital expenditures, repay debt, pay dividends to shareholders and repurchase shares of common stock. Free cash flow increased to $140 million from $24 million in the prior year.

Cash Flow from Operations and Free Cash Flow
($ in millions)
$232
$146
$106
$24
$234
$140
2021
2022
2023
Cash Flow from Operations
Free Cash Flow

•	We maintain a strong balance sheet as a result of our balanced approach to capital deployment. Our net leverage ratio was 1.9x at the end of 2023.

•
In the fourth quarter of 2023, we announced the doubling of our dividend to shareholders. We also initiated a 1-year, $75 million share repurchase program. We returned $22 million to shareholders in the form of dividends and share repurchases in 2023. Over the last three years, we have returned $166 million to shareholders.

[47]

COMPENSATION DISCUSSION AND ANALYSIS

Total Shareholder Return
For those who wish to consider total shareholder return when evaluating executive compensation, the graph below compares Minerals Technologies Inc.’s cumulative 3-year total shareholder return on common stock with the cumulative total return of the comparator groups used for the Company’s long-term incentive plan. This graph tracks the performance of a $100 investment in our common stock compared with our peer index (with the reinvestment of all dividends), the Russell 2000 Index and the S&P SmallCap 600 Index over the covered periods.

3-Year Indexed Total Shareholder Return
$140
$120
$100
$80
$60
2020
2021
2022
2023
MTI
Peers
Russell 2000
S&P Smallcap 600

48

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Practices
We highlight below certain executive compensation practices, both the practices we have implemented to incentivize performance and certain other practices that we have not implemented because we do not believe they would serve shareholders’ long-term interests:
What We Do

✔ Pay for Performance – We tie pay to performance. The great majority of executive pay is not guaranteed. We set clear goals for corporate and business unit performance and differentiate based on individual achievement. The vast majority of our named executive officers’ compensation is at-risk and variable depending on Company and individual performance.

✔ Use Objective Financial Metrics – A substantial majority of the awards granted under our Annual Incentive Plan are based on the achievement of corporate financial metrics that we believe are challenging in light of the economic condition in the markets we serve and the risks to achieve high performance.

✔ Tie Personal Performance to ESG Success – Personal performance under our incentive compensation plan is tied to achieving specific sustainability-related projects, as well as quantifiable financial targets.

✔ Ensure at least 50% of Long-Term Compensation is Performance-Based – Commencing in 2024, we increased the weighting of performance-based awards to 50% of total long-term incentive compensation.

✔ Link Long-Term Compensation to Stock Performance – 50% of our long-term awards are in the form of equity awards that vest over a three-year period. We believe that such awards directly link pay with the interests of shareholders. In addition, two of the three metrics in our cash-based long-term incentive plan are based on our stock performance.

✔ Use An Appropriate Peer Group – We annually evaluate the peer group we use to ensure that we use appropriate comparators for benchmarking our compensation program.
✔ Expect High Performance – We expect our executives to deliver sustained high performance year-over-year and over time to stay in their respective positions.
✔ Review Tally Sheets – We review tally sheets for our named executive officers prior to making annual executive compensation decisions.
✔ Have Appropriate Severance Arrangements – In 2016, we revised our officers’ change-in-control arrangements to reduce the severance payable upon a change-in-control.

✔ Double Trigger for Vesting on Change in Control – Our equity compensation plan provides for accelerated vesting of awards after a change in control only if an employee is also terminated (a “double trigger”).

✔ Clawback – We have a policy to recoup certain incentive and other compensation payments (a “clawback” policy) to ensure that our executives do not retain undeserved windfalls and to enhance our pay-for-performance initiatives.

✔ Minimal Perquisites – We provide only minimal perquisites that have a sound benefit to the Company’s business.

✔ Stringent Stock Ownership Guidelines – We have adopted stringent stock ownership guidelines—six times base salary for our CEO, four times base salary for our CFO and Group Presidents, three times base salary for our other executives, and five times the annual cash retainer for directors.

✔ Retention Period on Exercised Stock Options and Vested DRSUs – Executives must hold for at least five years a minimum of 50% of after-tax value of appreciation of stock options upon exercise and retain at least 50% of stock received after-tax from Deferred Restricted Stock Units (DRSUs) upon vesting.

✔ Independent Compensation Consulting Firm – The Compensation Committee benefits from its utilization of an independent compensation consulting firm which provides no other services to the Company.
What We Don’t Do
✗ We Do Not Pay Dividend Equivalents on Stock Options and Unvested DRSUs
✗ No Repricing Underwater Stock Options or Backdating Stock Options
✗ No Inclusion of the Value of Equity Awards in Pension or Severance Calculations
✗ No Excise Tax Gross-Up Payments Upon Change In Control
✗ No Hedging Transactions, Pledges of Stock Or Short Sales By Executives Permitted
[49]

COMPENSATION DISCUSSION AND ANALYSIS

Consideration of Results of 2023 Shareholder Advisory Vote
As discussed above under “Shareholder Engagement”, we engage in an extensive, ongoing shareholder engagement effort discussing corporate governance, compensation and other matters. At our 2023 Annual Meeting, our shareholders approved the 2022 compensation of our named executive officers with 81% of the shares voting on the matter at the meeting voting in favor. We believe that the significant margin of approval of our 2023 “Say-on-Pay” proposal resulted in large measure from our shareholder engagement effort. See “Shareholder Engagement” on pages 7-8 for more information.
As a result of the vast majority of shares favoring our “Say-on-Pay” proposal at our 2023 Annual Meeting, and the feedback we received during our 2023 – 2024 shareholder outreach program, we have modified the mix of long-term compensation awards to be 50% performance based. Beginning with awards granted in 2024, we increased the weighting of performance-based awards to 50% of total long-term incentive compensation, with a corresponding reduction in stock options to 10% weighting to be more closely tied to our operating plan and industry trends. Other than that key change, we have substantially maintained our executive compensation policies. The Compensation Committee will continue to consider the views of our shareholders in connection with our executive compensation program and make improvements based upon evolving best practices, market compensation information and changing regulatory requirements.
What We Pay and Why: Elements of Our Compensation Program for Named Executive Officers
We have structured the major portion of executive compensation as “total direct remuneration,” consisting of base salary, annual incentive awards and long-term incentive awards. Long-term incentive awards consist of stock options, Deferred Restricted Stock Units (“DRSUs”), and Performance Units awarded under our long-term incentive plan. Additional elements supplement the total direct remuneration. As illustrated below, in 2023 the majority of total direct compensation to our named executive officers was variable and at-risk.

The table below summarizes the compensatory elements of our program and briefly explains their purpose. Following the table, we provide a detailed description of each element, why we pay it, and what decisions were made for individual payments and awards in 2023.
Element of Compensation Program	Description	How This Element Promotes Company Objectives/Positioning vs. Market
Annual Compensation:
—Base Salary	Fixed annual compensation that is certain as to payment; provides continuous income to meet ongoing living costs.	Intended to be competitive with marketplace, to aid in recruitment and retention.
—Annual Incentive Plan	Offers opportunity to earn performance-based compensation for achieving pre-set annual goals.	Motivate and reward achievement of corporate objectives.
Long-Term Compensation:
—Performance Units – 50% of total long term compensation (increased from 40% commencing 2024)	Units pay out in cash based on three-year performance goals.	Units earned based on performance metrics that are believed to be key to achieving success in the Company’s strategies.
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COMPENSATION DISCUSSION AND ANALYSIS

Element of Compensation Program	Description	How This Element Promotes Company Objectives/Positioning vs. Market
—DRSUs – 40% of total long-term compensation	Full value grant of stock units typically with ratable vesting over three years.
Intended to increase long-term equity ownership and to focus executives on providing shareholders with superior investment returns; vesting terms and holding requirements promote retention and a strong linkage to the long-term interests of shareholders.

—Stock Options – 10% of total long-term compensation (decreased from 20% commencing 2024)	Stock options granted at fair market value on date of grant typically with ratable vesting over three years.	More highly leveraged risk and reward alignment with shareholder value; vesting terms and holding requirements promote retention and a strong linkage to the long-term interests of shareholders.
Other Compensation Elements:
—Retirement Income	Qualified and non-qualified defined benefit and qualified defined contribution plans intended to provide for replacement of annual compensation with pension or lump-sum payments upon retirement.	Fair and competitive program designed to provide basic retirement benefits and encourage long-term service.
—Deferred Compensation	Nonfunded deferred compensation plan that mirrors the Company’s qualified defined contribution plan and allows for an annual election of deferrals of salary and bonus.	Modest program that allows executives to have same level of benefits as other participants not subject to IRS limits.
—Severance Payments	Payments and benefits upon termination of an executive’s employment in specified circumstances, including after a change in control.
Intended to provide assurance of financial security to attract lateral hires and to retain executives, especially in disruptive circumstances, such as a change in control and leadership transitions; encourages management to consider transactions that could benefit shareholders.

—Benefits	Health and welfare benefits.	Fair and competitive programs to provide family protection, facilitate recruitment and retention.
—Perquisites	Modest personal benefits limited to financial counseling.	Highly desired benefits which can represent cost-effective elements of compensation. We do not provide tax gross-ups for perquisites.
Base Salary
The Committee believes that the overall compensation to the named executive officers should include reasonable levels of fixed cash compensation to provide a level of assurance of compensation. Base salaries of our named executive officers are determined in accordance with their responsibilities, their tenure in position, performance and market data for the position, although no particular weight is assigned to any one factor. Each employee receives an annual performance rating early in the year. The performance rating of the Company’s Chief Executive Officer is assigned by the Compensation Committee and approved by the Board. The performance ratings of other officers, including the named executive officers, are assigned by the Company’s Chief Executive Officer, subject to review by the Compensation Committee. The named executive officers’ performance ratings were assigned by Mr. Dietrich in early 2023. Based on the Company’s performance, general business outlook, and industry compensation trends, we set guidelines for average percentage compensation adjustments to salary for all employees for the coming year. The percentage increase received by a particular employee is determined on the basis of the employee’s performance rating and current compensation level compared to similar marketplace positions.
[51]

COMPENSATION DISCUSSION AND ANALYSIS

The following reflects salary increases during 2023:
Name	Base Salary (12/31/2022)	Base Salary (12/31/2023)
D.T. Dietrich	$1,000,000	$1,050,000
E.C. Aldag	$450,000	$450,000
D.J. Monagle, III	$615,110	$645,866
J.J. Hastings	$599,289	$617,268
B. Argirakis	$567,788	$601,855
Following the Company’s annual review of CEO compensation, the Committee determined to increase Mr. Dietrich’s base salary by 5%, which was Mr. Dietrich’s first increase in base salary in four years and was a result of a determination to increase base salary to remain competitive relative to the marketplace. Mr. Aldag, who received a base salary increase in November 2022 upon his appointment as Senior Vice President, Finance and Treasury, Chief Financial Officer, did not receive any further increase in base salary in 2023. Mr. Monagle and Mr. Hastings received merit increases to their base salaries of between 3% and 5% in 2023. Mr. Argirakis, a new named executive officer for 2023, is a long-tenured (36+ year) employee who was promoted in 2023 to Group President, Engineered Solutions. Mr. Argirakis received a merit increase of 6% to his base salary in 2023 commensurate with his new position and to remain competitive in the marketplace.
Annual Incentives
We pay annual incentives through our Annual Incentive Plan. The 2023 Annual Incentive Plan is designed to reward participants for the achievement of pre-established Company-wide financial goals and individual contributions thereto, as well as to reward the achievement of individual performance goals, by providing cash awards that are paid if such goals are met.
The amount of incentive compensation actually earned by participants in the Annual Incentive Plan is determined by multiplying the target amount by a performance factor. The target amount is a percentage of base salary. Such target percentages for 2023 were consistent with 2022 target percentages for each of the named executive officers. The performance factor represents percentage achievement of weighted composite of corporate financial targets, personal performance objectives and, for those executives who are Segment Leaders, segment financial targets. The overall performance factor for each element (corporate financial targets, segment financial targets, and personal performance objectives) may individually range from a minimum of 25% to a maximum of 200%, for an overall maximum performance factor of 200%. Payout is equal to target incentive compensation if the performance factor for each element is achieved at 100%.

In January 2024, the Committee reviewed the results of the 2023 Annual Incentive Plan. Payments were determined based on the achievement of the performance factors described below. Individual performance ratings were submitted by the Chief Executive Officer for discussion and approval by the Committee. The performance factors actually achieved for 2023 and the resulting payments to the named executive officers under the 2023 Annual Incentive Plan were as follows:
Name	2023 Base Salary	Target Percentage of Base Salary	Target Annual Incentive Compensation	Performance Factor Achieved	2023 Incentive Compensation Earned
D.T. Dietrich	$1,050,000	125%	$1,312,500	120.7%	$1,583,842
E.C. Aldag	$450,000	75%	$337,500	120.3%	$406,113
D.J. Monagle, III	$645,866	75%	$484,400	120.1%	$581,638
J.J. Hastings	$617,268	75%	$462,951	126.9%	$587,300
B. Argirakis	$601,855	75%	$451,391	116.0%	$523,689
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COMPENSATION DISCUSSION AND ANALYSIS

Calculating the Performance Factor
We maintain a strong link between performance and pay within our executive compensation program through emphasis on incentives and utilization of performance measures that we believe are key drivers of shareholder value creation. For 2023, the Annual Incentive Plan continued to use two financial measures that we determined are important business metrics that lead to creation of shareholder value, and therefore deserve significant focus. One of these measures, Operating Income (“OI”), was consistent with prior years. For the other metric, we determined to use Return on Net Assets (“RONA”), instead of the return measure used for the Annual Incentive Plan in prior years, Return on Capital (“ROC”). There were two principal reasons for making this change to use RONA rather than ROC. First, it better focuses on financial measures that the businesses can control, such as working capital and fixed assets. Second, through our shareholder engagement efforts, some shareholders had noted that both our short-term incentive compensation plan and our long-term incentive compensation have been based, in part, on an ROC metric. Although the metrics for short-term and long-term compensation were evaluated over different time periods, the change to use RONA rather than ROC in the Annual Incentive Plan ensures that the two plans use different metrics.
Performance of the Company as a whole with respect to OI and RONA was a significant factor in each executive’s bonus opportunity. For executives who were Segment Leaders in 2023, namely Mr. Monagle and Mr. Argirakis, performance with respect to these financial targets within the executive’s segment was also a significant factor in such executive’s bonus opportunity. The remainder of each executive’s bonus opportunity was based on personal performance objectives.
The table below summarizes the weightings for each element of the performance factor (corporate financial targets, Segment financial targets, and personal performance objectives) for each of our named executive officers, along with their achievement in 2023.
	Company Financial Targets		Segment Financial Targets		Personal Performance
Name	Weighting	Achievement	Weighting	Achievement	Weighting	Achievement
D.T. Dietrich	70%	122.3%	—	—	30%	116.9%
E.C. Aldag	70%	122.3%	—	—	30%	115.7%
D.J. Monagle, III	20%	122.3%	50%	125.8%	30%	109.0%
J.J. Hastings	70%	122.3%	—	—	30%	137.5%
B. Argirakis	20%	122.3%	50%	118.4%	30%	107.9%
Approximately half of the personal performance objectives were based on quantifiable financial components: revenue, expense management, working capital efficiency, operating margin percent, and certain productivity metrics, for which specific targets were established. Accordingly, financial components – the OI and RONA metrics combined with the quantifiable financial components of the personal performance objectives – represented approximately 85% of the plan’s target metrics.

Relationship between Sustainability and Compensation
MTI has a longstanding commitment to operate ethically and responsibly while creating value for our customers, employees, communities, and other stakeholders. We look at sustainability holistically, understanding that addressing the continuum of environmental, social, governance and ethics issues is critical to the success of our business. Sustainability is a vital driver to our long-term growth, and through continued learning and improvement, we are making progress in addressing the biggest challenges of today, while capturing opportunities for the future. As our incentive compensation program reflects our overall company performance and profitability that drive long-term shareholder value creation, our success in meeting our sustainability goals is inherent to our incentive compensation program.
[53]

COMPENSATION DISCUSSION AND ANALYSIS

Our sustainability goals are achieved through our deployment of Lean operating principles. Businesses have Hoshin Plans to achieve specific sustainability-related projects. Our executives are measured on achievement of these projects in the personal performance component of annual incentive compensation.
Company Level Financial Targets and Performance
As discussed above, the Committee selected OI and RONA as the two financial measures used to determine Company performance. For each measure, a Company performance target range was determined as an aggregate of the performance target ranges for the Company’s two segments. Company-level performance for 2023 was based on a weighted average of segment actual performance for the measure.
2023 Targets. The following table sets forth the following for both OI and RONA:
•	the Company performance target range for minimum (threshold) and maximum performance, representing the aggregate of the segment threshold and maximum performance, respectively; and
•	the Company performance target if each of the segment level performance factors were achieved at 100% of target.
•	actual 2023 Company performance.
	Threshold	Target	Maximum	Actual 2023 Performance
Operating Income*	$159 million	$264 million	$330 million	$280 million
Return on Net Assets	4.6%	7.6%	9.5%	8.2%
*	Excluding special items
In determining the performance targets and target ranges for OI and RONA in the beginning of the year, the Committee took into consideration the economic conditions and risks of our market segments and the business development activities and goals for each of the segments. The Committee strived to design performance target ranges for OI and RONA that were challenging taking into consideration the economic condition in the markets we serve and the risks to achieve high performance but attainable by the executive officers. The Company OI target set for 2023 reflected an increase of 5% above 2022 actual OI performance. The Company RONA target set for 2023 reflected a targeted improvement in operating performance and expected changes in the Company’s average net assets when compared with 2022. The following summarizes the key opportunities and risk factors considered for 2023 target levels.

2023 Performance. The Company performance factor represents the weighted average of the performance factor for the two segments, and the segment performance factor is a weighted average of the individual business units within each segment. For each segment and business unit, actual 2023 performance for each measure was weighted—OI was weighted at 60% and
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COMPENSATION DISCUSSION AND ANALYSIS

RONA at 40%—and the weighted average performance corresponds to a performance factor based on an individual payout matrix for such business unit. Because the Company performance factor represents a weighted average of segment level performance factors, which in turn represent a weighted average of individual business unit performance within each segment, it does not have a straight-line relationship with consolidated Company performance.
The following table sets forth:
•	the weights assigned to each segment for purposes of calculating the weighted average of segment level performance factors;
•	the performance factors achieved for 2023 for each segment; and
•	the weighted average payout associated with that segment’s 2023 performance (multiplying the weight assigned to each segment by its 2023 Performance Factor).
	Weight	2023 Performance Factor	Weighted Average Payout
Consumer and Specialties Segment	51.6%	125.8%	64.9%
Engineered Solutions Segment	45.4%	118.4%	53.8%
Unallocated Corporate Expense	3.0%	120.0%	3.6%
Overall Company Total			122.3%
Segment Level Financial Targets
As discussed above, segment level financial targets for OI and RONA contributed to the aggregate composite Corporate financial targets. In addition, for the executives who are Segment Leaders, segment OI and RONA were factors in determining the bonus opportunity under the 2023 Annual Incentive Plan. As noted above, segment targets in turn represent an aggregation of sub-segment business unit level targets.
The Committee selected performance target ranges for each segment’s OI and RONA based upon recommendations of the Chief Executive Officer and after reviewing the Company’s 2023 operating plan. The Committee also took into account the risks associated within each segment, as well as the economic conditions of the markets each segment serves. As described above, the Committee strived to design performance target ranges for OI and RONA that were challenging but attainable by the executive officers.
As with Company level financial targets, a performance factor was determined for each segment level measure based on the actual 2023 performance. The segment performance factors represent a weighted average percentage achievement of sub-segment business unit level targets. Accordingly, the performance factor for a measure does not represent a straight-line relationship between the segment level target performance ranges and the actual performance for such segment. We do not publicly report the financial results at the sub-segment level.
Personal Performance Objectives
Personal performance objectives for executive officers during 2023, other than Mr. Dietrich, were set by Mr. Dietrich. Personal performance objectives for Mr. Dietrich were set and approved by the Compensation Committee with input from Mr. Dietrich.
The personal performance component provides rewards to executives in recognition of contributions in other key areas not captured in the Operating Income and RONA financial metrics.
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COMPENSATION DISCUSSION AND ANALYSIS

Approximately half of the personal performance objectives were based on quantifiable financial targets. Accordingly, together with the OI and RONA financial metrics, objective financial components represented approximately 85% of the 2023 Annual Incentive Plan’s target metrics.

For each category of the personal performance objectives, there was a range of potential payouts with the ultimate payout amount based upon the detailed evaluation by the Committee as to the achievement of the objectives. The Committee structured the 2023 Annual Incentive Plan in this manner so that the executives would know what their reward, if any, would be for achieving the objectives, while using the personal performance objectives to provide the Committee with the opportunity to assess the value of contributions or achievements within the context of the degree of difficulty and probability of achieving the objectives.
The following are the specific personal performance objectives under the Annual Incentive Plan for each of our named executive officers, as well as their achievement of such objectives in 2023:
•
Mr. Dietrich: The Compensation Committee reviewed Mr. Dietrich’s personal goals and objectives and assessed his performance versus the objectives in similar areas as the other executive officers, including measurable areas such as revenue growth, expense control, working capital efficiency, productivity improvement, and corporate functions performance. With respect to revenue, which increased 2.1%, Mr. Dietrich’s target was an increase of 5.5%, resulting in a payout of 46.5% for this component of the award. Mr. Dietrich’s target for controllable expenses was an increase in 2023 of 7.3% from 2022 levels, and the actual controllable expenses in 2023 increased by 6.9%, which resulted in a payout of 116.5% for this component of the award. Mr. Dietrich’s target for working capital efficiency was to achieve Operating Plan performance, and actual performance was unfavorable versus Plan, resulting in a payout of 30.4% for this component of the award. Mr. Dietrich’s target for productivity was a 6.1% improvement, and actual improvement was lower than threshold, resulting in 0% payout for this component of the award. Mr. Dietrich's was also evaluated on his personal objectives, which included: executive team development and succession planning; strengthening the Company's Environmental Health and Safety culture, and culture of Operational Excellence; Progress against the Company's long-term strategy; Progress against the Company's ESG initiatives, capital deployment, external communications and investor relations, cybersecurity, and acquisitions and divestitures. Collectively, Mr. Dietrich’s performance against his personal performance objectives was 116.9% of target.

•
Mr. Aldag: Mr. Dietrich and the Compensation Committee reviewed Mr. Aldag’s 2023 personal goals and objectives and assessed his performance versus the objectives in areas such as expense reduction, achievement of corporate function objectives and achievement of personal objectives. Mr. Aldag’s personal objectives included succession planning, cyber security, operational excellence, and training and development. Controllable expenses for Mr. Aldag’s resource units were $0.7 million higher than plan in 2023 and 7% above 2022, resulting in a payout of 43.7% for this component of the award. Collectively, Mr. Aldag’s performance against his personal performance objectives was 115.7% of target.

•
Mr. Monagle: Mr. Dietrich and the Compensation Committee reviewed Mr. Monagle’s 2023 personal performance goals and objectives and assessed his performance versus the objectives in areas such as revenue growth, working capital efficiency, productivity, operating margin percent, and his personal objectives. Mr. Monagle was measured on revenue growth in the Consumer & Specialties segment, where sales increased by 3.2%, and his target was an increase of 6.8%, resulting in a payout of 54.7% for this component of the award. Mr. Monagle’s target for operating margin was an

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improvement of 190 basis points compared with 2022, and actual operating margin improved by 210 basis points in the Consumer & Specialties segment, resulting in a payout of 107.9% for this component of the award. Mr. Monagle’s target for productivity was a 4% improvement and actual productivity in the segment improved by 5.3%, resulting in a 157.5% payout for this component of the award. Mr. Monagle’s working capital efficiency target was to achieve Operating Plan performance, and actual working capital efficiency was unfavorable to plan, resulting in a payout of 49.0% for this component of the award. Personal objectives for Mr. Monagle included succession planning, progress against ESG targets, training and development, leading the Operational Excellence Lead Team, operational excellence in the Consumer & Specialties segment, and safety. Collectively, Mr. Monagle’s performance against his personal objectives was 109.0% of target.
•
Mr. Hastings: Mr. Dietrich and the Compensation Committee reviewed Mr. Hastings’s 2023 personal performance goals and objectives and assessed his performance. Mr. Hastings was evaluated based on achievement of Corporate Development function objectives and personal objectives. Personal Objectives for Mr. Hastings included leadership of the Technology Lead Team, succession planning and the assessment and execution of acquisition and divestiture opportunities. Overall, Mr. Hastings’s performance against his personal objectives was 137.5% of target.

•
Mr. Argirakis: Mr. Dietrich and the Compensation Committee reviewed Mr. Argirakis’s 2023 personal performance goals and objectives and assessed his performance versus the objectives in areas such as revenue growth, working capital efficiency, productivity, operating margin percent, and his personal objectives. Mr. Argirakis was measured on revenue growth in the Engineered Solutions segment, where sales increased by 0.9%, and his target was an increase of 4.0%, resulting in a payout of 56.4% for this component of the award. Mr. Argirakis’s target for operating margin was to maintain 2022 performance of 14.7% of sales, and actual operating margin increased to 15.0% of sales in the Engineered Solutions segment, resulting in a payout of 150.0% for this component of the award. Mr. Argirakis’s working capital efficiency target was to achieve Operating Plan performance, and actual working capital efficiency was unfavorable to plan, resulting in a payout of 29.3% for this component of the award. Mr. Argirakis’s target for productivity was a 10% improvement and actual productivity in the segment was unfavorable, resulting in a 0% payout for this component of the award. Personal objectives for Mr. Argirakis included succession planning, progress against ESG targets, training and development, operational excellence in the Engineered Solutions segment, leading the global strategic supply chain function, and safety. Collectively, Mr. Argirakis’s performance against his personal objectives was 107.9% of target.

Long-Term Incentives
Long-term incentives consist of stock options, DRSUs and Performance Units awarded under our long-term incentive compensation plan. Our compensation program uses equity-based awards (stock options and DRSUs), the ultimate value of which is contingent on our longer-term performance, to provide the named executive officers with a direct incentive to seek increased shareholder returns. Furthermore, as described below, we have established stock retention requirements for our executive officers that require the executives to retain a portion of the common stock of the Company that they receive pursuant to equity awards. We believe this further aligns the interests and actions of the Company’s executive officers with the interests of the Company’s shareholders. Performance Units, which pay cash based on the Company’s performance over a three-year performance period, provide a cash incentive that is based on a longer-term performance evaluation than the 2023 Annual Incentive Plan.
Equity award opportunities and Performance Units awarded through our long-term incentive compensation plan provide the named executive officers with a direct incentive to seek increased shareholder returns and serve to further align the interests and actions of the Company’s executive officers with the interests of the Company’s shareholders. Compensation levels for each element are determined by the Committee independently and are not set based on the levels of other elements of compensation, except that the aggregate value of long-term incentive opportunities at target are generally set so that the sum of base salary, annual incentive at target and long-term incentives at target fall within the desired range of total direct remuneration. The Compensation Committee also takes into account other factors such as the responsibilities, performance, contributions and service of the executive, including compensation in relation to other employees and the executive’s length of service in the particular position.
To determine the amounts of each type of long-term incentive provided to each executive officer, the Committee generally first determines the total long-term incentive award to be granted to an executive officer. Total long-term incentive value is determined as a multiple of an executive’s base salary, based on market data supplied by the Committee’s independent compensation consultant. The applicable percentage of total long-term incentive awards ranged from 215% to 525% of base
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salary for the named executive officers. The Committee then establishes the split among the three long-term incentive vehicles. The Committee decided in 2023 that the total long-term incentive value would be split as follows: 20% in the form of stock options, 40% in DRSUs and 40% in Performance Units. This split was consistent with prior years and reflected a desire to base awards on performance and the general marketplace trend of decreasing the emphasis on stock options. Of the equity components, stock options are valued using the Black-Scholes option valuation method and DRSUs are valued using the average of the high and the low of the stock price on the date of the grant. Performance Units are cash vehicles linked to financial goals set by the Committee. They are valued at $100 per unit assuming target-level performance, with higher and lower per-unit values for above- and below-target performance. These values are then translated into specific amounts for each individual executive officer. All of our long-term compensation awards are strongly linked to performance. The Performance Units awarded through our long-term incentive compensation plan are linked to measurements of return on capital and stock performance.
Performance Unit Payout History
Grant Date	Three Year Performance Period	Actual Payout as a Percentage of Payout at Target Performance
2021	2021 – 2023	84%
2020	2020 – 2022	79%
2019	2019 – 2021	79%
2018	2018 – 2020	58%
2017	2017 – 2019	46%
2016	2016 – 2018	94%
2015	2015 – 2017	81%
Equity awards have a three-year vesting period. We strongly believe that our equity-based awards are performance-based, as vesting only occurs if the executive continues to be employed by the Company on the vesting date. We have a high-performance culture. This means that we expect our executives to perform at high levels. Our history is that executives that do not meet such performance standards leave our Company. These officers have forfeited all of their unvested equity awards.
Stock Options. In 2023, the Committee awarded the named executive officers stock options with an exercise price that represents the fair market value of the underlying stock on the date of grant, measured as the average of the high and the low stock price on the grant date. These options generally have a ten-year term and vest in equal installments on each of the first three anniversaries from the date of grant. To encourage the ownership of Company stock among officers, upon exercise, at least 50% of after-tax value of appreciation must be held in Company stock for at least five years.
DRSUs. DRSUs generally vest in equal installments on each of the first three anniversaries from the date of grant. As with stock options, to encourage the ownership of Company stock among officers, at least 50% of the shares received upon vesting of the DRSUs (after tax) must be held by the executives for five years.
Performance Units. Performance Units awarded under our long-term incentive compensation plan pay cash based on the Company’s performance over a three-year performance period. Performance Units granted in 2023 vest at the end of a three-year performance period (2023 – 2025), provided the grantee remains employed by the Company at such time. The value of each Performance Unit is dependent on the following three components:
•	The Company’s ROC performance over the three-year performance period as compared to target ROC, which is set to exceed the Company’s weighted average cost of capital.
•	The Company’s stock performance as compared to our Peer Company Index, based on total shareholder return for the period from January 1, 2023 to December 31, 2025.
•
The Company’s stock performance as compared to the S&P SmallCap 600 Index and the Russell 2000 Index, based on total shareholder return for the period from January 1, 2023 to December 31, 2025. For this purpose, the total shareholder return of the S&P SmallCap 600 Index and the Russell 2000 Index are weighted equally. The use of the S&P SmallCap 600 Index represented a change from prior years, and resulted from the inclusion of the Company in that index.

The following sets out, for each of the three components, the minimum (threshold) performance below which such component will not have any payout, the target performance at which the component pays out at $100, and the maximum performance at which the component pays out at $300.
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	Threshold	Target	Maximum
Return on Capital	7.0%	9.1%	10.8%
Company Stock Performance as a Percentage of S&P SmallCap 600 Index and Russell 2000 Index	75%	100%	130%
Company Stock Performance as a Percentage of Peer Company Index	75%	110%	130%
Equal weighting is given to each of the three components. Thus, each of the three types of performance components contributes one-third of the final value of the Performance Unit. For each component, we calculate a payout level at the end of the performance period. The following tables set forth the payout levels for stated performance for each of the three components. Performance between the stated percentages is interpolated.
ROC Performance relative to target ROC (one-third of Unit Value)
ROC Performance	Component Achievement
<7.0% (minimum)	$0
7.5%	$75
9.1% (target)	$100
9.8%	$200
10.8+% (maximum)	$300
Company Stock Comparison to the S&P SmallCap 600 Index and the Russell 2000 Index (one-third of Unit Value)
Company TSR Performance as a % of Target	Component Achievement
<75% (minimum)	$0
75%	$75
100% (target)	$100
120%	$200
130+% (maximum)	$300
Company Stock Comparison to the Peer Company Index (one-third of Unit Value)
Company TSR Performance as a % of Target	Component Achievement
<75% (minimum)	$0
75%	$40
100%	$90
110% (target)	$100
120%	$200
130+% (maximum)	$300
After each of the component payout amounts are determined, the three component payout amounts are averaged together to determine an overall Performance Units payout amount. For example, if for a Performance Unit, one component performance metric is achieved at the target level (yielding $100 for such component), one is achieved at the threshold level (yielding $75 for such component), and one is achieved at the maximum level (yielding $300 for such component), the performances together will result in a final payout value for the Performance Unit of $158.33 (the average of $100, $75, and $300). Performance Units have an overall target value of $100 if each of the three components are achieved at target performance. The Performance Unit value is paid out in cash at the end of the performance period.
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2021 Performance Unit Payouts. In January 2024, the Committee reviewed the results of Performance Units granted in 2021, which had a performance period that ended December 31, 2023. The Company’s performance during the performance period, and the resulting payout on these Performance Units, was as follows:
Performance Measure	Target Component Achievement	2021 - 2023 Performance	Actual Component Achievement
2021 – 2023 Return on Capital, as compared to target of 9.0%	$33.33	8.3%	$29.45
2021 – 2023 Company TSR Performance as compared to Russell 2000 Index	$16.67	104%	$20.00
2021 – 2023 Company TSR Performance as compared to S&P MidCap 400 Index	$16.67	87%	$14.50
2021 – 2023 Company TSR Performance as compared to Peer Company Index	$33.33	85%	$20.00
Total	$100.00		$83.95
Payments to the named executive officers on the Performance Units granted in 2021 were as follows: Mr. Dietrich, $1,611,840; Mr. Aldag, $41,975; Mr. Monagle, $526,283; Mr. Hastings, $446,110; and Mr. Argirakis, $326,817.
Relationship Between Company Performance and Chief Executive Officer Compensation for 2023
We have structured our compensation program to strongly tie our executives’ pay to performance. This is reflected in the compensation that was awarded to Mr. Dietrich. 87% of Mr. Dietrich’s compensation was at-risk and variable depending on company and individual performance. The Compensation Committee believed 2023 compensation appropriately reflected the Company’s financial and operational performance.
Cash-based Awards. The following table summarizes the performance measures underlying the two cash-based components of Mr. Dietrich’s variable compensation, the Annual Incentive Compensation and the Performance Units issued as part of our long-term incentive plan, and how their achievement was reflected in the payouts to Mr. Dietrich:
	Performance Measure	2023 Compensation Result
		Achievement	Weight	Payout
2023 Annual Incentive Compensation	2023 Personal Performance (see page 55-57)	116.9% of target	30%	Overall payout to Mr. Dietrich of 120.7% of target
	2023 Company Financial Performance (see page 53-55)	122.3% of target	70%
LTIP – 2021 Performance Units	2021 – 2023 Return on Capital	$29.45		Overall payout of $83.95 on Performance Units issued in 2021 (83.95% of target)
	2021 – 2023 Company TSR Performance as compared to Russell 2000 Index	$20.00
	2021 – 2023 Company TSR Performance as compared to S&P MidCap 400 Index	$14.50
	2021 – 2023 Company TSR Performance as compared to Peer Company Index	$20.00
The following sets forth the actual payouts on the Annual Incentive Compensation and the Performance Units over the past three years as compared to the target payouts:
	Annual Incentive Bonus			Long-term Incentive Payout			Total
	Target	Payout	Percent Achievement	Target	Payout	Percent Achievement	Target	Payout	Percent Achievement
2023	$1,312,500	$1,583,842	120.7%	$1,920,000	$1,611,840	84.0%	$3,232,500	$3,195,682	98.9%
2022	$1,250,000	$1,310,875	104.9%	$1,920,000	$1,516,032	79.0%	$3,170,000	$2,826,907	89.2%
2021	$1,200,000	$1,842,301	153.5%	$1,600,000	$1,266,560	79.2%	$2,800,000	$3,108,861	111.0%
Equity Awards. The majority of our long-term incentives are equity-based awards (stock options and DRSUs), which we believe provides a direct link between pay and stockholder interests. Realizable value is the value of an award subsequent to the grant date and is influenced by the Company’s stock price. The focus on realizable value shifts the view of compensation from the future value on the date of grant to the current value of awards based on actual performance and the current stock price.
The following table provides the total realizable compensation for Mr. Dietrich, for the years 2021-2023, along with Mr. Dietrich’s total compensation as reported in the Summary Compensation Table for that time frame. When calculating the
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values of DRSUs (stock awards) and option awards, the Summary Compensation Table reflects the grant-date values of the awards without consideration of the ultimate value (if any) that may be realized by the executive from these awards. For example, if the value of a DRSU on the date of grant was $50, we report its value in the Summary Compensation Table at $50, but its realizable value today could be higher or lower depending upon the stock’s performance subsequent to the date of grant. Realizable value of a stock option is the option’s “in-the-money” value that an executive officer could realize upon exercising the option. When calculating total realizable compensation, the value of each year’s equity award was determined using the value of the award based on the Company’s December 31, 2023 stock price for vested awards or, for awards outstanding and not vested, the expected value at vesting based on the December 31, 2023 stock price.
	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
2023
Reported Value	$1,046,154	$2,204,989	$1,439,445	$3,195,682	$413,206	$55,776	$8,355,252
Realizable Value	$1,046,154	$2,379,686	$300,065	$3,195,682	$413,206	$55,776	$7,390,569
2022
Reported Value	$1,000,000	$1,999,987	$1,193,782	$2,826,907	$366,896	$51,904	$7,439,476
Realizable Value	$1,000,000	$2,042,960	$73,815	$2,826,907	$366,896	$51,904	$6,362,482
2021
Reported Value	$1,000,000	$1,920,006	$959,997	$3,108,861	$47,892	$49,140	$7,085,986
Realizable Value	$1,000,000	$2,074,479	$265,319	$3,108,861	$47,892	$49,140	$6,545,782
How We Make Compensation Decisions

Objectives of Our Compensation Program for Named Executive Officers
The Compensation Committee believes that the compensation program for executive officers should reward the achievement of the short-term and long-term objectives of the Company, and that compensation should be related to the value created for its shareholders. Furthermore, the program should reflect competitive opportunities and best practices in the marketplace.
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The following objectives serve as guiding principles for the Compensation Committee:
•	Provide a market-based, competitive total compensation opportunity that allows the Company to attract, retain, motivate and reward highly skilled executives;
•	establish a strong pay-for-performance culture based on the achievement of key business objectives and reinforced by incentive-based pay; and
•	strengthen the linkage between executive and shareholder interests through the usage of equity awards and executive stock ownership.
Decision-Making Responsibility
Governance of our compensation program is the responsibility of the Compensation Committee, which consists solely of independent (non-management) directors. The Compensation Committee works with management, in particular the Chief Executive Officer and the executive responsible for Human Resources, in making decisions regarding our compensation program. The Chief Executive Officer has the ability to call Compensation Committee meetings for this purpose.
The Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”), a nationally known compensation consulting firm, as its independent compensation consultant for purposes of executive compensation matters in 2023. FW Cook assists in gathering and analyzing market data, advising the Compensation Committee on compensation standards and trends, and assisting in the implementation of policies and programs. FW Cook works with the Chief Executive Officer and the executive responsible for Human Resources to provide such assistance to the Compensation Committee. FW Cook does not provide any other services to the Company. The Committee annually reviews the independence status of its advisors and determined that FW Cook has no conflicts of interest in its role as compensation consultant to the Committee. The Committee has sole authority to determine the compensation for and to terminate FW Cook’s services.
Comparator Group Companies
We intend that the levels of compensation available to executive officers who successfully enhance corporate value be competitive with the compensation offered by publicly held companies so that we can successfully attract and retain the high-quality executive talent critical to the long-term success of the Company. Furthermore, we seek to encourage outstanding performance through the opportunity to earn substantially more than target levels of pay for superior performance. To understand the competitive market for pay, we analyze the compensation programs at a comparator group of companies in setting compensation terms for our program.
The Company’s primary business competitors are foreign companies, privately held firms or subsidiaries of publicly-traded companies. Accordingly, compensation data for most of our primary business competitors is not publicly available. Our 2022 comparator group, which was based on information and analysis provided by the Committee’s compensation consultant, consisted of the following group of comparator companies. We used this group for reference in setting overall compensation for our executives for 2023.
AdvanSix Inc.	Ingevity Corp
Ashland Global Holdings Inc.	Innospec Inc.
Avient Corp.	Koppers Holdings Inc.
Axalta Coating Systems Ltd.	Kronos Worldwide, Inc.
Balchem Corporation	NewMarket Corporation
Cabot Corporation	Quaker Houghton
Compass Minerals International, Inc.	Rayonier Advanced Materials, Inc.
Eagle Materials Inc	Sensient Technologies Corp.
Ecovyst, Inc.	Stepan Co.
Element Solutions, Inc.	Summit Materials Inc.
H.B. Fuller Company	Venator Materials Plc
We conduct a comparator group review on an annual basis. In 2024, following a thorough review of the companies that were members of the comparator group used to set 2023 compensation as well as other potential comparators in the specialty chemical and materials industries, the Compensation Committee approved one substitution to the group, removing Venator Materials Plc (which filed for bankruptcy under Chapter 11 of the US Bankruptcy Code in 2023) and adding in its place Orion S.A. and Tronox Holdings Plc. The Committee determined that substitutions were warranted to ensure that the comparator group continues to reflect companies that are of comparable size (as measured by revenue, total assets, and market cap),
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scope of operations and complexity. For comparison, the Company’s 2023 consolidated revenue is at the 55th percentile of the 2024 comparator group, with the companies in the group having 2023 revenues between 32% and 239% of the Company’s revenue. Accordingly, the comparator group used for purposes of the Peer Company Index for our Performance Units issued in 2024, and which will be used for reference in setting overall compensation for our executives going forward, consists of:
AdvanSix Inc.	Innospec Inc.
Ashland Global Holdings Inc.	Koppers Holdings Inc.
Avient Corp.	Kronos Worldwide, Inc.
Axalta Coating Systems Ltd.	NewMarket Corporation
Balchem Corporation	Orion S.A.
Cabot Corporation	Quaker Houghton
Compass Minerals International, Inc.	Rayonier Advanced Materials, Inc.
Eagle Materials Inc	Sensient Technologies Corp.
Ecovyst, Inc.	Stepan Co.
Element Solutions, Inc.	Summit Materials Inc.
H.B. Fuller Company	Tronox Holdings Plc
Ingevity Corp.
We do not rely exclusively on comparator group data in setting the terms of our compensation program. Consideration also is given to major compensation surveys of companies in the chemical industry, as well as companies in general industry. Survey information helps to confirm the validity and provide broader context to the comparator group data, as well as provide data for positions where comparator data is not available from public filings with the SEC. This survey data is developed independently by FW Cook and provided to the Compensation Committee.
Setting Total Direct Remuneration
Total direct remuneration—consisting of salary, annual incentive awards and long-term incentive awards—provides the major portion of each named executive officer’s remuneration. In setting each named executive officer’s total direct remuneration opportunity, the Compensation Committee takes into account other factors such as the responsibilities, performance, contributions and service of the executive, including compensation in relation to other employees and the executive’s length of service in the particular position. As a result, we do not set total direct remuneration or the component parts at levels to achieve a mathematically precise market position.
As discussed above, our program has provided substantial portions of total direct remuneration in the form of DRSUs and stock options to promote share ownership as a direct means of aligning the interests of executives with the long-term interests of shareholders. Our share retention requirements also encourage long-term shareholding. Cash compensation permits executives to meet living expenses and build wealth through diversified investments, and we therefore seek to provide balance in the mix of cash and non-cash compensation. The more senior the role, the greater the percentage of compensation provided in the form of at-risk long-term incentives.
In evaluating the level of compensation for the named executive officers versus the marketplace, the Committee considered the elements of salary, annual incentive and long-term incentive compensation, both individually and collectively. These elements were benchmarked to compensation information of comparator companies provided by FW Cook. However, this compensation data was not utilized by the Committee to adjust any element of compensation, or total compensation generally, paid to any executive officer (including any of the named executive officers) to precisely equal benchmarked values. Rather, salary, bonus and equity-based compensation components, individually and in total, for each executive, were compared to the average value received by the executives in the comparator companies and such comparison served as general guidance to the Committee in setting compensation levels. In addition, the Committee reviewed the salary, annual incentive and long-term incentive compensation amounts received by each such executive in prior years when establishing compensation levels. In establishing the form and amount of compensation, the Committee attempts to provide compensation that is competitive with its comparator companies, but reasonable in light of the Company’s performance in prior years.
Compensation levels for each element of direct remuneration are determined by the Committee independently and are not set based on the levels of other elements of compensation, except that the aggregate value of long-term incentive opportunities at target are generally set so that the sum of base salary, annual incentive at target and long-term incentives at target fall within
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the desired range of total direct remuneration. As noted above, in each case, the Compensation Committee also takes into account other factors such as the responsibilities, performance, contributions and service of the executive, including compensation in relation to other employees and the executive’s length of service in the particular position.
Retirement Programs
Our retirement programs provide an opportunity for each participating executive to receive a pension or other forms of retirement benefits through a combination of qualified and non-qualified plans. Although our retirement programs provide valuable benefits that help us attract and retain executive talent, we rely more heavily on other elements of our compensation program in the recruitment process and for retention.
Retirement Plans. Messrs. Dietrich, Monagle, and Argirakis participate in the Company’s Retirement Plan, a tax-qualified defined-benefit plan, and the Supplemental Retirement Plan, a non-qualified plan that provides a benefit calculated on compensation in excess of the compensation limit under the Internal Revenue Code. These plans were closed to new entrants effective January 1, 2010. Employees hired after January 1, 2010, including Mr. Aldag and Mr. Hastings, are not entitled to participate in the Retirement Plan or Supplemental Retirement Plan. These plans are described more fully in the narrative following the Pension Benefits table below.
Defined Contribution Plan. Each named executive officer is eligible to participate in the Company’s Savings and Investment Plan, a tax-qualified defined contribution retirement plan (401(k) plan). Eligible participants in the Savings and Investment Plan may make before-tax contributions and receive company matching contributions. The Company matches 100% of the first 3% and 50% of the next 2% of eligible earnings contributed by each participant in the Savings and Investment Plan.
Deferred Compensation. The Company maintains the non-qualified Supplemental Savings Plan in order to allow employees to defer amounts that cannot be deferred under the qualified Savings and Investment Plan due to Internal Revenue Code limits. Each named executive officer is eligible to participate in the Supplemental Savings Plan. This plan is described more fully in the narrative surrounding the Non-Qualified Deferred Compensation table below.
Other Policies and Practices
The Compensation Committee reviews and takes into account all elements of executive compensation in setting policies and determining compensation amounts. In this process, the Committee reviews “tally sheets” and other reports and analyses of executive compensation including those prepared by FW Cook.
Other policies and practices that help promote our compensation objectives include the following:
Perquisites. We provide only minimal perquisites, such as financial counseling, that have a sound benefit to the Company’s business.
Employment Agreements. We have employment agreements with all of the named executive officers. These agreements formalize the terms of the employment relationship and the Company’s obligations to the executive during employment and in the event of termination. Additionally, these agreements clearly define the obligations of executives during and after employment with the Company. This includes compliance with restrictive terms that protect our business related to competitive activities, solicitation of our employees, customers and business partners, the disclosure of confidential information, and other actions that could be harmful to the Company post-employment. Employment agreements promote careful and complete documentation and understanding of employment terms, including strong protections for our business, and discourage frequent renegotiation of the terms of employment. Conversely, employment agreements can limit our ability to change certain employment and compensation terms. In some cases, including when an executive has been recruited to join us, executives have negotiated with us regarding the terms of their employment. The agreements embody the employment terms on which the Compensation Committee and the executives have reached agreement.
Severance Policies. Severance protection is provided to our senior executives in employment agreements and severance agreements. This protection is designed to be fair and competitive and to aid in attracting and retaining experienced executives. When recruited from another company, the executive generally will seek to be protected in the event he or she is terminated without cause or we take actions giving the executive good reason to terminate employment. We believe that the protection we provide—including the level of severance payments and post-termination benefits—is appropriate and within the range of competitive practice.
Severance protection following a change in control, while potentially costly, provides a number of important benefits to the Company. First, it permits an executive to evaluate a potential change in control while relatively free of concern for the executive’s own situation or the need to seek employment elsewhere. Second, change in control transactions take time to
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unfold, and a stable management team can help to preserve the Company’s operations either to enhance the value delivered to a buyer in the transaction or, if no transaction is consummated, to ensure that the Company’s business will continue without undue disruption. Finally, we believe that the change in control protections in place encourage management to consider on an ongoing basis whether a strategic transaction might be advantageous to our shareholders, even one that would vest control of the Company in a third party. We do not provide for excise tax gross up payments to executive officers in connection with a change in control. Under our officers’ change-in-control arrangements, the severance payable upon a change-in-control is three times the officer’s base salary and target bonus, which we believe is in line with market practice. The Compensation Committee believes that the potential cost of executive change in control severance payments and benefits, as a percentage of the potential buyout price, would be well within the range of reasonable industry practice, and represents an appropriate cost relative to the benefits to the Company and its shareholders.
Equity Award Grant Practices. Most of our option and DRSU grants have occurred as part of our regular annual grant of equity awards at a regularly scheduled meeting of the Compensation Committee, typically in January. The Company considers interim grants in cases of new hires, promotions and other special situations.
Clawback Policy. In 2023, we updated our Policy for Recoupment of Incentive Compensation (“clawback” policy) in accordance with NYSE requirements. This policy provides that, if we are required to prepare a material accounting restatement, whether or not the result of misconduct, the Company shall seek to recoup from each current and former executive officer of the Company any incentive-based compensation received by such person in the three prior years that exceeds the amount that person would otherwise have received had the amount been determined based on the restated results. The policy also permits the Company to recoup similar amounts from other designated non-executive employees to the extent directed by the Company’s Board of Directors.
Officer Stock Ownership Guidelines. The following are the stock ownership guidelines effective for the Chief Executive Officer and other named executive officers. The guidelines require holdings of our stock with values at least equal to specified multiples of base salary, as follows:
•	Chief Executive Officer—six times base salary (within five years of election)
•	Chief Financial Officer and Group Presidents—four times base salary (within five years of election)
•	Other Elected Officers—three times base salary (within five years of election)
As of March 19, 2024, all named executive officers were in compliance with the officer stock ownership guidelines.
Trading Controls and Hedging Transactions. Executive officers, including the named executive officers, directors and other Company insiders are required to receive the permission of the Company’s General Counsel prior to entering into any transactions in Company securities, including exercises of stock options. Generally, trading is permitted only during announced trading periods. The named executive officer bears full responsibility if he or she violates Company policy by permitting shares to be bought or sold without pre-approval or when trading is restricted.
We consider it inappropriate for executives, directors and other Company insiders to engage in short-term or speculative transactions in our securities, as such transactions could result in their interests no longer being aligned with the interests of other stockholders of the Company. Therefore, under our securities trading policy, such persons may not engage in any of the following with respect to our securities:
•	Short-term trading;
•	Transactions in puts, calls or other derivative securities;
•	Hedging or monetization transactions, such as zero-cost collars and forward sale contracts; or
•	Holding our securities in a margin account or pledging (or hypothecating) our securities as collateral for a loan or otherwise.
2024 Compensation Program for Named Executive Officers
In 2024, in response to feedback from shareholders, we have modified the mix of long-term compensation awards to be 50% performance based. Beginning with awards granted in 2024, we increased the weighting of performance-based Performance Unit awards to 50% of total long-term incentive compensation, with a corresponding reduction in stock options to 10% weighting to be more closely tied to our operating plan and industry trends. Other than that key change, our compensation program for senior executives for 2024 will be structured in a manner similar to the 2023 program.
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COMPENSATION DISCUSSION AND ANALYSIS

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee, comprised entirely of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
John J. Carmola, Chair
Joseph C. Breunig
Alison A. Deans
Franklin L. Feder
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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Summary Compensation Table—2023
The following table summarizes the compensation of the named executive officers for the fiscal year ended December 31, 2023. The named executive officers include:
•	Our Chief Executive Officer, Douglas T. Dietrich.
•	Our Chief Financial Officer, Erik C. Aldag.
•	Our three other most highly compensated executive officers who were serving as executive officers on December 31, 2023, D.J. Monagle, III, Jonathan J. Hastings, and Brett Argirakis.
For purposes of determining the most highly compensated officers, the amounts shown in column (h) were excluded.
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($)(1) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation* ($)(3) (g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)
Douglas T. Dietrich Chairman of the Board and Chief Executive Officer	2023	$1,046,154	$2,204,989	$1,439,445	$3,195,682	$413,206	$55,776	$8,355,252
	2022	$1,000,000	$1,999,987	$1,193,782	$2,826,907	$366,896	$51,904	$7,439,476
	2021	$1,000,000	$1,920,006	$959,997	$3,108,861	$47,892	$49,140	$7,085,896
Erik C. Aldag Senior Vice President, Finance and Treasury, Chief Financial Officer	2023	$450,000	$364,998	$238,271	$448,088	$—	$24,157	$1,525,514
	2022	$288,498	$59,967	$35,806	$150,001	$—	$16,166	$550,437
D.J. Monagle, III Group President, Consumer & Specialties	2023	$642,081	$697,554	$455,347	$1,107,921	$189,696	$18,200	$3,110,799
	2022	$612,289	$664,312	$396,536	$931,167	$128,884	$17,200	$2,750,389
	2021	$589,464	$626,934	$313,460	$1,081,721	$15,994	$38,412	$2,665,985
Jonathan J. Hastings Senior Vice President, Strategy and M&A	2023	$615,055	$604,917	$394,900	$1,033,410	$—	$40,958	$2,689,240
	2022	$595,245	$587,312	$350,566	$774,817	$—	$39,270	$2,347,209
	2021	$563,477	$531,432	$265,716	$1,129,832	$—	$37,450	$2,527,907
Brett Argirakis Group President, Engineered Solutions	2023	$597,662	$529,657	$345,754	$850,506	$374,086	$40,359	$2,738,024
*	Non-equity Incentive plan compensation for 2023 consists of the following:
Name	2023 Annual Incentive Bonus	2023 Long-term Incentive Payout	Total
D.T. Dietrich	$1,583,842	$1,611,840	$3,195,682
E.C. Aldag	$406,113	$41,975	$448,088
D.J. Monagle, III	$581,638	$526,283	$1,107,921
J.J. Hastings	$587,300	$446,110	$1,033,410
B. Argirakis	$523,689	$326,817	$850,506
**	There were no discretionary bonuses paid to any of the named executive officers in 2021, 2022, and 2023. Accordingly, the column entitled “Bonus” has been omitted from this table.
(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The Company calculates the “fair value” of stock awards under FASB ASC Topic 718 by multiplying the number of shares by the average of the high and low price of the Company’s common stock on the New York Stock Exchange on the grant date. See Note 6 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for the assumptions made in determining FASB ASC Topic 718 values.

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The Company calculates the “fair value” of option awards under FASB ASC Topic 718 using the Black-Scholes valuation model. See Note 6 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for the assumptions made in determining FASB ASC Topic 718 values.

(3)
Amounts shown for 2023 represent the sum of (i) 2023 Annual Incentive awards under the 2023 Annual Incentive Plan and (ii) the value of the Performance Units granted by the Company to the named executive officers for the performance period ending December 31, 2023, which vested on December 31, 2023, as detailed in the above note (*). The value of these Performance Units was $83.95 per unit.

Amounts shown for 2022 represent the sum of (i) 2022 Annual Incentive awards under the 2023 Annual Incentive Plan and (ii) the value of the Performance Units granted by the Company to the named executive officers for the performance period ending December 31, 2022, which vested on December 31, 2022, as detailed in the above note (*). The value of these Performance Units was $78.96 per unit.
Amounts shown for 2021 represent the sum of (i) 2021 Annual Incentive awards under the 2021 Annual Incentive Plan and (ii) the value of the Performance Units granted by the Company to the named executive officers for the performance period ending December 31, 2021, which vested on December 31, 2021. The value of these Performance Units was $79.16 per unit.
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A Performance Unit is worth $100 per unit at target performance; at maximum performance, $300 per unit. If performance does not meet minimum threshold levels, the Performance Unit will be worth $0. See “Compensation Discussion and Analysis—What We Pay and Why: Elements of Our Compensation Program for Named Executive Officers—Long-term Incentives” for more information.
(4)
Amounts shown in column (h) are solely an estimate of the increase in actuarial present value during 2023 of the named executive officer’s normal retirement age (defined as the earliest age at which the executive can receive a benefit unreduced for early retirement) accumulated benefit under the Company’s Retirement Plan and the Supplemental Retirement Plan. Mr. Aldag and Mr. Hastings do not participate in a pension plan. The amount attributable to each plan is shown in the table below:

	Change in Pension Value
Name	Retirement Plan	Supplemental Retirement Plan	Total
D.T. Dietrich	$75,508	$337,698	$413,206
E.C. Aldag	$—	$—	$—
D.J. Monagle, III	$66,220	$123,476	$189,696
J.J. Hastings	$—	$—	$—
B. Argirakis	$112,468	$261,618	$374,086
The change in pension values for Mr. Dietrich and Mr. Monagle are calculated under the cash balance formula, which is described in more detail in the narrative following the Pension Benefits table below. The accumulated benefit under the cash balance formula equals the projected annuity benefit payable at normal retirement age, assuming that the executive remains in employment but receives no future pay credits. The projected annuity benefit is calculated by first projecting the end-of-year cash balance account to normal retirement age using annual interest credits of 6.28% for 2023 and 5.73% for 2022 calculations. The projected cash balance is then converted to an annuity using the September 2023 rates (5.58% for 5 years, 5.66% for next 15 years, 5.56% thereafter) and the 2024 IRS prescribed mortality table for 2023 calculations, and September 2022 rates (4.48% for 5 years, 5.26% for next 15 years, 5.07% thereafter) and the 2023 IRS prescribed mortality table for 2022 calculations.
The change in pension value for Mr. Argirakis is calculated under the career earnings formula which is described in more detail in the narrative following the Pension Benefits table below.
The present value of accumulated benefits is then calculated using the following discount rate and mortality assumptions:
Discount rate:	2023 year end:	4.72% for the qualified plan
4.47% for the nonqualified plan
	2022 year end:	4.92% for the qualified plan
4.67% for the nonqualified plan
	2021 year end:	2.53% for the qualified plan
1.95% for the nonqualified plan
Mortality table:	2023 year end:	“Pri-2012 Total Dataset Mortality Table (Scale MP-2021)” – post retirement only”
	2022 year end:	“Pri-2012 Total Dataset Mortality Table (Scale MP-2021)” – post retirement only”
	2021 year end:	“Pri-2012 Total Dataset Mortality Table (Scale MP-2021)” – post retirement only”
No amount of the above market earnings on compensation that is deferred outside of tax-qualified plans is reported because none of the named executive officers had any above market earnings during 2023.
(5)	All Other Compensation for 2023 consists of the following:
All Other Compensation—2023
Name	Perquisites*	401(k) Plan Match**	Supplemental Savings Plan Match	Total
D.T. Dietrich	$3,730	$13,200	$38,846	$55,776
E.C. Aldag	$536	$13,200	$10,421	$24,157
D.J. Monagle, III	$5,000	$13,200	$—	$18,200
J.J. Hastings	$5,000	$13,200	$22,758	$40,958
B. Argirakis	$5,000	$13,200	$22,159	$40,359
*	Consists solely of reimbursement for financial counseling up to $5,000.
**	Consists of plan match under the Savings and Investment Plan.
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Grants of Plan-Based Awards—2023
The following table provides information on the Annual Incentive Plan awards to each of the Company’s named executive officers in 2023 and the Performance Units, DRSUs and stock options granted in 2023 to each of the Company’s named executive officers under the Company’s long-term incentive program. The estimated future payouts of non-equity incentive plan awards listed in the table below depend on performance criteria described in footnote 2 below. There can be no assurance that such payouts will ever be realized.
Name*	Grant Date	Performance Units (#)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Grant Date Closing Price	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold ($)	Target ($)	Maximum ($)
D.T. Dietrich	(1)		$328,125	$1,312,500	$2,625,000
	1/24/2023(2)	22,050	$1,396,500	$2,205,000	$6,615,000
	1/24/2023					33,371				$2,204,989
	1/24/2023						57,319	$66.15	$66.08	$1,439,445
E.C. Aldag	(1)		$84,375	$337,500	$675,000
	1/24/2023(2)	3,650	$231,167	$365,000	$1,095,000
	1/24/2023					5,524				$364,998
	1/24/2023						9,488	$66.15	$66.08	$238,271
D.J. Monagle, III	(1)		$121,100	$484,400	$968,799
	1/24/2023(2)	6,975	$441,750	$697,500	$2,092,500
	1/24/2023					10,557				$697,554
	1/24/2023						18,132	$66.15	$66.08	$455,347
J.J. Hastings	(1)		$115,738	$462,951	$925,902
	1/24/2023(2)	6,049	$383,103	$604,900	$1,814,700
	1/24/2023					9,155				$604,917
	1/24/2023						15,725	$66.15	$66.08	$394,900
B. Argirakis	(1)		$112,848	$451,391	$902,783
	1/24/2023(2)	5,296	$335,413	$529,600	$1,588,800
	1/24/2023					8,016				$529,657
	1/24/2023						13,768	$66.15	$66.08	$345,754
*
The Company did not have any equity incentive plans during 2023, nor does it currently have such plans. Accordingly, the columns entitled “Estimated Future Payouts Under Equity Incentive Plan Awards” have been omitted from this table.

(1)
Represents threshold, target and maximum payout levels under our 2023 Annual Incentive Plan. The actual amount of incentive awards earned by each named executive officer in 2023 is reported in the Summary Compensation Table under note (*). For a more detailed discussion of the 2023 Annual Incentive Plan, see “Compensation Discussion and Analysis—What We Pay and Why: Elements of Our Compensation Program for Named Executive Officers—Annual Incentives.”

(2)
Represents the number of Performance Units granted to the named executive officers in 2023 under the Company’s long-term incentive program and estimated threshold, target and maximum payouts. Performance Units vest at the end of a three-year performance period. For the 2023 – 2025 performance period, the value of each performance unit is based on three metrics: (i) the Company’s ROC performance, (ii) the Company’s stock performance comparison to the S&P Small Cap 600 Index and the Russell 2000 Index, and (iii) the Company’s stock performance comparison to a Peer Group Index. If performance does not meet minimum threshold levels, the Performance Unit will be worth $0. At threshold performance for each of the metrics, a Performance Unit is worth $63.33; at target performance, $100 per unit; at maximum performance, $300 per unit. The Performance Unit value for the 2023 – 2025 performance period will be paid out (subject to meeting the above performance criteria) in early 2026. For a more detailed discussion of Performance Units, see “Compensation Discussion and Analysis—What We Pay and Why: Elements of Our Compensation Program for Named Executive Officers—Long-term Incentives.”

(3)
DRSUs vest in three equal annual installments beginning on the first anniversary of the grant date (subject to accelerated vesting in specified circumstances). DRSUs are not credited with dividends or dividend equivalents prior to vesting.

(4)
Options vest in three equal annual installments beginning on the first anniversary of the grant date and expire on the tenth anniversary of the grant date (subject to accelerated vesting in specified circumstances).

(5)
The exercise price of option awards is determined by the average of the high and low price of the Company’s common stock on the grant date. Accordingly, the exercise price of option awards granted on January 24, 2023 is $66.075. The closing price of the Company’s common stock on January 24, 2023 was $66.15.

(6)
The grant date fair value of each DRSU is determined by the average of the high and low price of the Company’s common stock on the grant date. Accordingly, the per share grant date fair value of each DRSU granted on January 24, 2023 is $66.075. The grant date fair value, calculated in accordance with FASB ASC Topic 718 using the Black-Scholes valuation method, of each option granted on January 24, 2023 is $25.1129.

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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Outstanding Equity Awards at Fiscal Year-End—2023
The following table shows the number of shares of the Company’s common stock covered by exercisable and unexercisable options and unvested DRSUs held by the Company’s named executive officers as of December 31, 2023.
	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
D.T. Dietrich	14,020	—		$60.19	1/20/2025
	22,968	—		$38.29	1/19/2026
	21,568	—		$78.03	1/17/2027
	24,795	—		$76.38	1/23/2028
	3,670	—		$73.70	3/13/2028
	50,486	—		$54.44	1/22/2029
	57,191	—		$57.67	1/21/2030
	33,311	16,655		$66.00	1/26/2031
	16,404	32,806		$69.81	1/25/2032
	—	57,319		$66.08	1/24/2033
						62,167(3)	$4,433,129
E.C. Aldag	1,439	—		$76.38	1/23/2028
	2,777	—		$54.44	1/22/2029
	2,860	—		$57.67	1/21/2030
	868	433		$66.00	1/26/2031
	492	984		$69.81	1/25/2032
	—	9,488		$66.08	1/24/2033
						6,348(4)	$452,676
D.J. Monagle, III	1,180	—		$65.16	4/1/2024
	14,229	—		$60.19	1/20/2025
	23,093	—		$38.29	1/19/2026
	11,543	—		$78.03	1/17/2027
	12,295	—		$76.38	1/23/2028
	17,943	—		$54.44	1/22/2029
	18,131	—		$57.67	1/21/2030
	10,877	5,438		$66.00	1/26/2031
	5,449	10,897		$69.81	1/25/2032
	—	18,132		$66.08	1/24/2033
						20,067(5)	$1,430,978
J.J. Hastings	7,814	—		$60.19	1/20/2025
	12,922	—		$38.29	1/19/2026
	7,653	—		$78.03	1/17/2027
	8,083	—		$76.38	1/23/2028
	1,847	—		$74.38	6/1/2028
	15,136	—		$54.44	1/22/2029
	15,371	—		$57.67	1/21/2030
	9,220	4,610		$66.00	1/26/2031
	4,817	9,634		$69.81	1/25/2032
	—	15,725		$66.08	1/24/2033
						17,447(6)	$1,244,146
B. Argirakis	2,630	—		$60.19	1/20/2025
	6,501	—		$38.29	1/19/2026
	4,271	—		$78.03	1/17/2027
	5,164	—		$76.38	1/23/2028
	8,835	—		$54.44	1/22/2029
	10,008	—		$57.67	1/21/2030
	6,755	3,377		$66.00	1/26/2031
	3,726	7,450		$69.81	1/25/2032
	—	13,768		$66.08	1/24/2033
						14,320(7)	$1,021,159
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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

(1)
Option awards vest in three equal annual installments beginning on the first anniversary of the grant date and expire on the tenth anniversary of the grant date, subject to accelerated vesting in specified circumstances. The grant date is ten years earlier than the expiration date reported in the Option Expiration column.

(2)	The market value is calculated by multiplying the number of DRSUs by $71.31, the closing price of the Company’s common stock on December 29, 2023.
(3)
Consists of unvested portions of the following: 29,091 DRSUs granted on January 26, 2021 and vesting in three equal annual installments beginning January 26, 2022; 28,649 DRSUs granted on January 25, 2022 and vesting in three equal annual installments beginning January 25, 2023; and 33,371 DRSUs granted on January 24, 2023 and vesting in three equal annual installments beginning January 24, 2024.

(4)
Consists of unvested portions of the following: 758 DRSUs granted on January 26, 2021 and vesting in three equal annual installments beginning January 26, 2022; 859 DRSUs granted on January 25, 2022 and vesting in three equal annual installments beginning January 25, 2023; and 5,524 DRSUs granted on January 24, 2023 and vesting in three equal annual installments beginning January 24, 2024.

(5)
Consists of unvested portions of the following: 9,499 DRSUs granted on January 26, 2021 and vesting in three equal annual installments beginning January 26, 2022; 9,516 DRSUs granted on January 25, 2022 and vesting in three equal annual installments beginning January 25, 2023; and 10,557 DRSUs granted on January 24, 2023 and vesting in three equal annual installments beginning January 24, 2024.

(6)
Consists of unvested portions of the following: 8,052 DRSUs granted on January 26, 2021 and vesting in three equal annual installments beginning January 26, 2022; 8,413 DRSUs granted on January 25, 2022 and vesting in three equal annual installments beginning January 25, 2023, and 9,155 DRSUs granted on January 24, 2023 and vesting in three equal annual installments beginning January 24, 2024.

(7)
Consists of unvested portions of the following: 5,899 DRSUs granted on January 26, 2021 and vesting in three equal annual installments beginning January 26, 2022; 6,507 DRSUs granted on January 25, 2022 and vesting in three equal annual installments beginning January 25, 2023, and 8,016 DRSUs granted on January 24, 2023 and vesting in three equal annual installments beginning January 24, 2024.

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Option Exercises and Stock Vested—2023
The table below discloses the number of shares acquired through option exercises and vesting of DRSUs and the value at the time of exercise and vesting by the named executive officers during 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
D.T. Dietrich	13,936	$75,900	30,345	$2,023,691
E.C. Aldag	—	$—	540	$36,154
D.J. Monagle, III	14,598	$147,631	9,856	$657,332
J.J. Hastings	8,960	$40,090	8,472	$564,996
B. Argirakis	2,655	$23,563	6,077	$405,371
(1)	Certain of these shares were withheld for the payment of taxes.
Pension Benefits—2023
The table below quantifies the benefits expected to be paid to the named executive officers from the Company’s defined benefit pension plans.
Name	Plan Name	Present Value of Number of Years Credited Service (#)	Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
D.T. Dietrich	Retirement Plan	16.4	$333,309	—
	Supplemental Retirement Plan	16.4	$1,304,374	—
E. C. Aldag	Retirement Plan	—	$—	—
	Supplemental Retirement Plan	—	$—	—
D.J. Monagle, III	Retirement Plan	21.0	$371,820	—
	Supplemental Retirement Plan	21.0	$639,998	—
J.J. Hastings	Retirement Plan	—	$—	—
	Supplemental Retirement Plan	—	$—	—
B. Argirakis	Retirement Plan	36.6	$1,151,996	—
	Supplemental Retirement Plan	36.6	$1,231,433	—
(1)
The present value of accumulated benefits under the Retirement Plan and Supplemental Retirement Plan is calculated using the following assumptions: (a) a discount rate of 4.72% for the Retirement Plan and 4.47% for the Supplemental Retirement Plan and (b) mortality rates from the Pri-2012 Total Dataset Mortality Table (Scale MP-2021) at 2023 year end, post-retirement only.

The Retirement Plan is a tax qualified pension plan, which pays retirement benefits within the limits prescribed by the Code. The Supplemental Retirement Plan is an unfunded, non-tax qualified pension plan, which pays retirement benefits in excess of such Code limits.
For employees hired prior to January 1, 2002, accumulated benefits under the Retirement Plan and the Nonfunded Supplemental Retirement Plan are based upon an annuity equal to a percentage of the participant’s career earnings. The present value of accumulated benefit under the career earnings formula is based upon the benefit that is payable at the named executive officer's normal retirement age (defined as the earliest age at which the executive can receive a benefit unreduced for early retirement), based upon years of service and pensionable earnings as of December 31, 2023, and payable as a life annuity with no death benefit. The benefits for Mr. Argirakis are based upon the career earnings formula.
For employees hired after January 1, 2002, accumulated benefits under the Retirement Plan and the Nonfunded Supplemental Retirement Plan are based upon a cash balance formula which credits such employees with annual pay credits equal to 5% of the employee's pensionable earnings for the year. An employee's cash balance account will also receive interest credits each year, based on a market rate of interest declared at the end of each year. The benefits for Messrs. Dietrich and Monagle are based upon the cash balance formula.
The accumulated benefit under the cash balance formula equals the projected annuity benefit payable at normal retirement age (later of 65 and 3 years of service), assuming that the named executive officer remains in employment but receives no future pay credits. The projected annuity benefit is calculated by first projecting the December 31, 2023 cash balance account
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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

to normal retirement age using annual interest credits of 5.73%. This projected cash balance is then converted to an annuity benefit using the September 2023 rates and the IRS prescribed mortality for 2024. The present value of accumulated benefit under the cash balance formula is based upon this annuity benefit, payable as a life annuity with no death benefit.
The Retirement Plan was closed to new entrants effective January 1, 2010. Accordingly, employees hired after January 1, 2010, including Mr. Aldag and Mr. Hastings, are not entitled to participate in the Retirement Plan or Supplemental Retirement Plan.
Present Value of Accumulated Benefits may decrease year over year, due to the change in interest credit rate and other present value assumptions used for each year-end calculation.
Non-Qualified Deferred Compensation—2023
The following table shows contributions, earnings and account balances for the named executive officers in the Supplemental Savings Plan. The Supplemental Savings Plan is an unfunded, tax deferred non-qualified plan that provides key employees, including the named executive officers, the opportunity to defer a portion of their salary and receive employer matching contributions in excess of the limits which the Internal Revenue Code imposes on benefits under the Company’s Savings and Investment Plan (the Company’s 401(k) plan). Amounts placed in the Supplemental Savings Plan remain with the Company until payout, rather than invested through a third party as with other defined contribution programs. Contributions to the Supplemental Savings Plan are invested in a hypothetical account, which is a bookkeeping entry only. The hypothetical investment options and account are used only to track and reflect the Company’s obligation to participants under the plan. Investment options under the Supplemental Savings Plan are consistent with the investment options under the Savings and Investment Plan. The value of a participant’s account will change over time, based on the performance of each hypothetical investment that the participant selects.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
D.T. Dietrich	$48,558	$38,846	$113,866	—	$1,036,986
E.C. Aldag	$13,026	$10,421	$4,460	—	$43,300
D.J. Monagle, III	$450,537	—	$197,979	—	$2,092,949
J.J. Hastings	$39,827	$22,758	$39,959	—	$641,985
B. Argirakis	$27,699	$22,159	$60,992	—	$459,908
(1)
Named executive officers may elect to defer payment up to the greater of 6% or that percentage of regular earnings that the named executive officer would have been otherwise able to contribute on a before-tax basis to the Company’s Savings and Investment Plan. At the named executive officer’s election, such deferral will be credited to the named executive officer’s account in the dollar amount of the deferred regular earnings, or as the number of units calculated by dividing the dollar amount of regular earnings deferred by the closing price of the Company’s common stock on the last business day of the month in which the payment of such regular earnings would have been made.

(2)
The amounts reported in this column represent matching contributions by the Company and were also reported as part of the named executive officers’ “All Other Compensation” in the Summary Compensation table and specifically listed in footnote 5 to such table. Under the Company’s Savings and Investment Plan, the Company contributes $1 for every $1 contributed by the named executive officer of the first 3% of regular earnings and $1 for every $2 of the next 2% of the named executive officer’s regular earnings. If the Code restrictions prevent the named executive officer from receiving matching contributions under the Company’s Savings and Investment Plan, the named executive officer’s account will be credited by the amounts that would have been otherwise contributed by the Company as matching contributions. Matching contributions are held in the general funds of the Company and are credited to the named executive officer’s account in the form of units only, calculated as described in note (1) above.

(3)
The amounts reported in this column represent the aggregate earnings during 2023 of each named executive officer’s account. Dollar amounts in the named executive officer’s account are credited with the interest at a rate equal to the Fixed Income Fund of the Company’s Savings and Investment Plan; units in a named executive officer’s account are marked to market monthly. Whenever a cash dividend is paid on the Company’s common stock, the number of units is increased as follows: the number of units in the named executive officer’s account are multiplied by the cash dividend and divided by the closing price of the Company’s common stock on the dividend record date. None of the named executive officers had any “above market earnings” reportable in column (h) of the Summary Compensation Table.

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Potential Payments on Termination or Change in Control—2023
The following table summarizes the estimated payments to be made to each named executive officer serving as of December 31, 2023 derived from their employment agreements, change in control agreements (“CIC agreements”), the terms of their grants and awards and the Company’s Stock Award and Incentive Plans (i) prior to a change in control and in connection with any termination of employment including voluntary resignation, for “Cause” termination, death, disability, retirement, termination without “Cause” or resignation for “Good Reason”, and (ii) upon a change in control without termination of employment and termination without “Cause” or resignation for “Good Reason”.
For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, we have assumed that the triggering event took place on the last business day of our most recently completed fiscal year, December 29, 2023, and that the price per share of our common stock is the closing market price as of that date, $71.31.
Our employment agreements and CIC agreements with our named executive officers are described following the table.
	Upon Termination and Prior to a Change in Control			On or After a Change in Control
Name	Voluntary Resignation or “For Cause” Termination	Death, Disability or Retirement	Termination without “Cause” or Resignation for “Good Reason”	No Termination of Employment	Termination without “Cause” or Resignation for “Good Reason”
D.T. Dietrich
Severance Payment(1)	$0	$0	$4,725,000	$0	$7,087,500(2)
Benefits(3)	0	0	71,430	0	71,430
DRSU Vesting(4)	0	0	0	0	4,433,129
Stock Option Vesting(5)	0	0	0	0	437,712
Performance Unit Vesting(6)	0	0	0	0	6,125,000
E.C. Aldag
Severance Payment(1)	$0	$0	$1,181,250	$0	$2,362,500(2)
Benefits(3)	0	0	67,772	0	90,259
DRSU Vesting(4)	0	0	0	0	452,676
Stock Option Vesting(5)	0	0	0	0	53,445
Performance Unit Vesting(6)	0	0	0	0	475,000
D.J. Monagle, III
Severance Payment(1)	$0	$0	$1,695,398	$0	$3,390,797(2)
Benefits(3)	0	0	65,051	0	86,632
DRSU Vesting(4)	0	0	0	0	1,430,978
Stock Option Vesting(5)	0	0	0	0	140,142
Performance Unit Vesting(6)	0	0	0	0	1,988,700
J.J. Hastings
Severance Payment(1)	$0	$0	$1,620,329	$0	$3,240,657(2)
Benefits(3)	0	0	69,295	0	92,289
DRSU Vesting(4)	0	0	0	0	1,244,146
Stock Option Vesting(5)	0	0	0	0	121,250
Performance Unit Vesting(6)	0	0	0	0	1,723,600
B. Argirakis
Severance Payment(1)	$0	$0	$1,579,869	$0	$3,159,739(2)
Benefits(3)	0	0	49,612	0	66,053
DRSU Vesting(4)	0	0	0	0	1,021,159
Stock Option Vesting(5)	0	0	0	0	101,182
Performance Unit Vesting(6)	0	0	0	0	1,373,100
(1)
Represents cash payments potentially payable upon termination of employment. Amounts shown for termination without “Cause” or resignation for “Good Reason” prior to a change in control are based on a multiple of annual base salary plus bonus amounts that would have otherwise been payable

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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

to the officer, which for purposes of this table are assumed to be the amount of the officer’s target bonus. This amount equals 2 times the sum of annual base salary and target bonus for Mr. Dietrich and 1.5 times the sum of annual base salary and target bonus for the other named executive officers. Amounts shown for termination without “Cause” or resignation for “Good Reason” on or after a change in control equal 3.0 times the sum base salary and target bonus for all named executive officers.
(2)
Severance payment may be reduced if the full payment would result in a portion of the payment being subject to the excise tax under Section 4999 of the Code. In such event, the amount of the severance payment will be reduced by the minimum amount necessary such that no portion of the severance payment is subject to the excise tax.

(3)
Amounts shown for termination without “Cause” or resignation for “Good Reason” prior to a change in control equal 1.5 times the present value of 24 months of life, disability, accident and health insurance coverage for Mr. Dietrich and 1.5 times the present value of 18 months of life, disability, accident and health insurance coverage for the other named executive officers. Amounts shown for termination without “Cause” or resignation for “Good Reason” on or after a change in control equal 1.5 times the present value of 24 months of life, disability, accident and health insurance coverage for all named executive officers.

(4)
This amount represents the aggregate value of DRSUs which would become vested as a direct result of the termination event and/or change in control before the applicable stated vesting date solely as a direct result of the termination event or change in control before the stated vesting date. The stated vesting date is the date at which an award would have vested absent such termination event or change in control. This calculation of value does not discount the value of awards based on the portion of the vesting period elapsed at the date of the termination event or change in control. The value of DRSUs is based on a closing stock price of $71.31 on December 29, 2023.

(5)
This amount represents the aggregate in-the-money value of stock options which would become vested as a direct result of the termination event and/or change in control before the applicable stated vesting date solely as a direct result of the termination event or change in control before the stated vesting date. The stated vesting date is the date at which an award would have vested absent such termination event or change in control. This calculation of value does not attribute any additional value to stock options based on their remaining term and does not discount the value of awards based on the portion of the vesting period elapsed at the date of the termination event or change in control. Represents the intrinsic value of stock options, based on a closing stock price of $71.31 on December 29, 2023.

(6)
For termination due to death, disability or retirement, if a participant has been employed for two of the three years of the performance period, participant is eligible to receive a pro rata payout at the end of the performance period based on actual performance. Participants who have been employed for less than two of the three years of the performance period forfeit outstanding units related to that performance cycle. The Plan gives the Compensation Committee discretion to accelerate the vesting of Performance Units upon a change in control. Under the officers’ change-in-control agreements, vesting of such Performance Units is required to be accelerated upon a change of control. Amounts represent vesting of Performance Units granted in 2022 and 2023 at the target of $100 per Unit.

Employment Agreements
The Company has employment agreements with each of our named executive officers. The term of each of these agreements was initially 18 months, or 24 months in the case of Mr. Dietrich, and, pursuant to the agreement, is extended on the first day of each month during the term for an additional month, unless either the executive or the Company gives the other written notice that the agreement should not be further extended, or the employee reaches age 65. Under the employment agreements, each of the named executive officers is entitled to an annual base salary not less than their then-current annual base salary. Each may also receive salary increases and annual bonuses in amounts to be determined by the Board or the Compensation Committee. The agreements also entitle the named executive officers to participate in employee benefit plans and other fringe benefits that are generally available to our executive employees. Under each named executive officer’s agreement, he has agreed to comply with certain customary provisions, including covenants not to disclose our confidential information at any time and not to compete with our business during the term of the agreement and, subject to our continued payment of amounts under the agreement, for two years thereafter. We may terminate the employment agreements before the end of the specified term of employment for “Cause.” “Cause” is defined in the agreements as (i) the failure to perform material obligations, following notice and a reasonable period of time to cure such failure and (ii) acts of felony, fraud or theft. Similarly, the named executive officer may resign for “Good Reason.” “Good Reason” is defined in the agreements as (i) the assignment of duties materially inconsistent with the executive’s position, removal from that position, or a substantial diminution in the nature or status of executive’s responsibilities, (ii) a material reduction of the executive’s benefits or base salary, (iii) relocation of the executive office in which executive is located to a location more than fifty miles away and more than 100 miles from Company’s principal corporate office, and (iv) the failure to obtain a reasonably satisfactory agreement from any successor company to assume and agree to perform the agreement. We note, with respect to part (iv) of  “Good Reason,” that the employment agreement does not provide guaranteed severance on an acquisition of the Company—an executive only has “Good Reason” to terminate his employment if the acquiring company defaults on its obligations to the executive by failing to assume the obligations under his employment agreement.
Pursuant to the employment agreements, our named executive officers are entitled to severance payments upon termination of employment by the Company “without Cause” or by the named executive officer for “Good Reason.” Severance payments are equal to a multiple of base salary (the multiples are 2 times for Mr. Dietrich and 1.5 times for the other named executive officers) plus an amount equal to the bonus amount that would have otherwise been payable to him during the term of the agreement, but not more than average of such bonus amounts in the prior two years.
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Change in Control Agreements
The Company also has Change in Control (CIC) agreements with certain of its executive officers, including each of the named executive officers. The CIC agreements continue through December 31 of each year, and are automatically extended in one-year increments unless we choose to terminate them. If a change in control occurs, the severance agreements are effective for a period of four years from the end of the then-existing term. These agreements are intended to provide for continuity of management in the event of a change in control of the Company.
Based on shareholder feedback we received in 2016, we revised the formula for determining the severance payment amount to which each executive officer is entitled under the CIC agreements. As revised, if, following a change in control, the executive officer is terminated by the Company for any reason, other than for disability, death, retirement or for “Cause” (as defined in the agreements), or if the executive officer terminates his or her employment for “Good Reason” (as defined in the agreements), then the executive is entitled to a severance payment of three times the sum of the executive’s base salary and target bonus (in each case, as in effect immediately prior to the change in control or immediately prior to the date of termination, whichever is greater). The severance payment generally will be made in a lump sum. If it is determined that the severance payment plus all other payments or benefits which constitute “parachute payments” within the meaning of Section 280G of the Code would result in a portion of the severance payment being subject to the excise tax under Section 4999 of the Code, then the amount of the severance payment shall be reduced by the minimum amount necessary such that no portion of the payment will be subject to the excise tax. No excise tax “gross-up” is payable by the Company to the executive.
Under the CIC agreements, a change in control includes any of the following events unless approved by the Board: (i) we are required to report a “change in control” in accordance with the Securities Exchange Act of 1934, as amended; (ii) any person acquires 30% of our voting securities; (iii) a majority of our directors are replaced during a two-year period, without such directors being approved by two-thirds of the continuing directors; or (iv) we consummate a merger, liquidation or sale of all or substantially all of our assets.
For a period of up to two years following a termination that entitles an executive officer to severance payments, the Company will provide life, disability, accident and health insurance coverage substantially similar to the benefits provided before termination, except to the extent such coverage would result in an excise tax being imposed under Section 4999 of the Code.
The CIC agreements also provide that upon the occurrence of certain stated events that constitute a “potential change in control” of the Company, the executive officer agrees not to voluntarily terminate his or her employment with the Company for a six-month period.
Stock Award and Incentive Plans
At the Company’s 2020 Annual Meeting of Shareholders, the Company’s shareholders ratified the adoption of an amendment and restatement of the Company’s 2015 Stock Award and Incentive Plan (the “2015 Plan”), which provides for grants of incentive and non-qualified stock options, restricted stock, stock appreciation rights, stock awards or performance unit awards. This amendment and restatement increased the number of shares available for issuance pursuant to the 2015 Plan by 1,300,000 shares and made certain other amendments to the 2015 Plan. The amendment and restatement of the 2015 Plan by the Company’s stockholders applies to all awards granted under the 2015 Plan after March 11, 2020; awards granted prior to such date are governed by the 2015 Plan as in effect prior to the adoption of such changes (or, for awards granted prior to May 2015, by the Company’s 2001 Stock Award and Incentive Plan).
The Plans provide for accelerated vesting of stock options and DRSUs upon a change in control of the Company. The Plans require a “double trigger” for accelerated vesting (i.e., both a change in control and termination). The Plans also give the Compensation Committee discretion to accelerate the vesting of Performance Units.
Grantor Trust
In order to secure the benefits accrued under certain programs such as the Supplemental Retirement Plan and the Supplemental Savings Plan, the Company has entered into an agreement establishing a grantor trust within the meaning of the Code. Under the Grantor Trust Agreement, we are required to make certain contributions of cash or other property to the trust upon the retirement of individuals who are beneficiaries of those plans, upon the occurrence of certain events defined as constituting a change in control, for compliance with Code Section 409A, and in certain other circumstances.
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Pay Ratio
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and SEC rules adopted thereunder, we are required by the SEC to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Mr. Dietrich, our Chief Executive Officer. We identified the median employee using our total employee population on October 1, 2023. To determine the “median employee” from our employee population, we collected for each employee the compensation reflected in our payroll records during the 12-month period ending October 1, 2023, applying a local currency to U.S. dollar exchange rate to the compensation paid to our non-U.S. employees to facilitate comparison of all employees in U.S. dollars. For this purpose, all of our employees in all jurisdictions were included, approximately half of whom were located outside the United States. After determining the median employee, we determined that person’s total annual compensation on the same basis by which we determined our CEO’s compensation.
Our CEO’s total compensation for 2023 was $8,355,252, as reflected in the Summary Compensation Table. The median annual total compensation for all of our employees, excluding our CEO, was $51,183 for 2023. As a result, our CEO’s total compensation for 2023 was approximately 163 times that of the median annual total compensation for all of our employees.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following Pay Versus Performance information. Under these rules, the SEC has developed a new definition of pay, referred to as Compensation Actually Paid (“CAP”), which is compared here to certain performance measures defined by the SEC.
In determining our executive officers’ CAP, as defined by SEC rules, we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table in previous years. CAP reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices and various accounting valuation assumptions but does not reflect actual amounts paid out for those awards. Accordingly, CAP generally fluctuates due to stock price achievement. For information regarding the decisions made by our Compensation Committee with respect to our Chief Executive Officer’s compensation for each fiscal year, please see the Compensation Discussion & Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table below.
In accordance with the SEC’s rules, below is the required tabular disclosure for our principal executive officer and our average named executive officer (“NEO”) (excluding the principal executive officer) for reporting years 2023, 2022, 2021 and 2020.
2023 Pay-Versus-Performance
Fiscal Year	Summary Compensation Table Total - CEO ($)(a)	Compensation Actually Paid Total - CEO, ($)(b)	Summary Compensation Table Total - non-CEO NEO Average ($)(c)	Compensation Actually Paid Total – non-PEO NEO Average ($)(d)	Value of Initial Fixed $100 Investment Based on:
					MTI TSR ($)(e)	Peer Company Index TSR ($)(f)	Net Income ($ millions)(g)	Adjusted Net Income ($ millions)(h)	Adjusted Operating Income ($ millions)(i)
2023	$8,355,252	$8,952,346	$2,515,894	$2,592,052	$125.47	$145.78	$88.3	$174.1	$279.9
2022	$7,439,476	$6,245,290	$1,926,529	$1,351,820	$106.37	$150.07	$126.3	$164.2	$252.5
2021	$7,085,896	$8,148,175	$2,513,207	$2,850,830	$127.74	$172.36	$168.5	$173.8	$240.7
2020	$6,149,154	$6,556,778	$2,177,183	$2,275,782	$108.19	$125.06	$115.8	$139.9	$213.0
(a)	Reflects compensation amounts reported in the “Summary Compensation Table” for our CEO (our principal executive officer), Douglas T. Dietrich, for the respective years shown.
(b)
“Compensation Actually Paid” to our CEO in each of for the respective years shown reflects the respective amounts set forth in column (a) of the table above, adjusted as set forth below in Reconciliation of Summary Compensation Table to Compensation Actually Paid, in accordance with SEC rules.

(c)
Reflects average compensation amounts reported in the “Summary Compensation Table” for our non-CEO NEOs for the respective years shown. The following non-CEO NEOs are included in the average figures shown:

2023: Erik C. Aldag, D.J. Monagle, III, Jonathan J. Hastings, Brett Argirakis
2022: Eric C. Aldag, D.J. Monagle, III, Jonathan J. Hastings, Thomas J. Meek, Matthew E. Garth
2021: Matthew E. Garth, D.J. Monagle, III, Jonathan J. Hastings, Thomas J. Meek
2020: Matthew E. Garth, D.J. Monagle, III, Jonathan J. Hastings, Thomas J. Meek
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(d)
“Compensation Actually Paid” to our non-CEO NEOs (the persons set forth in note (c) above) in each of the respective years shown reflects the respective amounts set forth in column (c) of the table above, adjusted as set forth below in Reconciliation of Summary Compensation Table to Compensation Actually Paid, in accordance with SEC rules.

(e)
Represents the cumulative total shareholder return (TSR) of a $100 investment in the Company from the beginning of fiscal year 2020 through December 31 of each of 2023, 2022, 2021 and 2020, respectively. TSR includes share price appreciation and assumes dividend reinvestment.

(f)
Represents the cumulative TSR of a $100 investment in the group of companies used by the Company for reference in setting overall compensation for our executives (“Peer Group TSR”) from the beginning of fiscal year 2020 through December 31 of each of 2023, 2022, 2021 and 2020 respectively. The specific companies constituting such peer group in each year is set forth in the Compensation Discussion & Analysis section of the proxy statement reporting pay for such fiscal year. TSR includes share price appreciation and assumes dividend reinvestment and is weighted accordingly to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated.

(g)
Reflects “Consolidated Net Income” in the company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022, 2021 and 2020.

(h)
Reflects “Adjusted Net Income” for each of the years ended December 31, 2023, 2022, 2021, and 2020 which is Net Income, excluding special items, which is a non-GAAP measure. Adjusted Net Income is a supplemental non-GAAP measure that we believe provides meaningful supplemental information regarding our performance, as Consolidated Net Income includes special items that are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. See Appendix A for a reconciliation to GAAP Consolidated Net Income.

(i)	Company-selected measure is Adjusted Operating Income, excluding special items, which is a non-GAAP financial measure. See Appendix A for a reconciliation to GAAP Operating Income.
Reconciliation of Summary Compensation Table to Compensation Actually Paid
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine CAP as reported in the “Pay Versus Performance Table” above. The CAP amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402(v) of Regulation S-K.
The following table details the applicable adjustments that were made to determine CAP (all amounts for the NEOs other than the CEO are averages):
Fiscal Year	Reported Summary Compensation Table Total ($)	Deduct: Reported value of equity awards ($)(1)	Add: Equity award adjustments ($)(2)	Deduct: Reported change in the actuarial present value of pension benefits ($)(3)	Add: Pension benefit adjustments ($)(4)	Compensation actually paid ($)
CEO
2023	$8,355,252	$3,644,434	$4,578,216	$413,206	$76,518	$8,952,346
2022	$7,439,476	$3,193,769	$2,289,319	$366,896	$77,160	$6,245,290
2021	$7,085,896	$2,880,003	$3,906,225	$47,892	$83,949	$8,148,175
2020	$6,149,154	$2,880,022	$3,323,929	$113,871	$77,588	$6,556,778
Non-CEO Named Executive Officers
2023	$2,515,894	$907,850	$1,115,584	$140,946	$9,370	$2,592,052
2022	$1,926,529	$784,613	$232,604	$37,104	$14,404	$1,351,820
2021	$2,513,207	$839,071	$1,169,933	$13,690	$20,451	$2,850,830
2020	$2,177,183	$812,473	$924,410	$34,522	$21,184	$2,275,782
(1)
The reported value of equity awards represents the grant date fair value of equity awards as reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for each applicable year.

(2)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following:
(i)	the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;
(ii)
the amount of change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;

(iii)	for awards that are granted and vest in same applicable year, the fair value as of the vesting date;
(iv)	for awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year);
(v)
for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and

(vi)
the dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

78

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The amounts deducted or added in calculating the equity award adjustments are as follows:
Fiscal Year	Year end fair value of equity awards granted during the year ($)	Year over year change in fair value of outstanding and unvested equity awards ($)	Fair value as of vesting date of equity awards granted and vested in the year ($)	Year over year change in fair value of equity awards granted in prior years that vested in the year ($)	Fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year ($)	Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation ($)	Total equity award adjustments ($)
CEO
2023	$3,882,533	$411,274	$—	$284,409	$—	$—	$4,578,216
2022	$2,876,810	($481,710)	$—	($105,781)	$—	$—	$2,289,319
2021	$3,318,797	$465,055	$—	$122,373	$—	$—	$3,906,225
2020	$3,210,509	$137,746	$—	($24,326)	$—	$—	$3,323,929
Non-CEO Named Executive Officers
2023	$967,482	$89,057	$—	$59,045	$—	$—	$1,115,584
2022	$543,381	($85,220)	$—	($26,604)	($198,953)	$—	$232,604
2021	$967,065	$139,116	$—	$63,752	$—	$—	$1,169,933
2020	$905,705	$51,679	$—	($32,974)	$—	$—	$924,410
(3)	The amounts in this column represent the amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year.
(4)
The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by the executive during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Fiscal Year	Service cost ($)	Prior service cost ($)	Total pension benefit adjustments ($)
CEO
2023	$76,518	$—	$76,518
2022	$77,160	$—	$77,160
2021	$83,949	$—	$83,949
2020	$77,588	$—	$77,588
Non-CEO Named Executive Officers
2023	$9,370	$—	$9,370
2022	$14,404	$—	$14,404
2021	$20,451	$—	$20,451
2020	$21,184	$—	$21,184
[79]

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Relationship Between Pay and Performance
Below are graphs showing the relationship of Chief Executive Officer CAP and Average non-CEO NEO CAP to (1) the Company’s TSR and Peer Group TSR, (2) the Company’s net income and adjusted net income and (3) the Company’s adjusted operating income:

Compensation Actually Paid vs. MTI and Peer Group TSR
($ in millions)
$125.1
$172.4
$150.1
$145.8
$108.2
$127.7
$106.4
$125.5
$6.6
$2.3
$8.3
$2.9
$6.2
$1.3
$8.9
$2.6
2020
2021
2022
2023
MTI CEO
MTI AVG NEO
MTI TSR
Peer TSR

Compensation Actually Paid vs. MTI Net Income
($ in millions)
$139.9
$173.8
$164.2
$174.1
$115.8
$168.5
$126.3
$88.3
$6.6
$2.3
$8.3
$2.9
$6.2
$1.3
$8.9
$2.6
2020
2021
2022
2023
MTI CEO CAP
MTI Average NEO CAP
Net Income
Adjusted Net Income

Compensation Actually Paid vs. MTI Adjusted Operating Income
($ in millions)
$213.0
$240.7
$252.5
$279.9
$6.6
$2.3
$8.3
$2.9
$6.2
$1.3
$8.9
$2.6
2020
2021
2022
2023
MTI CEO CAP
MTI Average NEO CAP
Adjusted Operating Income

80

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Our Most Important Metrics Used for Linking Pay and Performance
Listed below are the financial and non-financial performance measures which in our assessment represent the most important financial performance measures we use to link compensation actually paid to our named executive officers, for 2023, to Company performance.
Measure	Explanation
Adjusted Operating Income (OI)
Operating Income, excluding special items (a non-GAAP financial measure), is a component of our Annual Incentive Plan. It measures the immediate impact of operating decisions on the Company’s annual performance.

Return on Net Assets (RONA)
Return on Net Assets is a component of our Annual Incentive Plan.
RONA is a financial measure that measures the efficiency with which we allocate capital resources and profitability, with our business leadership having direct influence on the outcome of this metric.

Return on Capital (ROC)
Return on Capital is a component of our Performance Units. ROC is a financial measure that measures the efficiency with which we allocate capital resources, considering not just the quantity of earnings, but also the quality of earnings and investments that drive sustainable growth.

Total Shareholder Return (TSR) vs. our Peers and the companies in the Russell 2000 and S&P SmallCap 600 Indices
TSR vs. our Peers and the companies in the Russell 2000 and S&P SmallCap 600 Indices is a component of our Performance Units.
TSR measures our ability to return value to our shareholders compared to our peers and to broader indices reflecting comparable investment opportunities.

Working Capital	Working capital improvement is a significant portion of the Personal Performance component of our Annual Incentive Plan.
Revenue growth	Revenue growth is a significant portion of the Personal Performance component of our Annual Incentive Plan.
Overall leadership, including deployment of Lean operating principles and achievement of Hoshin Plans
Overall leadership (a non-financial performance measure) encompasses contributions to safety, ESG success, diversity and inclusion, and other areas of importance to the Company. Deployment of Lean operating principles
(a non-financial performance measure) measures adherence to a key cultural element of the Company. Hoshin is a structured methodology for executing and achieving strategic goals and objectives. Together, this is a significant portion of the Personal Performance component of our Annual Incentive Plan.

Director Compensation—2023
The table below summarizes the annual compensation for the Company’s directors during 2023. Each compensation element is discussed in the text following the table.
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation ($)(4)	Total ($)
Joseph C. Breunig	$95,000	$125,000	N/A	N/A	N/A	$3,716	$223,716
John J. Carmola	$112,500(5)	$125,000	N/A	N/A	N/A	$5,154	$242,654
Robert L. Clark	$130,000(5)	$125,000	N/A	N/A	N/A	$6,678	$261,678
Alison A. Deans	$110,000	$125,000	N/A	N/A	N/A	$2,688	$237,688
Douglas T. Dietrich(6)	$—	$—	N/A	N/A	N/A	$—	$—
Franklin L. Feder	$97,500(5)	$125,000	N/A	N/A	N/A	$4,113	$226,613
Rocky Motwani	$97,500	$125,000	N/A	N/A	N/A	$414	$222,914
Carolyn K. Pittman	$97,500(5)	$125,000	N/A	N/A	N/A	$3,233	$225,733
Marc E. Robinson	$117,500	$125,000	N/A	N/A	N/A	$5,029	$247,529
(1)	Dr. Johnson was not elected a director of the Company until March 2024 and accordingly is not included in this table.
[81]

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

(2)
Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of phantom stock units awarded to each director pursuant to the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors calculated by multiplying the number of units by the closing price of our common stock on the grant date. Each Non-Employee Director was granted 2,067 phantom stock units on May 17, 2023, on which date the closing price of our common stock was $60.48 per share. Such phantom stock units were non-forfeitable upon grant.

The following table lists the total number of phantom stock units held by each non-employee director as of December 31, 2023. The units are payable in cash upon the director’s termination of service on the Board. (See “Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors” below.)
J.C. Breunig	15,319
J.J. Carmola	21,236
R.L. Clark	27,264
A.A. Deans	11,195
F.L. Feder	17,170
R. Motwani	2,074
C.K. Pittman	13,510
M.E. Robinson	20,585
(3)	The Company does not currently compensate its directors with stock options.
(4)
All Other Compensation consists of the value of dividends earned on phantom stock units, in the amount of $0.05 per unit awarded quarterly for the first three quarters and $0.10 per unit awarded for the fourth quarter and calculated by multiplying the number of units held by the director on the dividend record date.

(5)
During 2023, Mr. Carmola, Dr. Clark, Mr. Feder, and Ms. Pittman elected to partially defer their fees, in units which have the economic value of one share of the Company’s stock as permitted under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors.

(6)
Mr. Dietrich was elected Chief Executive Officer of the Company and a Director in December 2016. In March 2021, Mr. Dietrich was elected Chairman of the Board. Mr. Dietrich is not compensated as a director.

Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors
Under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors, directors who are not employees of the Company have the right to defer their fees. Through 2007, at each director’s election, his or her deferred fees were credited to his or her account either as dollars or as units which have the economic value of one share of the Company’s stock. Starting in 2008, deferred fees are credited as units. Dollar balances in a director’s account bear interest at a rate of return equal to the rate of return for the Fixed Income Fund in the Company’s Savings and Investment Plan. If a director’s deferred fees are credited to his or her account as units, the number of units credited is calculated by dividing the amount of the deferred fees by the closing price of our common stock on the date such fees accrue.
During 2023, each of the non-employee directors received an annual retainer fee of $205,000, comprised of $80,000 paid in cash and $125,000 in units, for serving as a director. In addition, the following Committee retainer fees were paid: $30,000 for the Audit Committee Chair and $10,000 for Audit Committee members; $22,500 for the Compensation Committee Chair and $7,500 for Compensation Committee members; and $22,500 for the Corporate Governance and Nominating Committee Chair and $7,500 for Corporate Governance and Nominating Committee members. The Lead Independent Director also received a cash retainer of $25,000 for serving in such role.
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ITEM 4—APPROVAL OF AN AMENDMENT OF THE 2015 STOCK AWARD AND INCENTIVE PLAN

ITEM 4—APPROVAL OF AN AMENDMENT OF THE 2015 STOCK AWARD AND INCENTIVE PLAN
General
The Company established the 2015 Stock Award and Incentive Plan (the “Current Plan”) to enhance its ability to link pay to performance. The Board of Directors and the Compensation Committee (the “Committee”) believe that attracting and retaining executives and other key employees of high quality has been and will continue to be essential to the Company’s growth and success. To this end, a comprehensive compensation program which includes different types of incentives for motivating employees and rewards for outstanding service can contribute to the Company’s future success. In particular, the Company utilizes stock options and stock-related awards as an important element of compensation for executives and other employees, because such awards enable them to acquire or increase their proprietary interest in the Company, thereby promoting a closer identity of interests between them and the Company’s shareholders. In addition, annual incentive awards and other performance-based awards provide incentives for achieving specific performance objectives.
As of March 22, 2024, only approximately 522,077 shares remain available for issuance under the Current Plan. As a result, the Committee will be increasingly constrained in its ability to grant further equity awards under the Current Plan. The Committee is therefore submitting to the stockholders for approval an amended and restated version of the 2015 Stock Award and Incentive Plan (the “Amended Plan”), which will increase the total number of shares of common stock reserved and available for issuance by 889,000 shares from the number of shares remaining under the Current Plan. The Committee and Board of Directors believe that the approval of this Amended Plan is essential to further the long-term stability and financial success of the Company by attracting, motivating, and retaining qualified employees through the use of equity-based incentives. The Board of Directors and the Committee therefore view the adoption of the Amended Plan as a key part of the Company’s overall compensation program. Each of the Board of Directors and the Committee has unanimously approved the proposed Amended Plan, determined that it is in the best interests of the Company and its stockholders, authorized the adoption thereof by the Company, subject to receipt of stockholder approval, and recommended that stockholders vote in favor of the approval of the Amended Plan.
Item 4. Approval of an Amendment of the 2015 Stock Award and Incentive Plan
Board Recommendation
A vote FOR the approval of the Amended and Restated 2015 Stock Award and Incentive Plan is unanimously recommended.
Description of the Amended Plan
The following is a brief description of the material features of the Amended Plan. The terms of the Amended Plan are generally consistent with the material features of the Current Plan, other than the increase in the number of shares reserved and available for issuance thereunder and removal of certain individual award limits in light of recent tax law changes. The Amended Plan applies to awards made on or after the date that shareholders approve the Amended Plan; the Current Plan continues to apply to awards made before that date. This description is qualified in its entirety by reference to the full text of Amended Plan, a copy of which is attached hereto as Appendix B.
Shares Available. The number of shares to be issued upon vesting or exercise, as applicable, of outstanding awards, including stock options and DRSUs, and the number of shares remaining available for future issuance under the Current Plan at December 31, 2023 and at March 22, 2024 were as follows:
Date	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options	Weighted-Average Expected Life of Outstanding Stock Options	Weighted-Average Exercise Price of Outstanding Stock Options	Number of Shares to be Issued Upon Vesting of Outstanding DRSUs	Number of Shares Remaining Available for Future Issuance Under the Current Plan
December 31, 2023	1,514,462	5.9 years	$63.15	187,350	780,915
March 22, 2024	1,671,687	6.2 years	$63.84	200,917	522,077
[83]

ITEM 4—APPROVAL OF AN AMENDMENT OF THE 2015 STOCK AWARD AND INCENTIVE PLAN

Other than the Current Plan, the Company has no plan in effect under which options and stock-based awards may be granted. If stockholders approve the Amended Plan, the total of the available shares thereunder would be 1,411,077 shares, or approximately 4.4% of the shares outstanding on March 22, 2024.
Shares subject to forfeited or expired awards or to awards settled in cash or otherwise terminated without issuance of shares to the participant, and shares withheld by or surrendered to the Company to satisfy withholding tax obligations or in payment of the exercise price of an award, whether granted under the Amended Plan or the Current Plan, will be deemed to be available for new awards under the Amended Plan. Under the Amended Plan, shares subject to an award granted in substitution for an award of a company or business acquired by the Company or a subsidiary will not count against the number of shares reserved and available. Shares delivered under the Amended Plan may be either newly issued or treasury shares. On March 22, 2024, the last reported sale price of our common stock on the New York Stock Exchange was $74.79 per share.
Appropiate adjustments to the number and kind of shares which may be delivered pursuant to Awards are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the common stock of the Company. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.
Eligibility. We believe that all employees should have the ability to participate in the growth of the Company through stock ownership. Therefore all employees of the Company and its subsidiaries, including executive officers, non-employee directors, consultants and others who provide substantial services to the Company and its subsidiaries, are eligible to be granted awards under the Amended Plan; provided that option grants to non-employee directors will be in the same ratio of number of options granted to amount of compensation as is used in determining options granted to employees in an across-the-board option grant, based on the non-employee director’s compensation in the prior year. In addition, any person who has been offered employment by the Company or a subsidiary may be granted awards, but such prospective employee may not receive any payment or exercise any right relating to the award until he or she has commenced employment. At present, approximately 4,000 persons are eligible for awards under the Current Plan, and would be eligible for awards under the Amended Plan.
Administration. The Amended Plan will be administered by the Committee, except that the Board may appoint any other committee to administer the Amended Plan and may itself act to administer the Amended Plan. The Board must perform the functions of the Committee for purposes of granting awards to non-employee directors. (References to the “Committee” below mean the committee or the full Board exercising authority with respect to a given award.) Subject to the terms and conditions of the Amended Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Amended Plan, and make all other determinations which may be necessary or advisable for the administration of the Amended Plan. Nothing in the Amended Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers. The Amended Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Amended Plan.
Stock Options. The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The exercise price of an option is determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below). The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events, generally are fixed by the Committee, subject to a restriction that no ISO may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares or other property (possibly including notes or obligations to make payment on a deferred basis, or through broker- assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Under the terms of the Amended Plan, stock options, once granted, may not be re-priced; however, they remain subject to all of the other terms and conditions of the Amended Plan.
Restricted and Deferred Stock. The Committee is authorized to make awards of restricted stock and deferred stock. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Committee. An award of restricted stock entitles the participant to all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Deferred stock gives
84

ITEM 4—APPROVAL OF AN AMENDMENT OF THE 2015 STOCK AWARD AND INCENTIVE PLAN

participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the award in the event of termination of employment under certain circumstances prior to the end of a specified restricted period (which need not be the same as the deferral period). Prior to settlement, deferred stock awards carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may be paid or credited with respect to such deferred stock.
Other Stock-Based Awards, Bonus Shares, and Awards in lieu of Cash Obligations. The Amended Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.
Performance-Based Awards. The Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted or becoming exercisable or settleable under the Amended Plan, or as a condition to accelerating the timing of such events.
Other Terms of Awards. Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. Any dividends or dividend equivalents paid or credited with respect to an award with a vesting period will be subject to the same vesting conditions as the underlying award and will not be paid to the participant before the satisfaction of such vesting period. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the Amended Plan. The Committee may condition awards on the payment of taxes such as by withholding a portion of the shares or other property to be distributed (or receiving previously acquired shares or other property surrendered by the participant) in order to satisfy tax obligations. Awards granted under the Amended Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may permit transfers in individual cases, including for estate planning purposes. Awards under the Amended Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the Amended Plan, awards under other plans, or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property. The Committee also may grant awards in addition to and in tandem with other awards or rights. In granting a new award, the Committee may determine that the in-the-money value of any surrendered award may be applied to reduce the exercise price of any option or purchase price of any other award.
Vesting, Forfeitures, and Acceleration Thereof. The Committee may, in its discretion, determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award. However, all stock awards will have a minimum one-year vesting schedule, except that awards can vest before one year in the event of death, disability, retirement, or change in control (as discussed below), and up to 5% of the total shares available under the Amended Plan can be granted with a vesting period of less than one year. In addition, the Amended Plan provides that, in the event of a change in control of the Company, and following termination of a participant’s employment by his or her employer, or the participant’s termination of employment as a result of a material diminution of his or her duties, such participant’s outstanding awards will immediately vest and be fully exercisable, any restrictions, deferral of settlement and forfeiture conditions of such awards will lapse, and goals relating to performance-based awards will be deemed met or exceeded to the extent specified in the performance-award documents. A “change in control” means generally (i) any person or group becoming a beneficial owner of 30% or more of the voting power of the voting securities of the Company, (ii) a change in the Board of Director’s membership such that the current members, or those elected or nominated by vote of two-thirds of the current members and successors elected or nominated by them, cease to represent a majority of the Board of Directors in any period of less than two years, (iii) certain mergers or consolidations substantially reducing the percentage of voting power held by shareholders prior to such transactions, or (iv) shareholder approval of a sale or liquidation of all or substantially all of the assets of the Company. The Amended Plan also requires forfeiture or repayment of certain Awards in the event that during the one-year period following termination of employment the participant violates a covenant not to compete, solicits employees or customers or discloses confidential information. In addition, Awards under the Amended Plan are subject to the Company’s Policy for Recoupment of Incentive Compensation.
[85]

ITEM 4—APPROVAL OF AN AMENDMENT OF THE 2015 STOCK AWARD AND INCENTIVE PLAN

Amendment and Termination of the Amended Plan. The Board of Directors may amend, alter, suspend, discontinue, or terminate the Amended Plan or the Committee’s authority to grant awards thereunder without shareholder approval unless shareholder approval is required by law, regulation, or stock exchange rule. The Board of Directors may, in its discretion, submit other amendments to shareholders for approval. Under these provisions, shareholder approval will not necessarily be required for amendments which might increase the cost of the Amended Plan or broaden eligibility. Unless earlier terminated, the Amended Plan will terminate at such time that no shares reserved under the Amended Plan remain available for issuance thereunder and the Company has no further rights or obligations with respect to any outstanding award. Because future awards under the Amended Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual, long-term, and stock-based compensation under other plans is presented in the heading “Compensation of Executive Officers and Directors” above, and in the notes to our financial statements for the year ended December 31, 2023 in the Annual Report which accompanies this proxy statement.
Federal Income Tax Implications of the Amended Plan
The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the Amended Plan. The grant of an option (including a stock-based award in the nature of a purchase right) will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO (except that the alternative minimum tax may apply). Upon exercising an option which is not an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise.
Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price.
Otherwise, a participant’s disposition of shares acquired upon the exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares (generally, the tax “basis” is the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).
The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to disposition of the shares.
With respect to other awards granted under the Amended Plan that result in a transfer to the participant of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Except as discussed below, the Company generally will be entitled to a deduction for the same amount. With respect to awards involving shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the earliest time the shares or other property become transferable or not subject to a substantial risk of forfeiture. Except as discussed below, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares (e.g., restricted stock) or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including a capital loss, for the value of the shares or property on which he or she previously paid tax.
Code Section 409A subjects nonqualified deferred compensation to certain requirements and limitations. The awards under the Amended Plan are generally not intended to be subject to Code Section 409A. To the extent an award under the Plan is subject to Section 409A, the award will be structured and interpreted in a manner that complies with Code Section 409A.
Code Section 162(m) limits the annual federal income tax deduction with respect to compensation paid to certain of the Company’s executive officers to $1,000,000, including compensation paid under this Amended Plan. Although the Compensation Committee considers tax deductibility in making compensation decisions, the Compensation Committee does
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ITEM 4—APPROVAL OF AN AMENDMENT OF THE 2015 STOCK AWARD AND INCENTIVE PLAN

not believe that compensation decisions should be determined solely by how much compensation is deductible for federal income tax purposes. As a result, the Compensation Committee has authorized, and retains the discretion to authorize, payments that may not be deductible if it believes that they are in the best interests of the Company and its shareholders.
The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the Amended Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Amended Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the Amended Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible ‘golden parachute’ excise taxes) or taxes imposed under state, local, or foreign tax laws.
* * *
By Order of the Board of Directors,

Timothy J. Jordan
Vice President, General Counsel,
Secretary and Chief Compliance Officer
[87]

APPENDIX A

APPENDIX A
Additional Information Regarding Non-GAAP Financial Measures (unaudited)
The information set forth in the Proxy Summary and the Compensation Discussion and Analysis present financial measures of the Company that exclude certain special items and are therefore not in accordance with GAAP. The following is a presentation of the Company’s non-GAAP net income and operating income, excluding special items, and free cash flow for the years ended December 31, 2023, 2022, 2021, and 2020 and a reconciliation to GAAP net income and operating income and cash flow from operations, respectively, for such periods. The Company’s management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company feels inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors’ understanding of historic operating trends.
(millions of dollars, except per share data)	Year Ended
	Dec. 31, 2023	Dec. 31, 2022	Dec. 31, 2021	Dec. 31, 2020
Net income attributable to MTI	$84.1	$122.2	$164.4	$112.4
Special items:
Acquisition-related expenses	0.3	5.1	4.0	3.1
Restructuring and other items, net	6.9	—	1.1	7.6
Impairment of assets	71.7	—	—	—
Litigation expenses	29.2	32.6	—	10.4
Cybersecurity incident costs	—	—	—	4.0
Debt extinguishment expenses	—	6.9	—	—
Non-cash pension settlement charge	—	3.5	1.8	6.4
Related tax effects on special items	(22.3)	(10.2)	(1.6)	(7.4)
Net income attributable to MTI, excluding special items	$169.9	$160.1	$169.7	$136.5
Diluted earnings per share, excluding special items	$5.21	$4.88	$5.02	$3.99
Segment Operating Income Data
Consumer & Specialties Segment	$41.6	$79.0	$119.5	$116.4
Engineered Solutions Segment	147.8	147.1	127.7	95.7
Unallocated Corporate Expenses	(17.3)	(6.2)	(7.5)	(21.1)
Acquisition-related expenses	(0.3)	(5.1)	(4.0)	(3.1)
Consolidated	$171.8	$214.8	$235.7	$187.9
Special Items
Consumer & Specialties Segment	$99.4	$34.7	$2.3	$7.6
Engineered Solutions Segment	3.2	—	—	—
Unallocated Corporate Expenses	5.2	—	—	14.4
Acquisition-related expenses	0.3	3.0	2.7	3.1
Consolidated	$108.1	$37.7	$5.0	$25.1
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(millions of dollars, except per share data)	Year Ended
	Dec. 31, 2023	Dec. 31, 2022	Dec. 31, 2021	Dec. 31, 2020
Segment Operating Income, Excluding Special Items
Consumer & Specialties Segment	$141.0	$113.7	$121.8	$ 124.0
Engineered Solutions Segment	151.0	147.1	127.7	95.7
Unallocated Corporate Expenses	(12.1)	(8.3)	(8.8)	(6.7)
Consolidated	$279.9	$252.5	$240.7	$213.0
% of Sales	12.9%	11.9%	13.0%	13.4%
Cash flow from Operations	$233.6	$105.9	$232.4	$240.6
Capital Expenditures	93.5	82.3	86.0	66.8
Free Cash Flow	$140.1	$23.6	$146.4	$173.8
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APPENDIX B
Amended and Restated 2015 Stock Award and Incentive Plan
2015 STOCK AWARD AND INCENTIVE PLAN OF
MINERALS TECHNOLOGIES INC.
(as amended and restated March 15, 2024)
1. Purpose. The purpose of this amended and restated 2015 Stock Award and Incentive Plan (the “Plan”) is to aid Minerals Technologies Inc., a Delaware corporation (the “Company”), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other persons who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants. The amended and restated Plan applies to all Awards made on or after the Effective Date. Awards granted under the Plan before the Effective Date shall be subject to the terms and conditions of the Plan as in effect before the Effective Date.
2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:
(a) “Award” means any Option, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any related right or interest, granted to a Participant under the Plan.
(b) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.
(c) “Board” means the Company’s Board of Directors.
(d) “Change in Control” and related terms have the meanings specified in Section 9.
(e) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.
(f) “Committee” means the Compensation Committee of the Board; provided, however, that, directors appointed or serving as members of the Committee shall not be employees of the Company or any subsidiary or affiliate. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee. The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.
(g) “Deferred Stock” means a right, granted to a Participant under Section 6(d), to receive Stock or Other Stock-Based Awards or a combination thereof at the end of a specified deferral period.
(h) “Dividend Equivalent” means a right, granted to a Participant under Section 6(f), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.
(i) “Effective Date” means the effective date specified in Section 11(o).
(j) “Eligible Person” has the meaning specified in Section 5.
(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.
(l) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair
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Market Value of Stock shall be the average of the high and low sales prices per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the day on which the Award of such Stock is made or, if there is no sale on that day, then on the next day on which a sale is reported.
(m) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.
(n) “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or Other Stock-Based Awards at a specified price during specified time periods.
(o) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(g).
(p) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
(q) “Performance Award” means a conditional right, granted to a Participant under Sections 6(h) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.
(r) “Prior Plan” means the 2015 Stock and Incentive Plan of Minerals Technologies Inc., as in effect before this amendment and restatement of the Plan.
(s) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3).
(t) “Restricted Stock” means Stock granted to a Participant under Section 6(c) which is subject to certain restrictions and to a risk of forfeiture.
(u) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
(v) “SAR” means a stock appreciation right granted to a Participant under Section 6(g) to receive cash equal to the appreciation in a specified number of shares of Stock over a specified period.
(w) “Stock” means the Company’s Common Stock, par value $0.10 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).
3. Administration.
(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or the deferral period relating to Awards shall lapse or terminate; the acceleration of any such dates, the expiration date of any Award; whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property; and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b), and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).
(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s),
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shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to those officers who from time to time comprise the Management Committee of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. In addition, no such delegation will authorize such officers to grant options on more than 20,000 shares in the aggregate in any calendar year, authorize the grant of options on more than 1,500 shares to any employee in any calendar year, or authorize the grant of options to any person who is an officer or director of the Company. Any options granted by such officers pursuant to any such delegation shall be promptly reported to the Committee.
(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4. Stock Subject to Plan.
(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan after shareholder approval of this Plan shall be the sum of (i) 889,000 shares, representing shares newly reserved and available; (ii) the number of shares remaining reserved and available under the Prior Plan, which totaled approximately 522,077 as of March 15, 2024; and (iii) the number of shares subject to awards under the Prior Plan which become available in accordance with Section 4(b) after shareholder approval of this Plan. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.
(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares subject to an Award or an award under the Prior Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards, and shares withheld in payment of the exercise price or taxes relating to an Award or Prior Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Prior Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.
5. Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an employee of the Company or any subsidiary or affiliate, including any executive officer, a non-employee director of the Company, a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee.
6. Specific Terms of Awards.
(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e)),
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such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.
(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Sections 6(e) and 8(a).
(ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any ISO exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(j)), including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including notes and other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option “profit,” at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).
(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date. The maximum number of shares of Stock that may be granted with respect to ISOs is equal to the total number of shares of Stock reserved and available for delivery as of the Effective Date.
(iv) Non-Employee Director Option Grants. At any time that the Compensation Committee grants across-the-board options to employees, Non-Employee Directors shall also be granted options, using the same ratio of number of options granted to amount of compensation as is used in determining options granted to employees in the across-the-board option grant. For this purpose, the Non-Employee Director’s compensation in the prior year shall be used, with any units included in such compensation valued as of the date of their award.
(c) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
(i) Grant and Restrictions. In addition to any restrictions imposed by law, Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).
(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.
(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant,
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the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (B) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
(d) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:
(i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock rights may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(j)), as determined by the Committee at the date of grant or thereafter.
(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.
(iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.
(e) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.
(f) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.
(g) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, SARs, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities
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of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(g).
(h) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.
7. Performance Awards.
The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, a number of shares of Stock, or a specified number of other Awards (or a combination of the foregoing) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.
8. Certain Provisions Applicable to Awards.
(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Section 11(j), the Committee may determine that, in granting a new Award, the in-the-money value of any surrendered Award or award may be applied to reduce the exercise price of any Option, or purchase price of any other Award.
(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii).
(c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 11(j)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 11(j)). Installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.
(d) Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall use reasonable efforts to implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 11(j)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.
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(e) Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate, if any, to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.
(f) Limitation on Vesting of Awards. Any Award based on Stock, including without limitation an Option, Restricted Stock, Deferred Stock, or Other Stock-Based Award, will vest over a minimum period of one year, such that no part of the Award will vest before the end of the minimum one-year vesting period, except (i) Awards may vest before the minimum one-year vesting period in the event of a Participant’s death, disability, or retirement, or in the event of a Change in Control and (ii) the minimum one-year vesting period shall not apply to any Awards granted up to a maximum of five percent of the shares of Stock available for issuance under the Plan.
(g) Dividends and Dividend Equivalents. Any dividends or Dividend Equivalents paid or credited with respect to an Award with a vesting period shall be subject to the same vesting conditions as the underlying Award and shall not be paid to the Participant before the satisfaction of such vesting period.
9. Change in Control.
(a) Effect of “Change in Control” on Non-Performance Based Awards. In the event that a Change in Control occurs and a Participant’s employment is terminated by the Company, or a Participant terminates his or her employment as a result of a material diminution in duties, the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(b), unless otherwise provided by the Committee in the Award document:
(i) All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Participant’s termination of employment without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond the Participant’s termination of employment following the Change in Control and subject to applicable restrictions set forth in Section 11(a);
(ii) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Participant’s termination of employment and shall remain exercisable and vested for the balance of the stated term of such Award without regard to such termination of employment or service by the Participant other than a termination for “cause” (as defined in any employment or severance agreement between the Company or a subsidiary or affiliate and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Participant’s termination of employment following the Change in Control), subject only to applicable restrictions set forth in Section 11(a); and
(iii) The Committee may, in its discretion, determine to extend to such a Participant who terminates employment within the 60-day period immediately following the Change in Control and who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to such a Participant who terminates employment within the 60-day period immediately following the Change in Control and who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.
(b) Effect of “Change in Control” on Performance-Based Awards. In the event that a Change in Control occurs and a Participant’s employment is terminated by the Company, or a Participant terminates his or her employment as a result of a material diminution in duties, with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.
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(c) Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred if, after the Effective Date:
(i) Any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires voting securities of the Company and immediately thereafter is a “30% Beneficial Owner.” For purposes of this provision, a “30% Beneficial Owner” shall mean a person who is the “beneficial owner” (as defined in Rule 13d- 3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then-outstanding voting securities; provided that the term “30% Beneficial Owner” shall not include any person who, at all times following such an acquisition of securities, remains eligible to file a Schedule 13G pursuant to Rule 13d-1(b) under the Exchange Act, or remains exempt from filing a Schedule 13D under Section 13(d)(6)(b) of the Exchange Act, with respect to all classes of Company voting securities;
(ii) During any period of two consecutive years commencing on or after the Effective Date, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person (as defined above) who has entered into an agreement with the Company to effect a transaction described in subsections (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the “Continuing Directors”) cease for any reason to constitute at least a majority thereof;
(iii) The Company has consummated a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, other than any such transaction which would result in at least 60% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned at least 80% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 60% threshold (or to substantially preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company, such surviving entity or a subsidiary thereof; and provided further, that, if the corporate transaction referred to in this Section 9(c)(iii) is subject, at the time of such consummation, to the consent of any government or governmental agency or approval of the shareholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied; or
(iv) The shareholders of the Company have approved a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect); provided that, if consummation of the transaction referred to in this Section 9(c)(iv) is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency or approval of the shareholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied.
(d) Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.
10. Additional Award Forfeiture Provisions.
(a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result:
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(i) The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and
(ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term “Award Gain” shall mean (i), in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii), in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.
(b) Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant’s employment by the Company or a subsidiary or affiliate or during the one-year period following termination of such employment:
(i) The Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, or other company with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;
(ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company’s current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or
(iii) The Participant fails to cooperate with the Company or any subsidiary or affiliate by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.
(c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any
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activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 10(a) and 10(b).
(d) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.
11. General Provisions.
(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control. Awards under this Plan shall be subject to the Company’s Policy for Recoupment of Incentive Compensation.
(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
(c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iii) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(j)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial
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APPENDIX B

statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.
(d) Tax Provisions.
(i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee.
(ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.
(iii) Requirement of Notification. Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.
(iv) Compliance with Section 409A. Any Award under this Plan is intended to either be exempt from Code Section 409A or comply with the requirements of Section 409A. If an Award is subject to Section 409A, it shall be interpreted and operated in a manner that complies with Section 409A, notwithstanding any provision of the Plan or such Award to the contrary. Any deferral election under Section 6(d)(iii), Section 9(a)(i), or any other provision of the Plan shall be made in a manner that complies with Section 409A. With respect to an Option or similar Other Stock-Based Award, the “Change in Control Price” under Section 9(d) shall not exceed the maximum amount permitted under Section 409A with respect to an option or stock appreciation right exempt from Section 409A.
(e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted or if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan or materially increase the benefits to Participants under the Plan, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.
(f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to
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APPENDIX B

the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).
(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, and such other arrangements may be either applicable generally or only in specific cases.
(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(j) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Sections 8(c), 8(d), 11(c) and 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under applicable accounting standards shall not become subject to “variable” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “variable” accounting. In addition, other provisions of the Plan notwithstanding, (i) if any right under this Plan would cause a transaction to be ineligible for pooling-of-interests accounting that would, but for the right hereunder, be eligible for such accounting treatment, such right shall be automatically adjusted so that pooling-of-interests accounting shall be available, including by substituting Stock or cash having a Fair Market Value equal to any cash or Stock otherwise payable in respect of any right to cash which would cause the transaction to be ineligible for pooling-of-interests accounting, and (ii) if the authority of the Continuing Directors to determine that an event shall not constitute a Change in Control or other authority under Section 9(c) would cause a transaction to be ineligible for pooling-of-interests accounting that would, but for such authority, be eligible for such accounting treatment, such authority shall be limited to the extent necessary so that such transaction would be eligible for pooling-of-interests accounting.
(k) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.
(l) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(l) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.
(m) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants
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and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.
(n) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.
(o) Plan Effective Date and Termination. The amended and restated Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.
102

MINERALS TECHNOLOGIES INC.
622 THIRD AVENUE
NEW YORK, NY 10017

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of three Directors

Nominees	**For**	**Against**	**Abstain**
1a. John J. Carmola	☐	☐	☐
1b. Robert L. Clark, Jr.	☐	☐	☐
1c. Marc E. Robinson	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000637154_1 R1.0.0.6

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot.

Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares should be voted. Then sign the card, detach and return your proxy vote in the enclosed postage envelope. You may also vote your shares be telephone or via the Internet. If you choose to vote by telephone or via the Internet, you do not need to return the attached card.

If you are a participant in the Minerals Technologies Inc. Savings and Investment Plan, you may direct the trustee of the Plan how to vote the shares allocated to your account under the Plan by casting your vote by May 12, 2024. If you do not direct the trustee, the trustee will vote any undirected shares in the same proportion as those for which it has received instructions. As a participant in the Plan, your vote remains confidential.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Mineral Technologies, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

MINERALS TECHNOLOGIES INC.
Annual Meeting of Shareholders
May 15, 2024, 9:00 a.m. ET
virtually at www.virtualshareholdermeeting.com/MTX2024
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Douglas T. Dietrich, Timothy J. Jordan and Alexander K. Sudnik, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Minerals Technologies Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Minerals Technologies Inc. to be held May 15, 2024 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

0000637154_2 R1.0.0.6

Continued and to be signed on reverse side